     As filed with the Securities and Exchange Commission on April 1, 2015
                                                              FILE NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          (Exact Name of Registrant)

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                      NEW YORK                    36-2608394
           (State or Other Jurisdiction of     (I.R.S Employer
           Incorporation or Organization)   Identification Number)

                                      6300
            (Primary Standard Industrial Classification Code Number)

                        878 VETERAN'S MEMORIAL HIGHWAY
                                   SUITE 400
                           HAUPPAUGE, NEW YORK 11788
                                (631) 357-8920
           (Address and Phone Number of Principal Executive Office)

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                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                                  13TH FLOOR
                              NEW YORK, NY 10011
                                (212) 894-8800
      (Name, Complete Address and Telephone Number of Agent for Service)

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                                  COPIES TO:

                            ALLEN R. REED, ESQUIRE
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          2775 SANDERS ROAD SUITE A2E
                             NORTHBROOK, IL 60062

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Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                Accelerated filer          [_]

Non-accelerated filer    [X] (Do not check if a smaller reporting company)  Smaller reporting company  [_]

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                        CALCULATION OF REGISTRATION FEE

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                                                                       Proposed        Proposed
                                                          Amount        maximum         maximum
              Title of securities being                    to be     offering price    aggregate        Amount of
                      registered                        registered   per unit/(1)/   offering price  registration fee
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Deferred annuity interests and participating interests
  therein.............................................. $15,000,000      $1.00        $15,000,000          $0
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(1)The Contract does not provide for a predetermined amount or number of units.

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This filing is being made under the Securities Act of 1933 to register
$15,000,000 of deferred annuity interests and participating interests therein.
The interests being registered herein are being carried over, as unsold securities, from an existing Form S-1 registration statement of the same issuer
(#333-180370) filed on March 27, 2012. Because a filing fee of $1,719 previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415(a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Allstate Life Insurance Company of New York, is a wholly owned subsidiary of
Allstate Life Insurance Company. ADLLC is a registered broker dealer under the
Securities and Exchange Act of 1934, as amended, and is a member of the
Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer
Agreements." The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

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ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Supplement Dated May 1, 2015

To the following Prospectuses, as supplemented

ALLSTATE PROVIDER PROSPECTUS DATED MAY 1, 2002

SELECTDIRECTIONS PROSPECTUS DATED APRIL 30, 2005

AIM LIFETIME PLUS PROSPECTUS DATED APRIL 30, 2005

AIM LIFETIME PLUS II PROSPECTUS DATED APRIL 30, 2005

CUSTOM PORTFOLIO PROSPECTUS DATED APRIL 30, 2005

The following information supplements the prospectus for your variable annuity contract issued by Allstate Life Insurance Company of New York.

Item 3(c).	Risk Factors

Forward-Looking Statements

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Risk Factors below and elsewhere in this document and those described from time to time in our other documents filed with the Securities and Exchange Commission (“SEC”).

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in underwriting and actual experience could materially affect profitability and financial condition

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, the adequacy of investment spreads, the management of market and credit risks associated with investments, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability and financial condition.

Changes in reserve estimates may adversely affect our operating results

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves and amortization of deferred policy acquisition costs (“DAC”) may be required that could have a material effect on our operating results.

Changes in market interest rates may lead to a significant decrease in the profitability of spread-based products

Our ability to manage our in-force spread-based products, such as fixed annuities, is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Increases in market interest rates can have negative effects, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss.

Changes in estimates of profitability on interest-sensitive life products may adversely affect our profitability and financial condition through the amortization of DAC

DAC related to interest-sensitive life contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “DAC unlocking”) could result in accelerated amortization of DAC and thereby adversely affect our profitability and financial condition.

Reducing our concentration in spread-based business and exiting certain distribution channels may adversely affect reported results

We have been reducing our concentration in spread-based business and discontinued offering fixed annuities effective January 1, 2014. We also exited the structured settlement annuity brokers distribution channel in 2013. The reduction in sales of these products has and may continue to reduce investment portfolio levels. It may also complicate settlement of contract benefits including forced sales of assets with unrealized capital losses, and affect insurance reserves deficiency testing. We plan to outsource the administration of our annuity business to a third party administration company in 2015. If our efforts are unsuccessful, our cost structure may be less competitive.

Changes in tax laws may decrease sales and profitability of products and adversely affect our financial condition

Under current federal and state income tax law, certain products we offer, primarily life insurance, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on our profitability and financial condition or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

We may not be able to mitigate the capital impact associated with statutory reserving requirements, potentially resulting in a need to increase prices, reduce sales of term life products, and/or a return on equity below original levels assumed in pricing

To support statutory reserves for certain term life insurance products, we currently utilize reinsurance for mitigating a portion of our statutory reserve requirements. As we continue to underwrite term life business, we may have additional reinsurance or financing needs to mitigate the impact of these reserve requirements. If we do not obtain additional reinsurance or financing as a result of market conditions or otherwise, this could require us to increase prices, reduce our sales of term life products, and/or result in a return on equity below original levels assumed in pricing.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

Although we continually reevaluate our investment management strategies, we remain subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. We are also subject to market risk related to investments in loans and securities collateralized by real estate. Some of our investment strategies target individual investments with unique risks that are not highly correlated with broad market risks. Although we expect these investments to increase total portfolio returns over time, their performance may vary from and under-perform relative to the market in some periods.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities and loans above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. Although we have the ability to use derivative financial instruments to manage these risks, the effectiveness of such instruments varies with liquidity and other conditions that may impact derivative and bond markets. Adverse economic conditions or other factors could cause declines in the quality and valuation of our investment portfolio that could result in realized and unrealized losses. The concentration of our investment portfolio in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. A decline could also lead us to purchase longer-term or riskier assets in order to obtain adequate investment yields resulting in a duration gap when compared to the duration of liabilities. Alternatively, longer-term assets may be sold and reinvested in shorter-term assets in anticipation of rising interest rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows and price recovery which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

The determination of the fair value of our fixed income and equity securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain DAC, certain deferred sales inducement costs, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Our future growth and profitability are dependent in part on our ability to successfully operate in an insurance industry that is highly competitive

The insurance industry is highly competitive. Many of our primary insurance competitors have well-established national reputations and market similar products.

Because of the competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressures will not have a material effect on our business, operating results or financial condition. This includes competition for producers such as exclusive agents and their licensed sales professionals. In the event we are unable to attract and retain these producers or they are unable to attract customers for our products, growth could be materially affected. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets.

Our ability to successfully operate may also be impaired if we are not effective in developing the talent and skills of our human resources, attracting and assimilating new executive talent into our organization, or deploying human resource talent consistently with our business goals.

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity.

In the years since the financial crisis, the central banks of most developed countries have pursued fairly similar, and highly accommodative, monetary policies. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain. Additionally, monetary policies among major central banks have begun to diverge. The United States Federal Reserve and the Bank of England continue to evaluate the timing and pace of normalizing their respective policies. In contrast, the European Central Bank has recently launched a quantitative easing program and several central banks have lowered their benchmark interest rates to stimulate economic activity. The diverging policies are likely to result in higher volatility and less certainty in capital markets.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results, cash flows and financial condition

As is typical for a large company, from time to time we are involved in various legal actions, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows for a particular annual period and to our financial condition.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs and limit our growth

As an insurance company, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses, increased legal exposure, and additional limits on our ability to grow or to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general and federal agencies including the SEC, the Financial Industry Regulatory Authority and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow or to improve the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow or to achieve profitability.

Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business

Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our risk exposure, reduce our insurance writings, or develop or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results and financial condition

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results and financial condition.

A downgrade in our financial strength ratings may have an adverse effect on our competitive position, the marketability of our product offerings, our liquidity, operating results and financial condition

Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company’s business. On an ongoing basis, rating agencies review our financial performance and condition and could downgrade or change the outlook on our ratings due to, for example, a change in our statutory capital; a change in a rating agency’s determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of our investment portfolio; a reduced confidence in management or our business strategy; as well as a number of other considerations that may or may not be under our control. Our insurance financial strength ratings from A.M. Best, Standard & Poor’s and Moody’s are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material effect on our sales, our competitiveness, the marketability of our product offerings, our liquidity, operating results and financial condition.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impairment of our ability to conduct business effectively

We depend heavily upon computer systems and mathematical algorithms and data to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events such as these could jeopardize the confidential, proprietary and other information (including personal information of our customers or employees) processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss. These risks may increase in the future as we continue to expand our internet and mobile strategies and develop additional remote connectivity solutions to serve our customers.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyber-attack, computer virus, insider threat, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

Third parties to whom we outsource certain of our functions are also subject to the risks outlined above. Any of these may result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, financial condition, results of operations and liquidity.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from declines in the equity markets and from interest rate changes in the United States, Europe and elsewhere, and result in loss of life, property damage, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The realization of deferred tax assets is subject to uncertainty

The realization of our deferred tax assets, net of valuation allowance, if any, is based on our assumption that we will be able to fully utilize the deductions that are ultimately recognized for tax purposes. However, actual results may differ from our assumptions if adequate levels of taxable income are not attained.

Loss of key vendor relationships or failure of a vendor to protect our data or personal information of our customers or employees could affect our operations

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software and vendors of investment management services. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect our data or personal information of our customers or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of operations.

Item 11(a).	Description of Business

Allstate Life Insurance Company of New York (“Allstate Life of New York” or “ALNY”) was incorporated in 1967 as a stock life insurance company under the laws of the State of New York. In 1984, Allstate Life of New York was purchased by Allstate Life Insurance Company (“ALIC”). Allstate Life of New York is a wholly owned subsidiary of ALIC, a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company (“AIC”), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding stock of AIC is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the “Corporation”), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the “You’re In Good Hands With Allstate®” slogan, Allstate’s strategy is to reinvent protection and retirement to help consumers protect what they have today and better prepare for tomorrow. Allstate is the 2nd largest personal property and casualty insurer in the United States on the basis of 2013 statutory direct premiums earned according to A.M. Best. In addition, according to A.M. Best, it is the nation’s 16th largest issuer of life insurance business on the basis of 2013 ordinary life insurance in force and 29th largest on the basis of 2013 statutory admitted assets.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

We sell traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance products to customers in the state of New York. We sell products through Allstate exclusive agencies and exclusive financial specialists, and workplace enrolling independent agents. We previously offered and continue to have in force fixed annuities such as deferred and immediate annuities.

We compete on a wide variety of factors, including product offerings, brand recognition, financial strength and ratings, price, distribution and the level of customer service. The market for life insurance continues to be highly fragmented and competitive. As of December 31, 2013, there were approximately 400 groups of life insurance companies in the United States, most of which offered one or more similar products.

Allstate Life of New York is subject to extensive regulation, primarily, but not exclusively, from the New York Department of Financial Services. The method, extent, and substance of such regulation generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to the New York Department of Financial Services. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 13 of the financial statements. For a discussion of regulatory contingencies, see Note 11 of the financial statements. Notes 11 and 13 are incorporated in this, Item 11(a) by reference.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Some regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Allstate Life of New York’s operations. Dodd-Frank also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system. FIO submitted reports to Congress in 2013 and 2014 addressing how to improve and modernize the system of insurance regulation. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Allstate Life of New York.

Additional regulations or new requirements may emerge from activities of various regulatory entities, including the Federal Reserve Board, FIO, FSOC, the National Association of Insurance Commissioners (“NAIC”), and the International Association of Insurance Supervisors, that are evaluating solvency and capital standards for insurance company groups. In addition, the NAIC has proposed amendments to their model holding company law, which has not yet been adopted by any jurisdiction. The outcome of these actions is uncertain; however, these actions may result in an increase in the level of capital and liquidity required by insurance holding companies.

Item 11(b).	Description of Property

Allstate Life of New York occupies office space in Hauppauge, New York and Northbrook, Illinois that is owned or leased by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on both a direct and an indirect basis, depending on the nature and use. We believe that these facilities are suitable and adequate for our current operations.

Item 11(c).	Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 11 of the financial statements.

Item 11(e).	Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Allstate Life Insurance Company of New York

Hauppauge, New York

We have audited the accompanying Statements of Financial Position of Allstate Life Insurance Company of New York (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2014 and 2013, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2014. Our audits also included Schedule I-Summary of Investments Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Allstate Life Insurance Company of New York as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I-Summary of Investments Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 6, 2015

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

($ in thousands)	Year Ended December 31,
	2014	2013	2012
Revenues
Premiums (net of reinsurance ceded of $12,782, $15,510 and $32,920)	$59,070	$55,789	$38,037
Contract charges (net of reinsurance ceded of $10,971, $11,591 and $26,401)	73,446	73,138	55,688
Net investment income	322,825	325,117	346,195
Realized capital gains and losses:
Total other-than-temporary impairment (“OTTI”) losses	654	(12,410)	(2,195)
OTTI losses reclassified to (from) other comprehensive income	—	3,464	(3,259)

Net OTTI losses recognized in earnings	654	(8,946)	(5,454)
Sales and other realized capital gains and losses	117,640	23,857	23,197

Total realized capital gains and losses	118,294	14,911	17,743

	573,635	468,955	457,663

Costs and expenses
Contract benefits (net of reinsurance ceded of $14,898, $10,728 and $16,258)	213,279	203,717	180,914
Interest credited to contractholder funds (net of reinsurance ceded of $5,158, $5,468 and $6,032)	118,604	129,911	144,340
Amortization of deferred policy acquisition costs	13,213	29,783	13,145
Operating costs and expenses	33,588	42,788	41,564

	378,684	406,199	379,963

Income from operations before income tax expense	194,951	62,756	77,700
Income tax expense	68,989	22,461	27,546

Net income	125,962	40,295	50,154

Other comprehensive income (loss), after-tax
Change in unrealized net capital gains and losses	18,293	(91,316)	48,626
Change in unrealized foreign currency translation adjustments	(934)	853	(417)

Other comprehensive income (loss), after-tax	17,359	(90,463)	48,209

Comprehensive income (loss)	$143,321	$(50,168)	$98,363

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF FINANCIAL POSITION

($ in thousands, except par value data)	December 31,
	2014	2013
Assets
Investments
Fixed income securities, at fair value (amortized cost $4,959,541 and $5,225,701)	$5,491,047	$5,602,738
Mortgage loans	493,792	514,489
Equity securities, at fair value (cost $205,549 and $163,649)	206,122	202,622
Limited partnership interests	212,947	116,480
Short-term, at fair value (amortized cost $138,371 and $98,553)	138,372	98,553
Policy loans	39,993	40,511
Other	600	1,076

Total investments	6,582,873	6,576,469

Cash	30,004	2,270
Deferred policy acquisition costs	135,282	129,836
Reinsurance recoverable	254,264	259,733
Accrued investment income	56,120	60,515
Receivable from affiliates, net	1,986	—
Reinsurance receivable from parent	—	285
Other assets	107,393	54,523
Separate Accounts	383,263	435,446

Total assets	$7,551,185	$7,519,077

Liabilities
Contractholder funds	$3,402,594	$3,670,557
Reserve for life-contingent contract benefits	2,280,356	2,151,316
Current income taxes payable	17,976	390
Deferred income taxes	212,949	173,341
Other liabilities and accrued expenses	127,663	99,234
Payable to affiliates, net	—	6,013
Reinsurance payable to parent	283	—
Separate Accounts	383,263	435,446

Total liabilities	6,425,084	6,536,297

Commitments and Contingent Liabilities (Note 11)
Shareholder’s equity
Common stock, $25 par value, 100 thousand shares authorized, issued and outstanding	2,500	2,500
Additional capital paid-in	140,529	140,529
Retained income	813,456	687,494
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital gains and losses on fixed income securities with OTTI	386	168
Other unrealized net capital gains and losses	345,466	270,238
Unrealized adjustment to DAC, DSI and insurance reserves	(175,568)	(118,415)

Total unrealized net capital gains and losses	170,284	151,991
Unrealized foreign currency translation adjustments	(668)	266

Total accumulated other comprehensive income	169,616	152,257

Total shareholder’s equity	1,126,101	982,780

Total liabilities and shareholder’s equity	$7,551,185	$7,519,077

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF SHAREHOLDER’S EQUITY

($ in thousands)	Year Ended December 31,
	2014	2013	2012
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	140,529	140,529	140,529

Retained income
Balance, beginning of year	687,494	647,199	597,045
Net income	125,962	40,295	50,154

Balance, end of year	813,456	687,494	647,199

Accumulated other comprehensive income
Balance, beginning of year	152,257	242,720	194,511
Change in unrealized net capital gains and losses	18,293	(91,316)	48,626
Change in unrealized foreign currency translation adjustments	(934)	853	(417)

Balance, end of year	169,616	152,257	242,720

Total shareholder’s equity	$1,126,101	$982,780	$1,032,948

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF CASH FLOWS

($ in thousands)	Year Ended December 31,
	2014	2013	2012
Cash flows from operating activities
Net income	$125,962	$40,295	$50,154
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	(47,044)	(42,741)	(38,127)
Realized capital gains and losses	(118,294)	(14,911)	(17,743)
Interest credited to contractholder funds	118,604	129,911	144,340
Changes in:
Policy benefits and other insurance reserves	(4,383)	(26,252)	(29,081)
Deferred policy acquisition costs	(4,028)	10,230	(6,278)
Income taxes	47,846	10,673	33,391
Other operating assets and liabilities	(28,380)	(16,790)	(2,664)

Net cash provided by operating activities	90,283	90,415	133,992

Cash flows from investing activities
Proceeds from sales
Fixed income securities	204,412	279,029	641,599
Equity securities	233,363	86,400	—
Limited partnership interests	24,574	23,009	6,131
Investment collections
Fixed income securities	346,951	374,968	451,878
Mortgage loans	78,480	90,226	83,394
Investment purchases
Fixed income securities	(237,781)	(427,674)	(775,407)
Equity securities	(212,508)	(88,307)	(49,931)
Limited partnership interests	(106,731)	(38,794)	(33,970)
Mortgage loans	(64,754)	(35,475)	(87,011)
Change in short-term investments, net	(961)	(33,563)	85,850
Change in policy loans and other investments, net	413	3,133	342

Net cash provided by investing activities	265,458	232,952	322,875

Cash flows from financing activities
Contractholder fund deposits	96,851	98,601	115,184
Contractholder fund withdrawals	(424,858)	(436,580)	(558,751)

Net cash used in financing activities	(328,007)	(337,979)	(443,567)

Net increase (decrease) in cash	27,734	(14,612)	13,300
Cash at beginning of year	2,270	16,882	3,582

Cash at end of year	$30,004	$2,270	$16,882

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1.	General

Basis of presentation

The accompanying financial statements include the accounts of Allstate Life Insurance Company of New York (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

To conform to the current year presentation, certain amounts in the prior year notes to financial statements have been reclassified.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Nature of operations

The Company sells traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance products to customers in the State of New York. The Company distributes its products through Allstate exclusive agencies and exclusive financial specialists, and workplace enrolling independent agents. The Company previously offered and continues to have in force fixed annuities such as deferred and immediate annuities.

The following table summarizes premiums and contract charges by product.

($ in thousands)	2014	2013	2012
Premiums
Traditional life insurance	$44,222	$38,618	$19,828
Immediate annuities with life contingencies	240	4,349	6,653
Accident and health insurance	14,608	12,822	11,556

Total premiums	59,070	55,789	38,037

Contract charges
Interest-sensitive life insurance	73,151	72,740	54,357
Fixed annuities	295	398	1,331

Total contract charges	73,446	73,138	55,688

Total premiums and contract charges	$132,516	$128,927	$93,725

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. The Company’s primary market risk exposures are to changes in interest rates, credit spreads and equity prices. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets and liabilities. This risk arises from many of the Company’s primary activities, as it invests substantial funds in interest-sensitive assets and issues interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from many of the Company’s primary activities, as the Company invests substantial funds in spread-sensitive fixed income assets. Equity price risk is the risk that the Company will incur losses due to adverse changes in the general levels of the equity markets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2.	Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”) and redeemable preferred stocks. Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes and related deferred policy acquisition costs (“DAC”), deferred sales inducement costs (“DSI”) and reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income. Cash received from calls and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs is reflected as a component of investment collections within the Statements of Cash Flows.

Mortgage loans are carried at unpaid principal balances, net of unamortized premium or discount and valuation allowances. Valuation allowances are established for impaired loans when it is probable that contractual principal and interest will not be collected.

Equity securities primarily include common stocks, exchange traded funds, non-redeemable preferred stocks and real estate investment trust equity investments. Equity securities are designated as available for sale and are carried at fair value. The difference between cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income.

Investments in limited partnership interests, including interests in private equity/debt funds, real estate funds and other funds, where the Company’s interest is so minor that it exercises virtually no influence over operating and financial policies are accounted for in accordance with the cost method of accounting; all other investments in limited partnership interests are accounted for in accordance with the equity method of accounting (“EMA”).

Short-term investments, including money market funds, commercial paper and other short-term investments, are carried at fair value. Policy loans are carried at unpaid principal balances. Other investments consist of derivatives. Derivatives are carried at fair value.

Investment income primarily consists of interest, dividends, income from certain derivative transactions and income from limited partnership interests. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for RMBS, CMBS and ABS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For RMBS, CMBS and ABS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Income from cost method limited partnership interests is recognized upon receipt of amounts distributed by the partnerships. Income from EMA limited partnership interests is recognized based on the Company’s share of the partnerships’ net income, including unrealized gains and losses, and is recognized on a delay due to the availability of the related financial statements. Income recognition on private equity/debt funds and real estate funds is generally on a three month delay and income recognition on other funds is generally on a one month delay.

Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other-than-temporary declines in fair value, adjustments to valuation allowances on mortgage loans, periodic changes in fair value and settlements of certain derivatives including hedge ineffectiveness. Realized capital gains and losses on investment sales are determined on a specific identification basis.

Derivative and embedded derivative financial instruments

Derivative financial instruments include interest rate caps, foreign currency forwards and a reinvestment related risk transfer reinsurance agreement with ALIC that meets the accounting definition of a derivative (see Note 4). Derivatives required to be separated from the host instrument and accounted for as derivative financial instruments (“subject to bifurcation”) are embedded in certain fixed income securities, equity-indexed life contracts and reinsured variable annuity contracts.

All derivatives are accounted for on a fair value basis and reported as other investments, other assets or contractholder funds. The income statement effects of derivatives, including fair value gains and losses and accrued periodic settlements, are reported in realized capital gains and losses. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis and are reported together with the host contract. The change in fair value of derivatives embedded in certain fixed income securities and subject to bifurcation is reported in realized capital gains and losses. The change in fair value of derivatives embedded in life and annuity product contracts and subject to bifurcation is reported in contract benefits or interest credited to contractholder funds. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

Securities loaned

The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in short-term investments. These transactions are short-term in nature, usually 30 days or less.

The Company receives cash collateral for securities loaned in an amount generally equal to 102% of the fair value of securities and records the related obligations to return the collateral in other liabilities and accrued expenses. The carrying value of these obligations approximates fair value because of their relatively short-term nature. The Company monitors the market value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to repossess the securities loaned on short notice.

Recognition of premium revenues and contract charges, and related benefits and interest credited

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Voluntary accident and health insurance products are expected to remain in force for an extended period. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies, including certain structured settlement annuities, provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life contracts are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index. Interest credited also includes amortization of DSI expenses. DSI is amortized into interest credited using the same method used to amortize DAC.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits. All of the Company’s variable annuity business is ceded through reinsurance agreements and the contract charges and contract benefits related thereto are reported net of reinsurance ceded.

Deferred policy acquisition and sales inducement costs

Costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts are deferred and recorded as DAC. These costs are principally agents’ and brokers’ remuneration and certain underwriting expenses. DSI costs, which are deferred and recorded as other assets, relate to sales inducements offered on sales to new customers, principally on fixed annuity and interest-sensitive life contracts. These sales inducements are primarily in the form of additional credits to the customer’s account balance or enhancements to interest credited for a specified period which are in excess of the rates currently being credited to similar contracts without sales inducements. All other acquisition costs are expensed as incurred and included in operating costs and expenses. Amortization of DAC is included in amortization of deferred policy acquisition costs and is described in more detail below. DSI is amortized into income using the same methodology and assumptions as DAC and is included in interest credited to contractholder funds.

For traditional life insurance, DAC is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Assumptions used in the amortization of DAC and reserve calculations are established at the time the policy is issued and are generally not revised during the life of the policy. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies. The Company periodically reviews the recoverability of DAC for these policies on an aggregate basis using actual experience. The Company aggregates all traditional life insurance products and immediate annuities with life contingencies in the analysis. If actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance would be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required.

For interest-sensitive life, fixed annuities and other investment contracts, DAC and DSI are amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC and DSI amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP. When DAC or DSI amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC or DSI balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC or DSI balance is determined to be recoverable based on facts and circumstances. Recapitalization of DAC and DSI is limited to the originally deferred costs plus interest.

AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits; investment income and realized capital gains and losses less interest credited; and surrender and other contract charges less maintenance expenses. The principal assumptions for determining the amount of EGP are persistency, mortality, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. For products whose supporting investments are exposed to capital losses in excess of the Company’s expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC and DSI amortization may be modified to exclude the excess capital losses.

The Company performs quarterly reviews of DAC and DSI recoverability for interest-sensitive life, fixed annuities and other investment contracts in the aggregate using current assumptions. If a change in the amount of EGP is significant, it could result in the unamortized DAC or DSI not being recoverable, resulting in a charge which is included as a component of amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

The DAC and DSI balances presented include adjustments to reflect the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized capital gains or losses in the respective product investment portfolios were actually realized. The adjustments are recorded net of tax in accumulated other comprehensive income. DAC, DSI and deferred income taxes determined on unrealized capital gains and losses and reported in accumulated other comprehensive income recognize the impact on shareholder’s equity consistently with the amounts that would be recognized in the income statement on realized capital gains and losses.

Customers of the Company may exchange one insurance policy or investment contract for another offered by the Company, or make modifications to an existing investment or life contract issued by the Company. These transactions are identified as internal replacements for accounting purposes. Internal replacement transactions determined to result in replacement contracts that are substantially unchanged from the replaced contracts are accounted for as continuations of the replaced contracts. Unamortized DAC and DSI related to the replaced contracts continue to be deferred and amortized in connection with the replacement contracts. For interest-sensitive life and investment contracts, the EGP of the replacement contracts are treated as a revision to the EGP of the replaced contracts in the determination of amortization of DAC and DSI. For traditional life insurance policies, any changes to unamortized DAC that result from replacement contracts are treated as prospective revisions. Any costs associated with the issuance of replacement contracts are characterized as maintenance costs and expensed as incurred. Internal replacement transactions determined to result in a substantial change to the replaced contracts are accounted for as an extinguishment of the replaced contracts, and any unamortized DAC and DSI related to the replaced contracts are eliminated with a corresponding charge to amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

Reinsurance

In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on large risks by purchasing reinsurance. The Company has also used reinsurance to effect the disposition of certain blocks of business. The amounts reported as reinsurance recoverables include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance liabilities and contractholder funds that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance liabilities are reported gross of reinsurance recoverables. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

The Company has a reinsurance treaty with ALIC through which it primarily cedes reinvestment related risk on its structured settlement annuities. The terms of the treaty meet the accounting definition of a derivative. Accordingly, the treaty is recorded in the Statement of Financial Position at fair value. Changes in the fair value of the treaty and premiums paid to ALIC are recognized in realized capital gains and losses.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, differences in tax bases of invested assets, DAC and insurance reserves. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. The assumptions are established at the time the policy is issued and are generally not changed during the life of the policy. The Company periodically reviews the adequacy of reserves for these policies on an aggregate basis using actual experience. If actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance would be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required. To the extent that unrealized gains on fixed income securities would result in a premium deficiency if those gains were realized, the related increase in reserves for certain immediate annuities with life contingencies is recorded net of tax as a reduction of unrealized net capital gains included in accumulated other comprehensive income.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on reinsured variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. All of the Company’s variable annuity business was reinsured beginning in 2006.

Off-balance sheet financial instruments

Commitments to invest, commitments to extend mortgage loans and financial guarantees have off-balance sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position (see Note 7 and Note 11).

3.	Supplemental Cash Flow Information

Non-cash modifications of certain mortgage loans and fixed income securities totaled $22 thousand, $5.0 million and $12.0 million in 2014, 2013 and 2012, respectively.

Liabilities for collateral received in conjunction with the Company’s securities lending program were $101.1 million, $62.6 million and $59.8 million as of December 31, 2014, 2013, and 2012, respectively, and are reported in other liabilities and accrued expenses. The accompanying cash flows are included in cash flows from operating activities in the Statements of Cash Flows along with the activities resulting from management of the proceeds, which for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Net change in proceeds managed
Net change in short-term investments	$(38,485)	$(2,838)	$1,325

Operating cash flow (used) provided	$(38,485)	$(2,838)	$1,325

Net change in liabilities
Liabilities for collateral, beginning of year	$(62,610)	$(59,772)	$(61,097)
Liabilities for collateral, end of year	(101,095)	(62,610)	(59,772)

Operating cash flow provided (used)	$38,485	$2,838	$(1,325)

4.	Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs (see Note 14), allocated to the Company were $44.1 million, $54.2 million and $51.4 million in 2014, 2013 and 2012, respectively. A portion of these expenses relate to the acquisition of business, which are deferred and amortized into income as described in Note 2.

Structured settlement annuities

The Company issued $0.9 million and $5.9 million of structured settlement annuities, a type of immediate annuity, in 2013 and 2012, respectively, at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC. Of these amounts, $89 thousand related to structured settlement annuities with life contingencies and are included in premium revenue for 2012. The Company had no amounts related to structured settlement annuities with life contingencies that were included in premium revenue for 2013. Effective March 22, 2013, the Company no longer offers structured settlement annuities.

In most cases, these annuities were issued under a “qualified assignment” whereby Allstate Assignment Corporation (“AAC”) and prior to July 1, 2001 Allstate Settlement Corporation (“ASC”), both wholly owned subsidiaries of ALIC, purchased annuities from the Company and assumed AIC’s obligation to make future payments.

AIC issued surety bonds to guarantee the payment of structured settlement benefits assumed by ASC (from both AIC and non-related parties) and funded by certain annuity contracts issued by the Company through June 30, 2001. ASC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. ALIC guaranteed the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuities that are guaranteed by ALIC or the surety bonds of AIC were $2.06 billion and $2.08 billion as of December 31, 2014 and 2013, respectively.

Broker-Dealer agreements

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $166 thousand, $246 thousand and $316 thousand in 2014, 2013 and 2012, respectively.

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $7 thousand, $14 thousand and $27 thousand in 2014, 2013 and 2012, respectively.

Reinsurance

The Company has reinsurance agreements with ALIC whereby a portion of the Company’s premiums and policy benefits are ceded to ALIC (see Note 9).

The Company has a reinsurance treaty through which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC. Under the terms of the treaty, the Company pays a premium to ALIC that varies with the aggregate structured settlement annuity statutory reserve balance. In return, ALIC guarantees that the yield on the portion of the Company’s investment portfolio that supports structured settlement annuity liabilities will not fall below contractually determined rates. The Company ceded premium related to structured settlement annuities to ALIC of $3.4 million in 2014 and $3.5 million in each of 2013 and 2012. As of December 31, 2014 and 2013, the carrying value of the structured settlement reinsurance treaty was $84.6 million and $27.8 million, respectively, which is recorded in other assets. The premiums ceded and changes in the fair value of the reinsurance treaty are reflected as a component of realized capital gains and losses as the treaty is recorded as a derivative instrument.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 12).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2014 or 2013.

Notes receivable-investment sales

In 2009, the Company entered into an asset purchase agreement with Road Bay Investments, LLC (“RBI”), a subsidiary of ALIC, which allows RBI to purchase from the Company mortgage loans or participations in mortgage loans with an aggregate fair value of up to $50 million. As consideration for the purchase of the assets, RBI issues notes to the Company. As security for the performance of RBI’s obligations under the agreement and notes, RBI granted a pledge of and security interest in RBI’s right, title and interest in the mortgage loans and their proceeds. The Company had no balance due on notes from RBI as of December 31, 2014 or 2013.

In March 2011, the Company sold to RBI mortgage loans with a fair value of $2.8 million on the date of sale and RBI issued the Company a 5.80% note due March 9, 2018 for the same amount. In May 2013, RBI repaid the entire principal of this note. In March 2010, the Company sold to RBI mortgage loans with a fair value of $13.7 million on the date of sale and RBI issued the Company a 7.00% note due March 26, 2017 for the same amount. In 2012, 2011 and 2010, RBI repaid $2.8 million and $1.1 million and $9.8 million, respectively, of this note. In 2013 and 2012, the Company recorded net investment income on the notes due from RBI of $65 thousand and $220 thousand, respectively.

5.	Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses

December 31, 2014
U.S. government and agencies	$229,639	$50,328	$—	$279,967
Municipal	661,021	122,046	(110)	782,957
Corporate	3,424,181	307,887	(19,074)	3,712,994
Foreign government	338,199	58,652	(175)	396,676
RMBS	94,130	4,217	(22)	98,325
CMBS	129,490	5,402	—	134,892
ABS	73,922	1,153	(475)	74,600
Redeemable preferred stock	8,959	1,677	—	10,636

Total fixed income securities	$4,959,541	$551,362	$(19,856)	$5,491,047

December 31, 2013
U.S. government and agencies	$237,510	$57,321	$—	$294,831
Municipal	677,780	58,068	(9,864)	725,984
Corporate	3,572,713	236,627	(43,751)	3,765,589
Foreign government	320,327	62,266	(977)	381,616
RMBS	154,242	5,817	(140)	159,919
CMBS	166,927	9,091	(38)	175,980
ABS	87,176	2,260	(929)	88,507
Redeemable preferred stock	9,026	1,286	—	10,312

Total fixed income securities	$5,225,701	$432,736	$(55,699)	$5,602,738

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2014:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$267,448	$270,688
Due after one year through five years	1,319,253	1,458,028
Due after five years through ten years	1,743,228	1,849,584
Due after ten years	1,332,070	1,604,930

	4,661,999	5,183,230
RMBS, CMBS and ABS	297,542	307,817

Total	$4,959,541	$5,491,047

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. RMBS, CMBS and ABS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2014	2013	2012
Fixed income securities	$276,035	$289,571	$305,849
Mortgage loans	26,994	31,375	32,882
Equity securities	3,975	4,870	3,589
Limited partnership interests	22,824	8,862	13,316
Short-term investments	250	210	355
Policy loans	2,516	2,543	2,600
Other	—	65	220

Investment income, before expense	332,594	337,496	358,811
Investment expense	(9,769)	(12,379)	(12,616)

Net investment income	$322,825	$325,117	$346,195

Realized capital gains and losses

Realized capital gains and losses by asset type for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Fixed income securities	$1,759	$(1,537)	$2,545
Mortgage loans	1,110	(1,507)	1,452
Equity securities	62,821	27,944	—
Limited partnership interests	(239)	(40)	(221)
Derivatives	52,724	(9,949)	13,967
Short-term investments	119	—	—

Realized capital gains and losses	$118,294	$14,911	$17,743

Realized capital gains and losses by transaction type for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Impairment write-downs	$1,153	$(3,431)	$(5,144)
Change in intent write-downs	(499)	(5,515)	(310)

Net other-than-temporary impairment losses recognized in earnings	654	(8,946)	(5,454)
Sales	64,916	33,806	9,230
Valuation and settlements of derivative instruments	52,724	(9,949)	13,967

Realized capital gains and losses	$118,294	$14,911	$17,743

Gross gains of $65.7 million, $36.0 million and $24.8 million and gross losses of $636 thousand, $2.5 million and $16.1 million were realized on sales of fixed income and equity securities during 2014, 2013 and 2012, respectively.

Other-than-temporary impairment losses by asset type for the years ended December 31 are as follows:

	2014			2013			2012
($ in thousands)	Gross	Included in OCI	Net	Gross	Included in OCI	Net	Gross	Included in OCI	Net
Fixed income securities:
Municipal	$(499)	$—	$(499)	$(1,727)	$—	$(1,727)	$—	$—	$—
Corporate	—	—	—	—	—	—	(2,301)	(476)	(2,777)
RMBS	43	—	43	28	—	28	(531)	(360)	(891)
CMBS	—	—	—	(8,392)	3,464	(4,928)	—	(2,423)	(2,423)

Total fixed income securities	(456)	—	(456)	(10,091)	3,464	(6,627)	(2,832)	(3,259)	(6,091)
Mortgage loans	1,110	—	1,110	(1,832)	—	(1,832)	637	—	637
Equity securities	—	—	—	(487)	—	(487)	—	—	—

Other-than-temporary impairment losses	$654	$—	$654	$(12,410)	$3,464	$(8,946)	$(2,195)	$(3,259)	$(5,454)

The total amount of other-than-temporary impairment losses included in accumulated other comprehensive income at the time of impairment for fixed income securities, which were not included in earnings, were $40 thousand and $41 thousand as of December 31, 2014 and 2013, respectively, and all related to RMBS. The amount excludes $633 thousand and $299 thousand as of December 31, 2014 and 2013, respectively, of net unrealized gains related to changes in valuation of the fixed income securities subsequent to the impairment measurement date.

Rollforwards of the cumulative credit losses recognized in earnings for fixed income securities held as of December 31 are as follows:

($ in thousands)	2014	2013	2012
Beginning balance	$(696)	$(1,685)	$(11,503)
Additional credit loss for securities previously other-than-temporarily impaired	(71)	29	(4,796)
Additional credit loss for securities not previously other-than-temporarily impaired	—	(1,628)	(985)
Reduction in credit loss for securities disposed or collected	181	960	15,599
Reduction in credit loss for securities the Company has made the decision to sell or more likely than not will be required to sell	—	1,628	—
Change in credit loss due to accretion of increase in cash flows	18	—	—

Ending balance	$(568)	$(696)	$(1,685)

The Company uses its best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if the Company determines that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If the Company determines that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, the Company may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

	Fair value	Gross unrealized		Unrealized net gains (losses)
($ in thousands)		Gains	Losses
December 31, 2014
Fixed income securities	$5,491,047	$551,362	$(19,856)	$531,506
Equity securities	206,122	2,047	(1,474)	573
Short-term investments	138,372	2	(1)	1
EMA limited partnerships(1)				—

Unrealized net capital gains and losses, pre-tax				532,080
Amounts recognized for:
Insurance reserves(2)				(257,252)
DAC and DSI(3)				(12,853)

Amounts recognized				(270,105)
Deferred income taxes				(91,691)

Unrealized net capital gains and losses, after-tax				$170,284

(1)

Unrealized net capital gains and losses for limited partnership interests represent the Company’s share of EMA limited partnerships’ other comprehensive income. Fair value and gross unrealized gains and losses are not applicable.

(2)

The insurance reserves adjustment represents the amount by which the reserve balance would increase if the net unrealized gains in the applicable product portfolios were realized and reinvested at current lower interest rates, resulting in a premium deficiency. Although the Company evaluates premium deficiencies on the combined performance of life insurance and immediate annuities with life contingencies, the adjustment primarily relates to structured settlement annuities with life contingencies, in addition to certain payout annuities with life contingencies.

(3)

The DAC and DSI adjustment balance represents the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized gains or losses in the respective product portfolios were realized.

	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2013
Fixed income securities	$5,602,738	$432,736	$(55,699)	$377,037
Equity securities	202,622	38,978	(5)	38,973
Short-term investments	98,553	1	(1)	—
EMA limited partnerships				—

Unrealized net capital gains and losses, pre-tax				416,010
Amounts recognized for:
Insurance reserves				(168,267)
DAC and DSI				(13,911)

Amounts recognized				(182,178)
Deferred income taxes				(81,841)

Unrealized net capital gains and losses, after-tax				$151,991

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2014	2013	2012
Fixed income securities	$154,469	$(351,008)	$163,066
Equity securities	(38,400)	7,735	10,861
Short-term investments	1	(1)	4
EMA limited partnerships	—	(127)	97

Total	116,070	(343,401)	174,028
Amounts recognized for:
Insurance reserves	(88,985)	192,620	(90,058)
DAC and DSI	1,058	10,295	(9,162)

Amounts recognized	(87,927)	202,915	(99,220)
Deferred income taxes	(9,850)	49,170	(26,182)

Increase (decrease) in unrealized net capital gains and losses, after-tax	$18,293	$(91,316)	$48,626

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

For equity securities, the Company considers various factors, including whether it has the intent and ability to hold the equity security for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the equity security’s decline in fair value is considered other than temporary and is recorded in earnings.

For fixed income and equity securities managed by third parties, either the Company has contractually retained its decision making authority as it pertains to selling securities that are in an unrealized loss position or it recognizes any unrealized loss at the end of the period through a charge to earnings.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for fixed income securities) or cost (for equity securities) is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income and equity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost or cost.

The following table summarizes the gross unrealized losses and fair value of fixed income and equity securities by the length of time that individual securities have been in a continuous unrealized loss position.

	Less than 12 months			12 months or more			Total unrealized losses
($ in thousands)	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses
December 31, 2014
Fixed income securities
Municipal	—	$—	$—	2	$6,293	$(110)	$(110)
Corporate	126	318,039	(9,488)	45	181,573	(9,586)	(19,074)
Foreign government	—	—	—	1	9,782	(175)	(175)
RMBS	5	358	—	2	2,804	(22)	(22)
CMBS	1	113	—	—	—	—	—
ABS	—	—	—	1	9,525	(475)	(475)

Total fixed income securities	132	318,510	(9,488)	51	209,977	(10,368)	(19,856)
Equity securities	278	83,548	(1,474)	—	—	—	(1,474)

Total fixed income and equity securities	410	$402,058	$(10,962)	51	$209,977	$(10,368)	$(21,330)

Investment grade fixed income securities	50	$215,548	$(4,173)	32	$167,719	$(5,222)	$(9,395)
Below investment grade fixed income securities	82	102,962	(5,315)	19	42,258	(5,146)	(10,461)

Total fixed income securities	132	$318,510	$(9,488)	51	$209,977	$(10,368)	$(19,856)

	Less than 12 months			12 months or more			Total unrealized losses
($ in thousands)	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses
December 31, 2013
Fixed income securities
Municipal	15	$74,713	$(5,180)	1	$14,663	$(4,684)	$(9,864)
Corporate	209	805,236	(35,258)	16	72,904	(8,493)	(43,751)
Foreign government	—	—	—	1	8,976	(977)	(977)
RMBS	—	—	—	5	15,742	(140)	(140)
CMBS	3	5,533	(38)	—	—	—	(38)
ABS	1	5,076	(4)	1	9,075	(925)	(929)

Total fixed income securities	228	890,558	(40,480)	24	121,360	(15,219)	(55,699)
Equity securities	5	637	(5)	—	—	—	(5)

Total fixed income and equity securities	233	$891,195	$(40,485)	24	$121,360	$(15,219)	$(55,704)

Investment grade fixed income securities	175	$851,728	$(37,398)	10	$66,380	$(9,785)	$(47,183)
Below investment grade fixed income securities	53	38,830	(3,082)	14	54,980	(5,434)	(8,516)

Total fixed income securities	228	$890,558	$(40,480)	24	$121,360	$(15,219)	$(55,699)

As of December 31, 2014, $19.7 million of unrealized losses are related to securities with an unrealized loss position less than 20% of amortized cost or cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. Of the $19.7 million, $9.4 million are related to unrealized losses on investment grade fixed income securities. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on investment grade securities are principally related to increasing risk-free interest rates or widening credit spreads since the time of initial purchase. As of December 31, 2014, the remaining $1.7 million of unrealized losses are related to below investment grade fixed income securities in unrealized loss positions greater than or equal to 20% of amortized cost.

RMBS, CMBS and ABS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of (i) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, (ii) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread, and (iii) for RMBS and ABS in an unrealized loss position, credit enhancements from reliable bond insurers, where applicable. Municipal bonds in an unrealized loss position were evaluated based on the underlying credit quality of the primary obligor, obligation type and quality of the underlying assets. Unrealized losses on equity securities are primarily related to temporary equity market fluctuations of securities that are expected to recover.

As of December 31, 2014, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis. As of December 31, 2014, the Company had the intent and ability to hold equity securities with unrealized losses for a period of time sufficient for them to recover.

Limited partnerships

As of December 31, 2014 and 2013, the carrying value of equity method limited partnerships totaled $160.4 million and $75.1 million, respectively. The Company recognizes an impairment loss for equity method limited partnerships when evidence demonstrates that the loss is other than temporary. Evidence of a loss in value that is other than temporary may include the absence of an ability to recover the carrying amount of the investment or the inability of the investee to sustain a level of earnings that would justify the carrying amount of the investment.

As of December 31, 2014 and 2013, the carrying value for cost method limited partnerships was $52.5 million and $41.4 million, respectively. To determine if an other-than-temporary impairment has occurred, the Company evaluates whether an impairment indicator has occurred in the period that may have a significant adverse effect on the carrying value of the investment. Impairment indicators may include: significantly reduced valuations of the investments held by the limited partnerships; actual recent cash flows received being significantly less than expected cash flows; reduced valuations based on financing completed at a lower value; completed sale of a material underlying investment at a price significantly lower than expected; or any other adverse events since the last financial statements received that might affect the fair value of the investee’s capital. Additionally, the Company’s portfolio monitoring process includes a quarterly review of all cost method limited partnerships to identify instances where the net asset value is below established thresholds for certain periods of time, as well as investments that are performing below expectations, for further impairment consideration. If a cost method limited partnership is other-than-temporarily impaired, the carrying value is written down to fair value, generally estimated to be equivalent to the reported net asset value of the underlying funds.

Mortgage loans

The Company’s mortgage loans are commercial mortgage loans collateralized by a variety of commercial real estate property types located across the United States and totaled, net of valuation allowance, $493.8 million and $514.5 million as of December 31, 2014 and 2013, respectively. Substantially all of the commercial mortgage loans are non-recourse to the borrower. The following table shows the principal geographic distribution of commercial real estate represented in the Company’s mortgage loan portfolio. No other state represented more than 5% of the portfolio as of December 31.

(% of mortgage loan portfolio carrying value)	2014	2013
California	24.6%	25.6%
Illinois	11.2	13.0
New Jersey	10.2	8.8
Arizona	5.5	5.3
Florida	5.2	4.5
Texas	4.7	5.5

The types of properties collateralizing the mortgage loans as of December 31 are as follows:

(% of mortgage loan portfolio carrying value)	2014	2013
Warehouse	24.7%	26.6%
Retail	24.0	23.3
Office buildings	21.2	20.2
Apartment complex	19.6	20.1
Other	10.5	9.8

Total	100.0%	100.0%

The contractual maturities of the mortgage loan portfolio as of December 31, 2014 are as follows:

($ in thousands)	Number of loans	Carrying value	Percent
2015	10	$44,270	9.0%
2016	9	40,044	8.1
2017	8	42,092	8.5
2018	9	46,237	9.4
Thereafter	57	321,149	65.0

Total	93	$493,792	100.0%

Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable that the Company will not collect the contractual principal and interest. Valuation allowances are established for impaired loans to reduce the carrying value to the fair value of the collateral less costs to sell or the present value of the loan’s expected future repayment cash flows discounted at the loan’s original effective interest rate. Impaired mortgage loans may not have a valuation allowance when the fair value of the collateral less costs to sell is higher than the carrying value. Valuation allowances are adjusted for subsequent changes in the fair value of the collateral less costs to sell. Mortgage loans are charged off against their corresponding valuation allowances when there is no reasonable expectation of recovery. The impairment evaluation is non-statistical in respect to the aggregate portfolio but considers facts and circumstances attributable to each loan. It is not considered probable that additional impairment losses, beyond those identified on a specific loan basis, have been incurred as of December 31, 2014.

Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.

Debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment. Debt service coverage ratio represents the amount of estimated cash flows from the property available to the borrower to meet principal and interest payment obligations. Debt service coverage ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.

The following table reflects the carrying value of non-impaired fixed rate mortgage loans summarized by debt service coverage ratio distribution as of December 31. There were no variable rate mortgage loans as of December 31, 2014 or 2013.

($ in thousands)	2014	2013
Debt service coverage ratio distribution
Below 1.0	$17,081	$25,086
1.0 - 1.25	71,801	68,687
1.26 - 1.50	125,877	155,452
Above 1.50	279,033	253,039

Total non-impaired mortgage loans	$493,792	$502,264

Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to instances where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating circumstances such as additional collateral, escrow balances or borrower guarantees.

There were no impaired mortgage loans as of December 31, 2014. There were $12.2 million of impaired mortgage loans with a valuation allowance of $1.8 million as of December 31, 2013. The average balance of impaired loans was $2.4 million, $7.6 million and $1.2 million during 2014, 2013 and 2012, respectively.

The rollforward of the valuation allowance on impaired mortgage loans for the years ended December 31 is as follows:

($ in thousands)	2014	2013	2012
Beginning balance	$1,832	$—	$637
Net (decrease) increase in valuation allowance	(1,110)	1,832	(637)
Charge offs	(722)	—	—

Ending balance	$—	$1,832	$—

Payments on all mortgage loans were current as of December 31, 2014 and 2013.

Municipal bonds

The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31. No other state represents more than 5% of the portfolio.

(% of municipal bond portfolio carrying value)	2014	2013
California	24.2%	22.9%
Texas	11.4	11.1
Illinois	6.2	5.9
Oregon	5.5	5.2

Concentration of credit risk

As of December 31, 2014, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Securities loaned

The Company’s business activities include securities lending programs with third parties, mostly large banks. As of December 31, 2014 and 2013, fixed income securities with a carrying value of $98.0 million and $60.7 million, respectively, were on loan under these agreements. Interest income on collateral, net of fees, was zero in 2014, 2013 and 2012.

Other investment information

Included in fixed income securities are below investment grade assets totaling $300.3 million and $285.7 million as of December 31, 2014 and 2013, respectively.

As of December 31, 2014, fixed income securities and short-term investments with a carrying value of $2.6 million were on deposit with regulatory authorities as required by law.

As of December 31, 2014, there were no fixed income securities that were non-income producing.

6.	Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

The second situation where the Company classifies securities in Level 3 is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

Certain assets are not carried at fair value on a recurring basis, including investments such as mortgage loans, limited partnership interests and policy loans. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to remeasurement at fair value after initial recognition and the resulting remeasurement is reflected in the financial statements. In addition, derivatives embedded in fixed income securities are not disclosed in the hierarchy as free-standing derivatives since they are presented with the host contracts in fixed income securities.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasury fixed income securities. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Equity securities: Comprise actively traded, exchange-listed equity securities. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS and ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

Redeemable preferred stock: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads.

•	Equity securities: The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that are not active.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

•	Other investments: Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active.

OTC derivatives, including foreign exchange forward contracts, are valued using models that rely on inputs such as currency rates that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.

Level 3 measurements

•	Fixed income securities:

Municipal: Comprise municipal bonds that are not rated by third party credit rating agencies but are rated by the National Association of Insurance Commissioners (“NAIC”). The primary inputs to the valuation of these municipal bonds include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. Also included are municipal bonds valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Also includes auction rate securities (“ARS”) primarily backed by student loans that have become illiquid due to failures in the auction market and are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses significant non-market observable inputs, including the anticipated date liquidity will return to the market.

Corporate, including privately placed: Primarily valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

ABS: Valued based on non-binding broker quotes received from brokers who are familiar with the investments and where the inputs have not been corroborated to be market observable.

•

Equity securities: The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements.

•

Other investments: Certain over-the-counter (“OTC”) derivatives, such as interest rate caps, are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves.

•

Other assets: Includes a structured settlement annuity reinsurance agreement accounted for as a derivative instrument that is valued internally. The model primarily uses stochastically determined cash flows, ultimate reinvestment spreads and applicable market data, such as interest rate and volatility assumptions. This item is categorized as Level 3 as a result of the significance of non-market observable inputs.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

Assets and liabilities measured at fair value on a non-recurring basis

Mortgage loans written-down to fair value in connection with recognizing impairments are valued based on the fair value of the underlying collateral less costs to sell. Limited partnership interests written-down to fair value in connection with recognizing other-than-temporary impairments are valued using net asset values.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2014. There were no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2014.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2014
Assets
Fixed income securities:
U.S. government and agencies	$3,642	$276,325	$—	$279,967
Municipal	—	740,535	42,422	782,957
Corporate	—	3,460,429	252,565	3,712,994
Foreign government	—	396,676	—	396,676
RMBS	—	98,325	—	98,325
CMBS	—	134,892	—	134,892
ABS	—	49,255	25,345	74,600
Redeemable preferred stock	—	10,636	—	10,636

Total fixed income securities	3,642	5,167,073	320,332	5,491,047
Equity securities	200,575	547	5,000	206,122
Short-term investments	2,003	136,369	—	138,372
Other investments: Free-standing derivatives	—	46	554	600
Separate account assets	383,263	—	—	383,263
Other assets	—	—	84,561	84,561

Total assets at fair value	$589,483	$5,304,035	$410,447	$6,303,965

% of total assets at fair value	9.4%	84.1%	6.5%	100.0%

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(7,391)	$(7,391)

Total liabilities at fair value	$—	$—	$(7,391)	$(7,391)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2013. There were no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2013.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2013
Assets
Fixed income securities:
U.S. government and agencies	$3,678	$291,153	$—	$294,831
Municipal	—	674,669	51,315	725,984
Corporate	—	3,506,161	259,428	3,765,589
Foreign government	—	381,616	—	381,616
RMBS	—	159,919	—	159,919
CMBS	—	175,980	—	175,980
ABS	—	63,708	24,799	88,507
Redeemable preferred stock	—	10,312	—	10,312

Total fixed income securities	3,678	5,263,518	335,542	5,602,738
Equity securities	202,622	—	—	202,622
Short-term investments	3,157	95,396	—	98,553
Other investments: Free-standing derivatives	—	—	1,076	1,076
Separate account assets	435,446	—	—	435,446
Other assets	—	—	27,826	27,826

Total assets at fair value	$644,903	$5,358,914	$364,444	$6,368,261

% of total assets at fair value	10.1%	84.2%	5.7%	100.0%
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(9,197)	$(9,197)

Total liabilities at fair value	$—	$—	$(9,197)	$(9,197)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
December 31, 2014
Other assets – Structured settlement annuity reinsurance agreement	$84,561	Stochastic cash flow model	Ultimate reinvestment spreads	130.9 - 198.4 basis points	155.6 basis points
December 31, 2013
ARS backed by student loans	$19,149	Discounted cash flow model	Anticipated date liquidity will return to the market	36 - 54 months	39 - 51 months
Other assets – Structured settlement annuity reinsurance agreement	$27,826	Stochastic cash flow model	Ultimate reinvestment spreads	133.9 - 198.4 basis points	157.5 basis points

If the ultimate reinvestment spreads increased (decreased), it would result in a lower (higher) fair value. If the anticipated date liquidity will return to the market is sooner (later), it would result in a higher (lower) fair value.

As of December 31, 2014 and 2013, Level 3 fair value measurements include $290.9 million and $308.9 million of fixed income securities valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. The Company does not develop the unobservable inputs used in measuring fair value; therefore, these are not included in the table above. However, an increase (decrease) in credit spreads for fixed income securities valued based on non-binding broker quotes would result in a lower (higher) fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2014.

($ in thousands)	Balance as of December 31, 2013	Total gains (losses) included in:		Transfers into Level 3	Transfers out of Level 3
		Net income(1)	OCI
Assets
Fixed income securities:
Municipal	$51,315	$(360)	$2,874	$—	$(4,940)
Corporate	259,428	7,257	(741)	40,734	(34,409)
ABS	24,799	—	546	—	—

Total fixed income securities	335,542	6,897	2,679	40,734	(39,349)
Equity securities	—	—	—	—	—
Free-standing derivatives, net	1,076	(533)	—	—	—
Other assets	27,826	56,735	—	—	—

Total recurring Level 3 assets	$364,444	$63,099	$2,679	$40,734	$(39,349)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(9,197)	$1,806	$—	$—	$—

Total recurring Level 3 liabilities	$(9,197)	$1,806	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2014
Assets
Fixed income securities:
Municipal	$—	$(4,559)	$—	$(1,908)	$42,422
Corporate	1,500	(7,396)	—	(13,808)	252,565
ABS	—	—	—	—	25,345

Total fixed income securities	1,500	(11,955)	—	(15,716)	320,332
Equity securities	5,000	—	—	—	5,000
Free-standing derivatives, net	73	—	—	(62)	554
Other assets	—	—	—	—	84,561

Total recurring Level 3 assets	$6,573	$(11,955)	$—	$(15,778)	$410,447

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$—	$—	$(7,391)

Total recurring Level 3 liabilities	$—	$—	$—	$—	$(7,391)

(1)

The effect to net income totals $64.9 million and is reported in the Statements of Operations and Comprehensive Income as follows: $55.9 million in realized capital gains and losses, $7.2 million in net investment income, $(151) thousand in interest credited to contractholder funds and $2.0 million in contract benefits.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2013.

		Total gains (losses) included in:
($ in thousands)	Balance as of December 31, 2012	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Municipal	$67,672	$(1,960)	$2,614	$—	$—
Corporate	260,351	8,509	(8,214)	9,663	(4,160)
ABS	26,970	—	(951)	—	—

Total fixed income securities	354,993	6,549	(6,551)	9,663	(4,160)
Free-standing derivatives, net	306	431	—	—	—
Other assets	34,655	(6,829)	—	—	—

Total recurring Level 3 assets	$389,954	$151	$(6,551)	$9,663	$(4,160)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(17,877)	$8,680	$—	$—	$—

Total recurring Level 3 liabilities	$(17,877)	$8,680	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2013
Assets
Fixed income securities:
Municipal	$—	$(15,067)	$—	$(1,944)	$51,315
Corporate	6,910	(10,615)	—	(3,016)	259,428
ABS	—	—	—	(1,220)	24,799

Total fixed income securities	6,910	(25,682)	—	(6,180)	335,542
Free-standing derivatives, net	339	—	—	—	1,076
Other assets	—	—	—	—	27,826

Total recurring Level 3 assets	$7,249	$(25,682)	$—	$(6,180)	$364,444

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$—	$—	$(9,197)

Total recurring Level 3 liabilities	$—	$—	$—	$—	$(9,197)

(1)

The effect to net income totals $8.8 million and is reported in the Statements of Operations and Comprehensive Income as follows: $(6.6) million in realized capital gains and losses, $6.7 million in net investment income, $(297) thousand in interest credited to contractholder funds and $9.0 million in contract benefits.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

		Total gains (losses) included in:
($ in thousands)	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Municipal	$50,422	$50	$3,082	$18,576	$—
Corporate	223,643	3,854	11,224	52,629	—
RMBS	2,730	—	—	—	(2,730)
ABS	26,425	—	3,668	—	—

Total fixed income securities	303,220	3,904	17,974	71,205	(2,730)
Free-standing derivatives, net	(2,867)	(296)	—	—	—
Other assets	16,869	17,786	—	—	—

Total recurring Level 3 assets	$317,222	$21,394	$17,974	$71,205	$(2,730)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(21,854)	$3,977	$—	$—	$—

Total recurring Level 3 liabilities	$(21,854)	$3,977	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Municipal	$—	$(2,251)	$—	$(2,207)	$67,672
Corporate	18,029	(18,812)	—	(30,216)	260,351
RMBS	—	—	—	—	—
ABS	—	(1,866)	—	(1,257)	26,970

Total fixed income securities	18,029	(22,929)	—	(33,680)	354,993
Free-standing derivatives, net	3,471	—	—	(2)	306
Other assets	—	—	—	—	34,655

Total recurring Level 3 assets	$21,500	$(22,929)	$—	$(33,682)	$389,954

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$—	$—	$(17,877)

Total recurring Level 3 liabilities	$—	$—	$—	$—	$(17,877)

(1)

The effect to net income totals $25.4 million and is reported in the Statements of Operations and Comprehensive Income as follows: $14.3 million in realized capital gains and losses, $7.1 million in net investment income, $(142) thousand in interest credited to contractholder funds and $4.1 million in contract benefits.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2014, 2013 or 2012.

Transfers into Level 3 during 2014, 2013 and 2012 included situations where a fair value quote was not provided by the Company’s independent third-party valuation service provider and as a result the price was stale or had been replaced with a broker quote where the inputs had not been corroborated to be market observable resulting in the security being classified as Level 3. Transfers out of Level 3 during 2014, 2013 and 2012 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2014	2013	2012
Assets
Fixed income securities:
Municipal	$(395)	$(1,458)	$54
Corporate	7,099	6,633	4,912

Total fixed income securities	6,704	5,175	4,966
Free-standing derivatives, net	(533)	431	(279)
Other assets	56,735	(6,829)	17,786

Total recurring Level 3 assets	$62,906	$(1,223)	$22,473

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$1,806	$8,680	$3,977

Total recurring Level 3 liabilities	$1,806	$8,680	$3,977

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. These gains and losses total $64.7 million in 2014 and are reported as follows: $55.7 million in realized capital gains and losses, $7.2 million in net investment income, $(151) thousand in interest credited to contractholder funds and $2.0 million in contract benefits. These gains and losses total $7.5 million in 2013 and are reported as follows: $(7.9) million in realized capital gains and losses, $6.7 million in net investment income, $(297) thousand in interest credited to contractholder funds and $9.0 million in contract benefits. These gains and losses total $26.5 million in 2012 and are reported as follows: $16.3 million in realized capital gains and losses, $6.2 million in net investment income, $(142) thousand in interest credited to contractholder funds and $4.1 million in contract benefits.

Presented below are the carrying values and fair value estimates of financial instruments not carried at fair value.

Financial assets

	December 31, 2014		December 31, 2013
($ in thousands)	Carrying value	Fair value	Carrying value	Fair value
Mortgage loans	$493,792	$526,433	$514,489	$534,241
Cost method limited partnerships	52,543	59,330	41,419	44,401

The fair value of mortgage loans is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral. The fair value of cost method limited partnerships is determined using reported net asset values of the underlying funds. The fair value measurements for mortgage loans and cost method limited partnerships are categorized as Level 3.

Financial liabilities

	December 31, 2014		December 31, 2013
($ in thousands)	Carrying value	Fair value	Carrying value	Fair value
Contractholder funds on investment contracts	$2,491,461	$2,615,231	$2,771,149	$2,912,758
Liability for collateral	101,095	101,095	62,610	62,610

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The liability for collateral is valued at carrying value due to its short-term nature. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3. The fair value measurements for liability for collateral are categorized as Level 2.

7.	Derivative Financial Instruments and Off-balance sheet Financial Instruments

The Company uses derivatives to manage risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates and foreign currency fluctuations.

Asset-liability management is a risk management strategy that is principally employed to balance the respective interest-rate sensitivities of the Company’s assets and liabilities. Depending upon the attributes of the assets acquired and liabilities issued, derivative instruments such as interest rate caps are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. The Company uses foreign currency forwards primarily to reduce the foreign currency risk associated with holding foreign currency denominated investments. The Company also has a reinsurance treaty that is recorded as a derivative instrument, under which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC.

The Company also has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value with changes in fair value of embedded derivatives reported in net income. The Company’s primary embedded derivatives are guaranteed minimum accumulation and withdrawal benefits in reinsured variable annuity contracts; equity options in life product contracts, which provide equity returns to contractholders; and conversion options in fixed income securities, which provide the Company with the right to convert the instrument into a predetermined number of shares of common stock.

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements. Fair value, which is equal to the carrying value, is the estimated amount that the Company would receive or pay to terminate the derivative contracts at the reporting date. The carrying value amounts for OTC derivatives are further adjusted for the effects, if any, of enforceable master netting agreements and are presented on a net basis, by counterparty agreement, in the Statements of Financial Position. The Company’s interest rate cap agreements and foreign currency forwards are subject to enforceable master netting agreements; however, no offset amounts were required to net the carrying values as of December 31, 2014 or 2013.

Non-hedge accounting is generally used for “portfolio” level hedging strategies where the terms of the individual hedged items do not meet the strict homogeneity requirements to permit the application of hedge accounting. For non-hedge derivatives, net income includes changes in fair value and accrued periodic settlements, when applicable. With the exception of non-hedge embedded derivatives, all of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instruments on at least a quarterly basis.

The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2014. None of these derivatives are designated as accounting hedging instruments.

($ in thousands)	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Asset derivatives
Interest rate contracts
Interest rate cap agreements	Other investments	$28,600	$554	$554	$—
Foreign currency contracts
Foreign currency forwards	Other investments	7,001	46	46	—
Embedded derivative financial instruments
Conversion options	Fixed income securities	42	—	—	—
Other contracts
Structured settlement annuity reinsurance agreement	Other assets	—	84,561	84,561	—

Total asset derivatives		$35,643	$85,161	$85,161	$—

Liability derivatives
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	$115,611	$(5,966)	$—	$(5,966)
Guaranteed withdrawal benefits	Contractholder funds	25,955	(679)	—	(679)
Equity-indexed options in life product contracts	Contractholder funds	13,325	(746)	—	(746)

Total liability derivatives		154,891	(7,391)	$—	$(7,391)

Total derivatives		$190,534	$77,770

The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2013. None of these derivatives are designated as accounting hedging instruments.

($ in thousands)	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Asset derivatives
Interest rate contracts
Interest rate cap agreements	Other investments	$40,100	$1,076	$1,076	$—
Embedded derivative financial instruments
Conversion options	Fixed income securities	42	—	—	—
Other contracts
Structured settlement annuity reinsurance agreement	Other assets	—	27,826	27,826	—

Total asset derivatives		$40,142	$28,902	$28,902	$—

Liability derivatives
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	$136,770	$(7,925)	$—	$(7,925)
Guaranteed withdrawal benefits	Contractholder funds	28,924	(677)	—	(677)
Equity-indexed options in life product contracts	Contractholder funds	9,581	(595)	—	(595)

Total liability derivatives		175,275	(9,197)	$—	$(9,197)

Total derivatives		$215,417	$19,705

The following tables present gains and losses from valuation and settlements reported on derivatives not designated as accounting hedging instruments in the Statements of Operations and Comprehensive Income for the years ended December 31.

($ in thousands)	Realized capital gains and losses	Contract benefits	Interest credited to contractholder funds	Total gain (loss) recognized in net income on derivatives
2014
Interest rate contracts	$(533)	$—	$—	$(533)
Foreign currency contracts	(48)	—	—	(48)
Embedded derivative financial instruments	—	1,957	(151)	1,806
Other contracts-structured settlement annuity reinsurance agreement	53,305	—	—	53,305

Total	$52,724	$1,957	$(151)	$54,530

2013
Interest rate contracts	$431	$—	$—	$431
Embedded derivative financial instruments	(83)	8,977	(297)	8,597
Other contracts-structured settlement annuity reinsurance agreement	(10,297)	—	—	(10,297)

Total	$(9,949)	$8,977	$(297)	$(1,269)

2012
Interest rate contracts	$(296)	$—	$—	$(296)
Embedded derivative financial instruments	(13)	4,119	(142)	3,964
Other contracts-structured settlement annuity reinsurance agreement	14,276	—	—	14,276

Total	$13,967	$4,119	$(142)	$17,944

The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements (“MNAs”) and obtaining collateral where appropriate. The Company uses MNAs for OTC derivative transactions that permit either party to net payments due for transactions and collateral is either pledged or obtained when certain predetermined exposure limits are exceeded. As of December 31, 2014, the Company did not have any collateral pledged to or from counterparties. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance.

Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the fair value of OTC derivative contracts with a positive fair value at the reporting date reduced by the effect, if any, of legally enforceable master netting agreements.

The following table summarizes the counterparty credit exposure as of December 31 by counterparty credit rating as it relates to the Company’s OTC derivatives.

($ in thousands)	2014				2013
Rating(1)	Number of counter- parties	Notional Amount(2)	Credit exposure(2)	Exposure, net of collateral(2)	Number of counter- parties	Notional Amount(2)	Credit exposure(2)	Exposure, net of collateral(2)
A+	1	$15,200	$310	$310	1	$21,700	$624	$624
A	2	4,500	110	110	2	10,700	227	227
BBB+	1	10,901	158	158	1	2,700	156	156
BBB	1	5,000	22	22	1	5,000	69	69

Total	5	$35,601	$600	$600	5	$40,100	$1,076	$1,076

(1)	Rating is the lower of S&P or Moody’s ratings.
(2)	Only OTC derivatives with a net positive fair value are included for each counterparty.

Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

Certain of the Company’s derivative instruments contain credit-risk-contingent termination events, cross-default provisions and credit support annex agreements. Credit-risk-contingent termination events allow the counterparties to terminate the derivative on certain dates if the Company’s financial strength credit ratings by Moody’s or S&P fall below a certain level or in the event the Company is no longer rated by either Moody’s or S&P. Credit-risk-contingent cross-default provisions allow the counterparties to terminate the derivative instruments if the Company defaults by pre-determined threshold amounts on certain debt instruments. Credit-risk-contingent credit support annex agreements specify the amount of collateral the Company must post to counterparties based on the Company’s financial strength credit ratings by Moody’s or S&P, or in the event the Company is no longer rated by either Moody’s or S&P. The Company had no derivative instruments with termination, cross-default or collateral credit-risk-contingent features that were in a liability position as of December 31, 2014 or 2013.

Off-balance sheet financial instruments

The contractual amounts of off-balance-sheet financial instruments relating to commitments to invest in limited partnership interests and commitments to extend mortgage loans totaled $190.7 million and $9.0 million, respectively, as of December 31, 2014 and $198.2 million and zero, respectively, as of December 31, 2013. The contractual amounts represent the amount at risk if the contract is fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. Unless noted otherwise, the Company does not require collateral or other security to support off-balance sheet financial instruments with credit risk.

Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. The Company enters into these agreements in the normal course of business. Because the investments in limited partnerships are not actively traded, it is not practical to estimate the fair value of these commitments.

Commitments to extend mortgage loans are agreements to lend to a borrower provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined interest rate. Commitments generally have fixed expiration dates or other termination clauses. The fair value of these commitments is insignificant.

8.	Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2014	2013
Immediate fixed annuities:
Structured settlement annuities	$2,010,807	$1,903,194
Other immediate fixed annuities	54,834	43,775
Traditional life insurance	201,661	192,114
Accident and health insurance	11,209	10,396
Other	1,845	1,837

Total reserve for life-contingent contract benefits	$2,280,356	$2,151,316

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits.

Product	Mortality	Interest rate	Estimation method
Structured settlement annuities	U.S. population with projected calendar year improvements; mortality rates adjusted for each impaired life based on reduction in life expectancy	Interest rate assumptions range from 2.9% to 9.0%	Present value of contractually specified future benefits

Other immediate fixed annuities	1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications; Annuity 2000 mortality table	Interest rate assumptions range from 0% to 11.5%	Present value of expected future benefits based on historical experience

Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 3.5% to 6.0%	Unearned premium; additional contract reserves for mortality risk and unpaid claims
Other:
Variable annuity guaranteed minimum death benefits(1)	Annuity 2012 mortality table with internal modifications	Interest rate assumptions range from 2.6% to 5.8%	Projected benefit ratio applied to cumulative assessments

(1)

In 2006, the Company disposed of its variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. (collectively “Prudential”).

To the extent that unrealized gains on fixed income securities would result in a premium deficiency had those gains actually been realized, a premium deficiency reserve is recorded for certain immediate annuities with life contingencies. A liability of $257.3 million and $168.3 million is included in the reserve for life-contingent contract benefits with respect to this deficiency as of December 31, 2014 and 2013, respectively. The offset to this liability is recorded as a reduction of the unrealized net capital gains included in accumulated other comprehensive income.

As of December 31, contractholder funds consist of the following:

($ in thousands)	2014	2013
Interest-sensitive life insurance	$718,126	$696,878
Investment contracts:
Fixed annuities	2,660,522	2,952,798
Other investment contracts	23,946	20,881

Total contractholder funds	$3,402,594	$3,670,557

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges
Interest-sensitive life insurance	Interest rates credited range from 0% to 9.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.7% to 5.1% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 9.0% for immediate annuities and 1.0% to 5.0% for other fixed annuities	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 12.7% of fixed annuities are subject to market value adjustment for discretionary withdrawals
Other investment contracts:
Guaranteed minimum income, accumulation and withdrawal benefits on variable annuities(1) and secondary guarantees on interest-sensitive life insurance and fixed annuities	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

(1)	In 2006, the Company disposed its variable annuity business through a reinsurance agreement with Prudential.

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2014	2013	2012
Balance, beginning of year	$3,670,557	$3,958,440	$4,344,897
Deposits	105,626	109,282	115,708
Interest credited	118,957	129,687	144,284
Benefits	(145,889)	(152,822)	(149,800)
Surrenders and partial withdrawals	(279,835)	(284,755)	(409,575)
Contract charges	(71,332)	(70,856)	(67,695)
Net transfers from separate accounts	143	153	38
Other adjustments	4,367	(18,572)	(19,417)

Balance, end of year	$3,402,594	$3,670,557	$3,958,440

The Company offered various guarantees to variable annuity contractholders. Liabilities for variable contract guarantees related to death benefits are included in the reserve for life-contingent contract benefits and the liabilities related to the income, withdrawal and accumulation benefits are included in contractholder funds. All liabilities for variable contract guarantees are reported on a gross basis on the balance sheet with a corresponding reinsurance recoverable asset.

Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death, a specified contract anniversary date, partial withdrawal or annuitization, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The account balances of variable annuities contracts’ separate accounts with guarantees included $322.1 million and $362.5 million of equity, fixed income and balanced mutual funds and $50.6 million and $65.0 million of money market mutual funds as of December 31, 2014 and 2013, respectively.

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2014	2013
In the event of death
Separate account value	$372.7	$427.4
Net amount at risk(1)	$10.1	$12.2
Average attained age of contractholders	65 years	65 years

At annuitization (includes income benefit guarantees)
Separate account value	$26.2	$29.9
Net amount at risk(2)	$1.9	$2.0
Weighted average waiting period until annuitization options available	None	None

For cumulative periodic withdrawals
Separate account value	$24.9	$28.6
Net amount at risk(3)	$0.2	$0.2

Accumulation at specified dates
Separate account value	$112.8	$135.8
Net amount at risk(4)	$1.7	$1.7
Weighted average waiting period until guarantee date	3 years	4 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.

(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

The liability for death and income benefit guarantees is equal to a benefit ratio multiplied by the cumulative contract charges earned, plus accrued interest less contract excess guarantee benefit payments. The benefit ratio is calculated as the estimated present value of all expected contract excess guarantee benefits divided by the present value of all expected contract charges. The establishment of reserves for these guarantees requires the projection of future fund values, mortality, persistency and customer benefit utilization rates. These assumptions are periodically reviewed and updated. For guarantees related to death benefits, benefits represent the projected excess guaranteed minimum death benefit payments. For guarantees related to income benefits, benefits represent the present value of the minimum guaranteed annuitization benefits in excess of the projected account balance at the time of annuitization.

Projected benefits and contract charges used in determining the liability for certain guarantees are developed using models and stochastic scenarios that are also used in the development of estimated expected gross profits. Underlying assumptions for the liability related to income benefits include assumed future annuitization elections based on factors such as the extent of benefit to the potential annuitant, eligibility conditions and the annuitant’s attained age. The liability for guarantees is re-evaluated periodically, and adjustments are made to the liability balance through a charge or credit to contract benefits.

Guarantees related to withdrawal and accumulation benefits are considered to be derivative financial instruments; therefore, the liability for these benefits is established based on its fair value.

The following table summarizes the liabilities for guarantees:

($ in thousands)	Liability for guarantees related to death benefits and interest-sensitive life products	Liability for guarantees related to income benefits	Liability for guarantees related to accumulation and withdrawal benefits	Total
Balance, December 31, 2013(1)	$11,619	$2,341	$8,602	$22,562
Less reinsurance recoverables	1,680	2,333	8,602	12,615

Net balance as of December 31, 2013	9,939	8	—	9,947
Incurred guarantee benefits	5,189	(4)	—	5,185
Paid guarantee benefits	—	—	—	—

Net change	5,189	(4)	—	5,185
Net balance as of December 31, 2014	15,128	4	—	15,132
Plus reinsurance recoverables	1,725	2,171	6,645	10,541

Balance, December 31, 2014(2)	$16,853	$2,175	$6,645	$25,673

Balance, December 31, 2012(3)	$10,463	$5,174	$17,579	$33,216
Less reinsurance recoverables	2,077	5,166	17,579	24,822

Net balance as of December 31, 2012	8,386	8	—	8,394
Incurred guarantee benefits	1,553	—	—	1,553
Paid guarantee benefits	—	—	—	—

Net change	1,553	—	—	1,553
Net balance as of December 31, 2013	9,939	8	—	9,947
Plus reinsurance recoverables	1,680	2,333	8,602	12,615

Balance, December 31, 2013(1)	$11,619	$2,341	$8,602	$22,562

(1)

Included in the total liability balance as of December 31, 2013 are reserves for variable annuity death benefits of $1.7 million, variable annuity income benefits of $2.3 million, variable annuity accumulation benefits of $7.9 million, variable annuity withdrawal benefits of $1.0 million and other guarantees of $9.9 million.

(2)

Included in the total liability balance as of December 31, 2014 are reserves for variable annuity death benefits of $1.7 million, variable annuity income benefits of $2.2 million, variable annuity accumulation benefits of $6.0 million, variable annuity withdrawal benefits of $1.0 million and other guarantees of $15.1 million.

(3)

Included in the total liability balance as of December 31, 2012 are reserves for variable annuity death benefits of $2.1 million, variable annuity income benefits of $5.2 million, variable annuity accumulation benefits of $15.5 million, variable annuity withdrawal benefits of $2.1 million and other guarantees of 8.4 million.

9.	Reinsurance

The Company reinsures certain of its risks to unaffiliated reinsurers and ALIC under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.

As of December 31, 2014 and 2013, for certain term life insurance policies, the Company ceded up to 90% of the mortality risk depending on the year of policy issuance. Further, the Company cedes the mortality risk associated with coverage in excess of $2 million per life to ALIC. Prior to July 1, 2013, the Company ceded mortality risk in excess of $250 thousand per life to ALIC.

In addition, the Company has used reinsurance to effect the disposition of certain blocks of business. The Company had reinsurance recoverables of $189.9 million and $203.3 million as of December 31, 2014 and 2013, respectively, due from Prudential related to the disposal of its variable annuity business that was effected through reinsurance agreements. In 2014, premiums and contract charges of $8.2 million, contract benefits of $1.4 million, interest credited to contractholder funds of $5.2 million, and operating costs and expenses of $1.3 million were ceded to Prudential. In 2013, premiums and contract charges of $9.0 million, contract benefits of $11.0 million, interest credited to contractholder funds of $5.5 million, and operating costs and expenses of $1.5 million were ceded to Prudential. In 2012, premiums and contract charges of $8.4 million, contract benefits of $1.9 million, interest credited to contractholder funds of $6.0 million, and operating costs and expenses of $1.4 million were ceded to Prudential. In addition, as of December 31, 2014 and 2013 the Company had reinsurance recoverables of $22 thousand and $228 thousand, respectively, due from a subsidiary of Citigroup (Triton Insurance Company) in connection with the disposition of the direct response distribution business in 2003.

As of December 31, 2014, the gross life insurance in force was $39.29 billion of which $539.8 million and $9.39 billion was ceded to affiliated and unaffiliated reinsurers, respectively.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Direct	$155,439	$155,193	$152,197
Assumed — non-affiliate	830	835	849
Ceded
Affiliate	(2,238)	(3,961)	(35,904)
Non-affiliate	(21,515)	(23,140)	(23,417)

Premiums and contract charges, net of reinsurance	$132,516	$128,927	$93,725

The effects of reinsurance on contract benefits for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Direct	$227,796	$213,437	$196,463
Assumed — non-affiliate	381	1,008	709
Ceded
Affiliate	(8,363)	(6,440)	(4,865)
Non-affiliate	(6,535)	(4,288)	(11,393)

Contract benefits, net of reinsurance	$213,279	$203,717	$180,914

The effects of reinsurance on interest credited to contractholder funds for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Direct	$123,747	$135,354	$150,355
Assumed — non-affiliate	15	25	17
Ceded
Non-affiliate	(5,158)	(5,468)	(6,032)

Interest credited to contractholder funds, net of reinsurance	$118,604	$129,911	$144,340

In addition to amounts included in the table above are reinsurance premiums ceded to ALIC of $3.4 million in 2014 and $3.5 million in each of 2013 and 2012 under the terms of the structured settlement annuity reinsurance agreement (see Note 4).

10.	Deferred Policy Acquisition and Sales Inducement Costs

Deferred policy acquisition costs for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Balance, beginning of year	$129,836	$130,201	$132,614
Acquisition costs deferred	17,240	19,553	19,423
Amortization charged to income	(13,213)	(29,783)	(13,145)
Effect of unrealized gains and losses	1,419	9,865	(8,691)

Balance, end of year	$135,282	$129,836	$130,201

DSI activity, which primarily relates to fixed annuities and interest-sensitive life contracts, for the years ended December 31 was as follows:

($ in thousands)	2014	2013	2012
Balance, beginning of year	$1,737	$1,717	$2,019
Sales inducements deferred	242	381	409
Amortization charged to income	112	(604)	(465)
Effect of unrealized gains and losses	(32)	243	(246)

Balance, end of year	$2,059	$1,737	$1,717

11.	Guarantees and Contingent Liabilities

Guaranty funds

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2014 and 2013, the liability balance included in other liabilities and accrued expenses was $742 thousand and $8.9 million, respectively. The related premium tax offsets included in other assets were $3.6 million and $8.3 million as of December 31, 2014 and 2013, respectively.

Guarantees

Related to the disposal through reinsurance of our variable annuity business to Prudential in 2006, the Company, ALIC and the Corporation have agreed to indemnify Prudential for certain pre-closing contingent liabilities (including extra-contractual liabilities of the Company and liabilities specifically excluded from the transaction) that the Company and ALIC have agreed to retain. In addition, the Company, ALIC and the Corporation will each indemnify Prudential for certain post-closing liabilities that may arise from the acts of the Company and ALIC and their agents, including certain liabilities arising from the Company’s and ALIC’s provision of transition services. The reinsurance agreements contain no limitations or indemnifications with regard to insurance risk transfer, and transferred all of the future risks and responsibilities for performance on the underlying variable annuity contracts to Prudential, including those related to benefit guarantees. Management does not believe this agreement will have a material effect on results of operations, cash flows or financial position of the Company.

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2014.

Regulation and Compliance

The Company is subject to extensive laws, regulations and regulatory actions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, impose fines and penalties for unintended errors or mistakes, and otherwise expand overall regulation of insurance products and the insurance industry. In addition, the Company is subject to laws and regulations administered and enforced by federal agencies and other organizations, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and the U.S. Department of Justice. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

12.	Income Taxes

The Company joins with the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2011 and 2012 federal income tax returns. The IRS has completed its examination of the Allstate Group’s 2009 and 2010 federal income tax returns and a final settlement related to the examination was approved by the IRS Appeals Division on September 19, 2014. The Allstate Group’s tax years prior to 2009 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of the Allstate Group’s tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2014, 2013 or 2012, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2014	2013
Deferred assets
Unrealized foreign currency translation adjustments	$359	$—
Accrued liabilities	41	41
Other assets	115	—

Total deferred assets	515	41

Deferred liabilities
Unrealized net capital gains	(91,691)	(81,841)
Difference in tax bases of investments	(64,725)	(40,544)
DAC	(28,375)	(25,395)
Life and annuity reserves	(25,871)	(21,051)
Unrealized foreign currency translation adjustments	—	(143)
Other liabilities	(2,802)	(4,408)

Total deferred liabilities	(213,464)	(173,382)

Net deferred liability	$(212,949)	$(173,341)

Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the Company’s assessment that the deductions ultimately recognized for tax purposes will be fully utilized.

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2014	2013	2012
Current	$38,729	$6,463	$7,286
Deferred	30,260	15,998	20,260

Total income tax expense	$68,989	$22,461	$27,546

The Company paid income taxes of $21.1 million and $11.7 million in 2014 and 2013, respectively, and received a refund of $5.9 million in 2012.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2014	2013	2012
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income tax expense	0.8	2.3	1.7
Other	(0.4)	(1.5)	(1.2)

Effective income tax rate	35.4%	35.8%	35.5%

13.	Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of New York. Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of New York requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of New York Insurance Superintendent. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $31.3 million, $25.9 million and $18.8 million in 2014, 2013 and 2012, respectively. Statutory capital and surplus was $562.1 million and $553.9 million as of December 31, 2014 and 2013, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the New York Department of Financial Services (“NYDFS”) is limited to formula amounts based on capital and surplus and net gain from operations excluding realized capital gains and losses, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. During 2015, the Company will not be able to pay dividends without prior NYDFS approval. Any dividend must be paid out of unassigned surplus excluding unrealized appreciation from investments, which totaled $401.8 million as of December 31, 2014, and cannot result in capital and surplus being less than the minimum amount required by law.

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements. Total statutory capital and surplus and authorized control level RBC of the Company were $562.1 million and $66.9 million, respectively, as of December 31, 2014.

14.	Benefit Plans

Pension and other postretirement plans

Defined benefit pension plans, sponsored by the Corporation, cover most full-time employees, certain part-time employees and employee-agents. Benefits under the pension plans are based upon the employee’s length of service and eligible annual compensation. The cost allocated to the Company for the pension plans was $832 thousand, $5.3 million, and $3.6 million in 2014, 2013 and 2012, respectively.

The Corporation has reserved the right to modify or terminate its benefit plans at any time and for any reason.

Allstate 401(k) Savings Plan

Employees of AIC are eligible to become members of the Allstate 401(k) Savings Plan (“Allstate Plan”). The Corporation’s contributions are based on the Corporation’s matching obligation and certain performance measures. The cost allocated to the Company for the Allstate Plan was $998 thousand, $773 thousand, and $717 thousand in 2014, 2013 and 2012, respectively.

15.	Other Comprehensive Income

The components of other comprehensive income (loss) income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2014
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period, net of related offsets	$92,340	$(32,319)	$60,021
Less: reclassification adjustment of realized capital gains and losses	64,197	(22,469)	41,728

Unrealized net capital gains and losses	28,143	(9,850)	18,293

Unrealized foreign currency translation adjustments	(1,436)	502	(934)

Other comprehensive income	$26,707	$(9,348)	$17,359

	2013
	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period, net of related offsets	$(112,511)	$39,379	$(73,132)
Less: reclassification adjustment of realized capital gains and losses	27,975	(9,791)	18,184

Unrealized net capital gains and losses	(140,486)	49,170	(91,316)

Unrealized foreign currency translation adjustments	1,312	(459)	853

Other comprehensive loss	$(139,174)	$48,711	$(90,463)

	2012
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period, net of related offsets	$75,239	$(26,333)	$48,906
Less: reclassification adjustment of realized capital gains and losses	431	(151)	280

Unrealized net capital gains and losses	74,808	(26,182)	48,626

Unrealized foreign currency translation adjustments	(642)	225	(417)

Other comprehensive income	$74,166	$(25,957)	$48,209

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2014

($ in thousands)	Cost/ amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$229,639	$279,967	$279,967
States, municipalities and political subdivisions	661,021	782,957	782,957
Foreign governments	338,199	396,676	396,676
Public utilities	616,598	706,555	706,555
Convertibles and bonds with warrants attached	1,500	2,371	2,371
All other corporate bonds	2,806,083	3,004,068	3,004,068
Residential mortgage-backed securities	94,130	98,325	98,325
Commercial mortgage-backed securities	129,490	134,892	134,892
Asset-backed securities	73,922	74,600	74,600
Redeemable preferred stocks	8,959	10,636	10,636

Total fixed maturities	4,959,541	$5,491,047	5,491,047

Equity securities:
Common stocks:
Public utilities	5,239	$5,281	5,281
Banks, trusts and insurance companies	14,483	14,622	14,622
Industrial, miscellaneous and all other	180,279	180,672	180,672
Nonredeemable preferred stocks	5,548	5,547	5,547

Total equity securities	205,549	206,122	206,122

Mortgage loans on real estate (none acquired in satisfaction of debt)	493,792	$526,433	493,792

Policy loans	39,993		39,993
Derivative instruments	600	$600	600

Limited partnership interests	212,947		212,947
Short-term investments	138,371	$138,372	138,372

Total investments	$6,050,793		$6,582,873

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2014
Life insurance in force	$38,743,278	$9,927,519	$550,942	$29,366,701	1.9%

Premiums and contract charges:
Life insurance	$139,430	$22,352	$830	$117,908	0.7%
Accident and health insurance	16,009	1,401	—	14,608	—%

Total premiums and contract charges	$155,439	$23,753	$830	$132,516	0.6%

Year ended December 31, 2013
Life insurance in force	$37,835,153	$10,303,425	$578,980	$28,110,708	2.1%

Premiums and contract charges:
Life insurance	$140,834	$25,564	$835	$116,105	0.7%
Accident and health insurance	14,359	1,537	—	12,822	—%

Total premiums and contract charges	$155,193	$27,101	$835	$128,927	0.6%

Year ended December 31, 2012
Life insurance in force	$36,532,268	$16,858,998	$602,378	$20,275,648	3.0%

Premiums and contract charges:
Life insurance	$138,973	$57,654	$849	$82,168	1.0%
Accident and health insurance	13,224	1,667	—	11,557	—%

Total premiums and contract charges	$152,197	$59,321	$849	$93,725	0.9%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2014, 2013 or 2012.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE V—VALUATION ALLOWANCES AND QUALIFYING ACCOUNTS

($ in thousands)		Additions
Description	Balance as of beginning of period	Charged to costs and expenses	Other additions	Deductions	Balance as of end of period
Year ended December 31, 2014
Allowance for estimated losses on mortgage loans	$1,832	$(1,110)	$—	$722	$—
Year ended December 31, 2013
Allowance for estimated losses on mortgage loans	$—	$1,832	$—	$—	$1,832
Year ended December 31, 2012
Allowance for estimated losses on mortgage loans	$637	$(637)	$—	$—	$—

Item 11(f).	Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2014	2013	2012	2011	2010
Operating Results
Premiums	$59,070	$55,789	$38,037	$43,806	$45,087
Contract charges	73,446	73,138	55,688	54,845	52,063
Net investment income	322,825	325,117	346,195	356,269	368,695
Realized capital gains and losses	118,294	14,911	17,743	42,907	(45,849)
Total revenues	573,635	468,955	457,663	497,827	419,996
Net income	125,962	40,295	50,154	68,870	8,379

Financial Position
Investments	$6,582,873	$6,576,469	$7,081,318	$7,190,515	$7,190,197
Total assets	7,551,185	7,519,077	8,067,537	8,213,057	8,320,295
Reserve for life-contingent contract benefits and contractholder funds	5,682,950	5,821,873	6,269,321	6,529,473	6,667,467
Shareholder’s equity	1,126,101	982,780	1,032,948	934,585	812,027

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Allstate Life Insurance Company of New York (referred to in this document as “we,” “our,” “us,” the “Company” or “ALNY”). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•

For operations: benefit and investment spread, asset-liability matching, amortization of deferred policy acquisition costs (“DAC”), expenses, net income, new business sales, invested assets, and premiums and contract charges.

•

For investments: exposure to market risk, credit quality/experience, total return, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset and liability duration.

•	For financial condition: liquidity, financial strength ratings, operating leverage, capital position, and return on equity.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income and equity securities

•	Deferred policy acquisition costs amortization

•	Reserve for life-contingent contract benefits estimation

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual fixed income and other securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities and certain free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2014 and 2013, we did not adjust fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income and equity securities and short-term investments as of December 31, 2014 by source of fair value determination.

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$686,250	11.8%
Fair value based on external sources(1)	5,149,291	88.2

Total	$5,835,541	100.0%

(1)	Includes $290.9 million that are valued using broker quotes.

For additional detail on fair value measurements, see Note 6 of the financial statements.

Impairment of fixed income and equity securities For investments classified as available for sale, the difference between fair value and amortized cost for fixed income securities and cost for equity securities, net of certain other items and deferred income taxes (as disclosed in Note 5), is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

There are a number of assumptions and estimates inherent in evaluating impairments of equity securities and determining if they are other than temporary, including: 1) our ability and intent to hold the investment for a period of time sufficient to allow for an anticipated recovery in value; 2) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 3) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 4) the length of time and extent to which the fair value has been less than cost.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income or equity security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in management’s decision to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis of a fixed income security or causes a change in our ability or intent to hold an equity security until it recovers in value. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes and related DAC, deferred sales inducement costs and reserves for life-contingent contract benefits, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 5 of the financial statements.

Deferred policy acquisition costs amortization We incur significant costs in connection with acquiring insurance policies and investment contracts. In accordance with GAAP, costs that are related directly to the successful acquisition of new or renewal insurance policies and investment contracts are deferred and recorded as an asset on the Statements of Financial Position.

DAC related to traditional life insurance is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Significant assumptions relating to estimated premiums, investment returns, as well as mortality, persistency and expenses to administer the business are established at the time the policy is issued and are generally not revised during the life of the policy. The assumptions for determining the timing and amount of DAC amortization are consistent with the assumptions used to calculate the reserve for life-contingent contract benefits. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies. The recovery of DAC is dependent upon the future profitability of the business. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. We aggregate all traditional life insurance products and immediate annuities with life contingencies in the analysis. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and a premium deficiency reserve may be required if the remaining DAC balance is insufficient to absorb the deficiency. In 2014, 2013 and 2012, our reviews concluded that no premium deficiency adjustments were necessary.

DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP.

AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits (benefit margin); investment income and realized capital gains and losses less interest credited (investment margin); and surrender and other contract charges less maintenance expenses (expense margin). The principal assumptions for determining the amount of EGP are persistency, mortality, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges, and these assumptions are reasonably likely to have the greatest impact on the amount of DAC amortization. Changes in these assumptions can be offsetting and we are unable to reasonably predict their future movements or offsetting impacts over time.

Each reporting period, DAC amortization is recognized in proportion to AGP for that period adjusted for interest on the prior period DAC balance. This amortization process includes an assessment of AGP compared to EGP, the actual amount of business remaining in force and realized capital gains and losses on investments supporting the product liability. The impact of realized capital gains and losses on amortization of DAC depends upon which product liability is supported by the assets that give rise to the gain or loss. If the AGP is greater than EGP in the period, but the total EGP is unchanged, the amount of DAC amortization will generally increase, resulting in a current period decrease to earnings. The opposite result generally occurs when the AGP is less than the EGP in the period, but the total EGP is unchanged. However, when DAC amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC balance is determined to be recoverable based on facts and circumstances. For products whose supporting investments are exposed to capital losses in excess of our expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC amortization may be modified to exclude the excess capital losses.

Annually, we review and update all assumptions underlying the projections of EGP, including persistency, mortality, expenses, investment returns, comprising investment income and realized capital gains and losses, interest crediting rates and the effect of any hedges. At each reporting period, we assess whether any revisions to assumptions used to determine DAC amortization are required. These reviews and updates may result in amortization acceleration or deceleration, which are referred to as “DAC unlocking”. If the update of assumptions causes total EGP to increase, the rate of DAC amortization will generally decrease, resulting in a current period increase to earnings. A decrease to earnings generally occurs when the assumption update causes the total EGP to decrease.

The following table provides the effect on DAC amortization of changes in assumptions relating to the gross profit components of investment margin, benefit margin and expense margin during the years ended December 31.

($ in thousands)	2014	2013	2012
Investment margin	$1,416	$4,289	$416
Benefit margin	2,502	7,499	3,811
Expense margin	(3,530)	2,266	(285)

Net acceleration	$388	$14,054	$3,942

In 2014, DAC amortization acceleration for changes in the investment margin component of EGP related to fixed annuities and was due to lower projected investment returns. The acceleration related to benefit margin primarily related to interest-sensitive life insurance and was due to an increase in projected mortality. The deceleration related to expense margin primarily related to interest-sensitive life insurance and was due to a decrease in projected expenses.

In 2013, DAC amortization acceleration for changes in the investment margin component of EGP related to interest-sensitive life insurance and was due to lower projected investment returns. The acceleration related to benefit margin related to interest-sensitive life insurance and was due to an increase in projected mortality. The acceleration related to expense margin related to interest-sensitive life insurance and was due to an increase in projected expenses.

In 2012, DAC amortization acceleration for changes in the investment margin component of EGP primarily related to fixed annuities and was due to lower projected investment returns. The acceleration related to benefit margin was primarily due to increased projected mortality on interest-sensitive life insurance. The deceleration related to expense margin related to interest-sensitive life insurance and was due to a decrease in projected expenses.

The following table displays the sensitivity of reasonably likely changes in assumptions included in the gross profit components of investment margin or benefit margin to amortization of the DAC balance as of December 31, 2014.

($ in thousands)	Increase/(reduction) in DAC
Increase in future investment margins of 25 basis points	$3,570
Decrease in future investment margins of 25 basis points	$(3,884)
Decrease in future life mortality by 1%	$863
Increase in future life mortality by 1%	$(879)

Any potential changes in assumptions discussed above are measured without consideration of correlation among assumptions. Therefore, it would be inappropriate to add them together in an attempt to estimate overall variability in amortization.

For additional detail related to DAC, see the Operations section of this document.

Reserve for life-contingent contract benefits estimation Due to the long term nature of traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, benefits are payable over many years; accordingly, the reserves are calculated as the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses are used when establishing the reserve for life-contingent contract benefits payable under these insurance policies. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. Future investment yield assumptions are determined based upon prevailing investment yields as well as estimated reinvestment yields. Mortality, morbidity and policy termination assumptions are based on our experience and industry experience. Expense assumptions include the estimated effects of inflation and expenses to be incurred beyond the premium-paying period. These assumptions are established at the time the policy is issued, are consistent with assumptions for determining DAC amortization for these policies, and are generally not changed during the policy coverage period. However, if actual experience emerges in a manner that is significantly adverse relative to the original assumptions, adjustments to DAC or reserves may be required resulting in a charge to earnings which could have a material effect on our operating results and financial condition. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required. In 2014, 2013 and 2012, our reviews concluded that no premium deficiency adjustments were necessary. We anticipate that mortality, investment and reinvestment yields, and policy terminations are the factors that would be most likely to require premium deficiency adjustments to these reserves or related DAC.

For further detail on the reserve for life-contingent contract benefits, see Note 8 of the financial statements.

OPERATIONS

Overview and strategy We currently sell traditional, interest-sensitive and variable life insurance and voluntary accident and health insurance. We serve our customers through Allstate exclusive agencies and exclusive financial specialists, and workplace enrolling independent agents. We previously offered and continue to have in force fixed annuities such as deferred and immediate annuities.

We bring value to our ultimate parent, The Allstate Corporation (the “Corporation”) in three principal ways: through profitable growth, by bringing new customers to Allstate, and by improving the economics of the Corporation through increased customer loyalty and stronger customer relationships based on cross selling our products to existing customers. Our strategy is focused on expanding Allstate customer relationships by growing the number of products delivered to customers through Allstate exclusive agencies and managing the run-off of our in-force annuity products while taking actions to improve returns.

Our strategy for our life insurance business centers on the continuation of our efforts to fully integrate the business into the Allstate brand customer value proposition and modernizing our operating model. The life insurance product portfolio and sales process are being redesigned with a focus on clear and distinct positioning to meet the varied needs of Allstate customers. Our product positioning will provide solutions to help meet customer needs during various life stages ranging from basic mortality protection to more complex mortality and financial planning solutions. Basic mortality protection solutions will be provided through less complex products, such as term and whole life insurance, sold through exclusive agents and licensed sales professionals to deepen customer relationships. More advanced mortality and financial planning solutions will be provided primarily through exclusive financial specialists with an emphasis on our more complex offerings, such as universal life insurance products. Sales producer education and technology improvements are being made to ensure agencies have the tools and information needed to help customers meet their needs and build personal relationships as trusted advisors. Additionally, tools will be made available to consumers to help them understand their needs and encourage interaction with their local agencies.

Allstate Benefits (Allstate’s workplace distribution business) is an industry leader in the voluntary benefits market, offering a broad range of accident and health insurance products, including critical illness, accident, cancer, disability and universal life. Allstate Benefits uses ALNY to write its business in New York. Allstate Benefits differentiates itself by offering a broad product portfolio, flexible enrollment solutions and technology (including significant presence on private exchanges), and its strong national accounts team, as well as the well-recognized Allstate brand. Market trends for voluntary benefits are favorable as the market has nearly doubled in size since 2006, driven by the ability of voluntary benefits to fill gaps from employers seeking to contain rising health care costs, by providing lower cost benefits, and shifting costs to employees.

Our in-force deferred and immediate annuity business has been adversely impacted by the credit cycle and historically low interest rate environment. Our immediate annuity business has also been impacted by medical advancements that have resulted in annuitants living longer than anticipated when many of these contracts were originated. We focus on the distinct risk and return profiles of the specific products outstanding when developing investment and liability management strategies. We have reduced the level of legacy deferred annuities in force and proactively manage the investment portfolio and annuity crediting rates to improve the profitability of the business. We are managing the investment portfolio supporting our immediate annuities to ensure the assets match the characteristics of the liabilities and provide the long-term returns needed to support this business. We continue to increase investments in which we have ownership interests and a greater proportion of return is derived from idiosyncratic operating or market performance including limited partnerships and equities to more appropriately match the long-term nature of our immediate annuities. To transition our annuity business to a more efficient variable cost structure, we plan to outsource the administration of the business to a third party administration company in 2015.

Summary analysis Summarized financial data for the years ended December 31 is presented in the following table.

($ in thousands)	2014	2013	2012
Revenues
Premiums	$59,070	$55,789	$38,037
Contract charges	73,446	73,138	55,688
Net investment income	322,825	325,117	346,195
Realized capital gains and losses	118,294	14,911	17,743

Total revenues	573,635	468,955	457,663

Costs and expenses
Contract benefits	(213,279)	(203,717)	(180,914)
Interest credited to contractholder funds	(118,604)	(129,911)	(144,340)
Amortization of DAC	(13,213)	(29,783)	(13,145)
Operating costs and expenses	(33,588)	(42,788)	(41,564)

Total costs and expenses	(378,684)	(406,199)	(379,963)

Income tax expense	(68,989)	(22,461)	(27,546)

Net income	$125,962	$40,295	$50,154

Net income was $126.0 million in 2014 compared to $40.3 million in 2013. The increase was primarily due to higher net realized capital gains, lower amortization of DAC, lower interest credited to contractholder funds and lower operating costs and expenses, partially offset by higher contract benefits.

Net income was $40.3 million in 2013 compared to $50.2 million in 2012. The decrease was primarily due to higher contract benefits and lower net investment income, partially offset by higher premiums and contract charges and lower interest credited to contractholder funds.

Analysis of revenues Total revenues increased 22.3% or $104.7 million in 2014 compared to 2013, due to higher net realized capital gains and higher premiums and contract charges, partially offset by lower net investment income. Total revenues increased 2.5% or $11.3 million in 2013 compared to 2012 due to higher premiums and contract charges, partially offset by lower net investment income.

Premiums represent revenues generated from traditional life insurance, immediate annuities with life contingencies, and accident and health insurance products that have significant mortality or morbidity risk.

Contract charges are revenues generated from interest-sensitive and variable life insurance and fixed annuities for which deposits are classified as contractholder funds or separate account liabilities. Contract charges are assessed against the contractholder account values for maintenance, administration, cost of insurance and surrender prior to contractually specified dates.

The following table summarizes premiums and contract charges by product for the years ended December 31.

($ in thousands)	2014	2013	2012
Underwritten products
Traditional life insurance premiums	$44,222	$38,618	$19,828
Accident and health insurance premiums	14,608	12,822	11,556
Interest-sensitive life insurance contract charges	73,151	72,740	54,357

Subtotal	131,981	124,180	85,741
Annuities
Immediate annuities with life contingencies premiums	240	4,349	6,653
Other fixed annuity contract charges	295	398	1,331

Subtotal	535	4,747	7,984

Premiums and contract charges(1)	$132,516	$128,927	$93,725

(1)	Contract charges related to the cost of insurance totaled $49.5 million, $48.4 million and $30.4 million in 2014, 2013 and 2012, respectively.

Total premiums and contract charges increased 2.8% or $3.6 million in 2014 compared to 2013, primarily due to increased traditional life insurance and accident and health insurance premiums, partially offset by lower sales of immediate annuities with life contingencies due to discontinuing new sales January 1, 2014.

Total premiums and contract charges increased 37.6% in 2013 compared to 2012, primarily due to increased traditional life insurance premiums due to lower reinsurance ceded and higher contract charges on interest-sensitive life insurance products due to lower reinsurance ceded, partially offset by lower sales of immediate annuities with life contingencies. Effective July 1, 2013, we are ceding mortality risk in excess of $2 million per life to ALIC, compared to $250 thousand per life previously. This results in increased retained business for ALNY from July 1, 2013 forward.

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. The balance of contractholder funds is equal to the cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. The following table shows the changes in contractholder funds for the years ended December 31.

($ in thousands)	2014	2013	2012
Contractholder funds, beginning balance	$3,670,557	$3,958,440	$4,344,897

Deposits
Interest-sensitive life insurance	88,172	89,164	87,903
Fixed annuities	17,454	20,118	27,805

Total deposits	105,626	109,282	115,708

Interest credited	118,957	129,687	144,284

($ in thousands)	2014	2013	2012
Benefits, withdrawals and other adjustments
Benefits	$(145,889)	$(152,822)	$(149,800)
Surrenders and partial withdrawals	(279,835)	(284,755)	(409,575)
Contract charges	(71,332)	(70,856)	(67,695)
Net transfers from separate accounts	143	153	38
Other adjustments(1)	4,367	(18,572)	(19,417)

Total benefits, withdrawals and other adjustments	(492,546)	(526,852)	(646,449)

Contractholder funds, ending balance	$3,402,594	$3,670,557	$3,958,440

(1)

The table above illustrates the changes in contractholder funds, which are presented gross of reinsurance recoverables on the Statements of Financial Position. The table above is intended to supplement our discussion and analysis of revenues, which are presented net of reinsurance on the Statements of Operations and Comprehensive Income. As a result, the net change in contractholder funds associated with products reinsured to third parties is reflected as a component of the other adjustments line.

Contractholder funds decreased 7.3% in 2014 as surrenders and partial withdrawals were not offset by new sales due to no longer offering fixed annuity products beginning January 1, 2014. Contractholder funds decreased 7.3% in 2013 reflecting our continuing strategy to reduce our concentration in spread-based products.

Contractholder deposits decreased 3.3% in 2014 compared to 2013, primarily due to no longer offering fixed annuity products beginning January 1, 2014, as well as lower deposits on interest-sensitive life insurance. Contractholder deposits decreased 5.6% in 2013 compared to 2012, primarily due to lower deposits on fixed annuities, partially offset by higher deposits on interest-sensitive life insurance.

Surrenders and partial withdrawals decreased 1.7% to $279.8 million in 2014 from $284.8 million in 2013. Surrenders and partial withdrawals decreased 30.5% to $284.8 million in 2013 from $409.6 million in 2012 primarily due to lower surrenders and partial withdrawals on fixed annuities. The surrender and partial withdrawal rate, based on the beginning of year contractholder funds, was 9.5% in 2014 compared to 9.0% in 2013 and 11.6% in 2012.

Analysis of costs and expenses Total costs and expenses decreased 6.8% or $27.5 million in 2014 compared to 2013, primarily due to lower amortization of DAC, lower interest credited to contractholder funds and lower operating costs and expenses, partially offset by higher contract benefits. Total costs and expenses increased 6.9% or $26.2 million in 2013 compared to 2012, primarily due to higher contract benefits and higher amortization of DAC, partially offset by lower interest credited to contractholder funds.

Contract benefits increased 4.7% or $9.6 million in 2014 compared to 2013, primarily due to higher claim experience on life insurance and an increase in reserves for secondary guarantees on interest-sensitive life insurance, partially offset by lower contract benefits on immediate annuities reflecting the reduction in premiums. Our 2014 annual review of assumptions resulted in a $2.9 million increase in reserves primarily for secondary guarantees on interest-sensitive life insurance due to increased projected exposure to secondary guarantees.

Contract benefits increased 12.6% or $22.8 million in 2013 compared to 2012, primarily due to higher claim experience on life and accident and health insurance, and worse mortality experience on annuities.

We analyze our mortality and morbidity results using the difference between premiums and contract charges earned for the cost of insurance and contract benefits excluding the portion related to the implied interest on immediate annuities with life contingencies (“benefit spread”). This implied interest totaled $113.4 million, $112.9 million and $112.5 million in 2014, 2013 and 2012, respectively.

The benefit spread by product group for the years ended December 31 is disclosed in the following table.

($ in thousands)	2014	2013	2012
Life insurance	$23,473	$29,400	$3,601
Accident and health insurance	4,572	1,313	5,318
Annuities	(19,355)	(17,348)	(8,961)

Total benefit spread	$8,690	$13,365	$(42)

Benefit spread decreased 35.0% or $4.7 million in 2014 compared to 2013, primarily due to higher claim experience on life insurance, an increase in reserves for secondary guarantees on interest-sensitive life insurance and worse mortality experience on annuities, partially offset by higher premiums and cost of insurance contract charges.

Benefit spread reflected a gain of $13.4 million in 2013 compared to a loss of $42 thousand in 2012, primarily due to lower reinsurance ceded on life insurance, partially offset by higher claim experience on life and accident and health insurance, and worse mortality experience on annuities.

Interest credited to contractholder funds decreased 8.7% or $11.3 million in 2014 compared to 2013, due to lower average contractholder funds and lower crediting rates. Interest credited to contractholder funds decreased 10.0% or $14.4 million in 2013 compared to 2012, due to lower average contractholder funds and lower interest crediting rates.

In order to analyze the impact of net investment income and interest credited to contractholders on net income, we monitor the difference between net investment income and the sum of interest credited to contractholder funds and the implied interest on immediate annuities with life contingencies, which is included as a component of contract benefits on the Statements of Operations and Comprehensive Income (“investment spread”).

The investment spread by product group for the years ended December 31 is shown in the following table.

($ in thousands)	2014	2013	2012
Annuities	$41,055	$39,674	$49,059
Life insurance	8,081	6,173	5,627
Accident and health insurance	267	191	120
Net investment income on investments supporting capital	41,440	36,242	34,599

Total investment spread	$90,843	$82,280	$89,405

Investment spread increased 10.4% or $8.6 million in 2014 compared to 2013, primarily due to higher limited partnership income and lower crediting rates, partially offset by the continued managed reduction in our spread-based business in force. Investment spread decreased 8.0% or $7.1 million in 2013 compared to 2012, primarily due to lower investment yields and the continued managed reduction in our deferred annuity business in force, partially offset by lower crediting rates.

To further analyze investment spreads, the following table summarizes the weighted average investment yield on assets supporting product liabilities and capital, interest crediting rates and investment spreads.

	Weighted average investment yield			Weighted average interest crediting rate			Weighted average investment spreads
	2014	2013	2012	2014	2013	2012	2014	2013	2012
Interest-sensitive life insurance	5.2%	5.2%	5.3%	4.1%	4.1%	4.2%	1.1%	1.1%	1.1%
Deferred fixed annuities	4.5	4.7	4.8	2.9	2.9	3.0	1.6	1.8	1.8
Immediate fixed annuities with and without life contingencies	6.9	6.6	6.9	6.2	6.2	6.3	0.7	0.4	0.6
Investments supporting capital, traditional life and other products	4.0	3.8	3.9	n/a	n/a	n/a	n/a	n/a	n/a

The following table summarizes our product liabilities as of December 31 and indicates the account value of those contracts and policies in which an investment spread is generated.

($ in thousands)	2014	2013	2012
Immediate fixed annuities with life contingencies	$1,808,389	$1,778,702	$1,753,948
Other life contingent contracts and other	471,967	372,614	556,933

Reserve for life-contingent contract benefits	$2,280,356	$2,151,316	$2,310,881

Interest-sensitive life insurance	$718,126	$696,878	$684,584
Deferred fixed annuities	2,151,269	2,415,567	2,677,798
Immediate fixed annuities without life contingencies	509,253	537,231	564,919
Other	23,946	20,881	31,139

Contractholder funds	$3,402,594	$3,670,557	$3,958,440

Amortization of DAC The components of amortization of DAC for the years ended December 31 are summarized in the following table.

($ in thousands)	2014	2013	2012
Amortization of DAC before amortization relating to realized capital gains and losses and changes in assumptions	$12,084	$15,343	$8,137
Amortization relating to realized capital gains and losses(1)	741	386	1,066
Amortization acceleration for changes in assumptions (“DAC unlocking”)	388	14,054	3,942

Total amortization of DAC	$13,213	$29,783	$13,145

(1)

The impact of realized capital gains and losses on amortization of DAC is dependent upon the relationship between the assets that give rise to the gain or loss and the product liability supported by the assets. Fluctuations result from changes in the impact of realized capital gains and losses on actual and expected gross profits.

Amortization of DAC decreased 55.6% or $16.6 million in 2014 compared to 2013, primarily due to lower amortization acceleration for changes in assumptions. Amortization of DAC increased 126.6% or $16.6 million in 2013 compared to 2012, primarily due to higher amortization acceleration for changes in assumptions and higher amortization on interest-sensitive life insurance.

Our annual comprehensive review of assumptions underlying estimated future gross profits for our interest-sensitive life, fixed annuities and other investment contracts covers assumptions for persistency, mortality, expenses, investment returns, including capital gains and losses, interest crediting rates to policyholders, and the effect of any hedges in all product lines. In 2014, the review resulted in an acceleration of DAC amortization (charge to income) of $388 thousand. Amortization acceleration of $2.4 million related to fixed annuities and was primarily due to a decrease in projected gross profits. Amortization deceleration of $2.0 million related to interest-sensitive life insurance and was primarily due to a decrease in projected expenses, partially offset by increased projected mortality.

In 2013, the review resulted in an acceleration of DAC amortization of $14.1 million for interest-sensitive life insurance that was primarily due to an increase in projected mortality and expenses and lower projected investment margins.

In 2012, the review resulted in an acceleration of DAC amortization of $3.9 million. Amortization acceleration of $3.8 million related to interest-sensitive life insurance and was primarily due to an increase in projected mortality. Amortization acceleration of $189 thousand related to fixed annuities and was primarily due to lower projected investment returns.

The changes in DAC for the years ended December 31 are detailed in the following table.

	Traditional life and accident and health		Interest-sensitive life insurance		Fixed annuities		Total
($ in thousands)	2014	2013	2014	2013	2014	2013	2014	2013
Beginning balance	$42,735	$40,213	$85,780	$89,897	$1,321	$91	$129,836	$130,201
Acquisition costs deferred	7,926	7,441	9,302	12,100	12	12	17,240	19,553
Amortization of DAC before amortization relating to realized capital gains and losses and changes in assumptions(1)	(4,732)	(4,919)	(7,403)	(10,794)	51	370	(12,084)	(15,343)
Amortization relating to realized capital gains and losses(1)	—	—	(580)	(425)	(161)	39	(741)	(386)
Amortization (acceleration) deceleration for changes in assumptions (“DAC unlocking”)(1)	—	—	1,972	(14,054)	(2,360)	—	(388)	(14,054)
Effect of unrealized capital gains and losses(2)	—	—	201	9,056	1,218	809	1,419	9,865

Ending balance	$45,929	$42,735	$89,272	$85,780	$81	$1,321	$135,282	$129,836

(1)	Included as a component of amortization of DAC on the Statements of Operations and Comprehensive Income.
(2)

Represents the change in the DAC adjustment for unrealized capital gains and losses. The DAC adjustment represents the amount by which the amortization of DAC would increase or decrease if the unrealized gains and losses in the respective product portfolios were realized.

Operating costs and expenses decreased 21.5% or $9.2 million in 2014 compared to 2013, primarily due to lower employee related expenses and a decrease in guaranty fund assessments.

Operating costs and expenses increased 2.9% or $1.2 million in 2013 compared to 2012, primarily due to higher employee related expenses.

Reinsurance ceded We enter into reinsurance agreements with Allstate Life Insurance Company (“ALIC”) and unaffiliated reinsurers to limit our risk of mortality and morbidity losses and reinvestment risk. In addition, we have used reinsurance to effect the disposition of certain blocks of business. We retain primary liability as a direct insurer for all risks ceded to reinsurers. Effective July 1, 2013, we are ceding mortality risk in excess of $2 million per life to ALIC, compared to $250 thousand per life previously. This results in increased retained business for ALNY from July 1, 2013 forward. As of December 31, 2014 and 2013, 25.3% and 26.8%, respectively, of our face amount of life insurance in force was reinsured. Additionally, we ceded all of the risk associated with our variable annuity business.

Our reinsurance recoverables, summarized by reinsurer as of December 31, are shown in the following table.

	Standard & Poor’s financial strength rating(1)	Reinsurance recoverable on paid and unpaid benefits
($ in thousands)		2014	2013
Prudential Insurance Company of America	AA-	$189,915	$203,312
Transamerica Life Group	AA-	35,029	33,578
Allstate Life Insurance Company	A+	10,234	4,120
RGA Reinsurance Company	AA-	7,353	7,252
Swiss Re Life and Health America, Inc.	AA-	6,630	6,254
Canada Life	AA	1,671	1,574
Security Life of Denver	A-	1,063	1,085
SCOR Global Life	A+	891	902
American United Life	AA-	729	738
Scottish Re Life Corporation	N/A	276	305
Minnesota Mutual	A+	261	203
Metropolitan Life	AA-	94	104
General Re	AA+	61	51
Mutual of Omaha	A+	35	27
Triton Insurance Company	N/A	22	228

Total		$254,264	$259,733

(1)	N/A reflects no rating available.

We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three-years ended December 31, 2014.

INVESTMENTS

Overview and strategy The return on our investment portfolio is an important component of our financial results. Our investment strategy focuses on the total return of assets needed to support the underlying liabilities, asset-liability management and achieving an appropriate return on capital.

We employ a strategic asset allocation approach which considers the nature of the liabilities and risk tolerances, as well as the risk and return parameters of the various asset classes in which we invest. This asset allocation is informed by our global economic and market outlook, as well as other inputs and constraints, including diversification effects, duration, liquidity and capital considerations. Within the ranges set by the strategic asset allocation, tactical investment decisions are made in consideration of prevailing market conditions. We manage risks associated with interest rates, credit spreads, equity markets, real estate and currency exchange rates. Our continuing focus is to manage risks and returns and to position our portfolio to take advantage of market opportunities while attempting to mitigate adverse effects. We plan to shift the portfolio mix over time to have less reliance on investments whose returns come primarily from interest payments to investments in which we have ownership interests and a greater proportion of return is derived from idiosyncratic operating or market performance, including limited partnerships and equities.

Portfolio composition The composition of the investment portfolio as of December 31, 2014 is presented in the following table.

($ in thousands)		Percent to total
Fixed income securities(1)	$5,491,047	83.4%
Mortgage loans	493,792	7.5
Equity securities(2)	206,122	3.1
Limited partnership interests(3)	212,947	3.3
Short-term investments(4)	138,372	2.1
Policy loans	39,993	0.6
Other	600	—

Total	$6,582,873	100.0%

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $4.96 billion.
(2)	Equity securities are carried at fair value. Cost basis for these securities was $205.5 million.
(3)	We have commitments to invest in additional limited partnership interests totaling $190.7 million.
(4)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $138.4 million.

Total investments of $6.58 billion as of December 31, 2014 was comparable to December 31, 2013, as net reductions in contractholder funds were offset by higher fixed income valuations from a decrease in risk-free interest rates.

Fixed income securities by type are listed in the following table.

($ in thousands)	Fair value as of December 31, 2014	Percent to total investments	Fair value as of December 31, 2013	Percent to total investments
U.S. government and agencies	$279,967	4.3%	$294,831	4.5%
Municipal	782,957	11.9	725,984	11.0
Corporate	3,712,994	56.4	3,765,589	57.3
Foreign government	396,676	6.0	381,616	5.8
RMBS	98,325	1.5	159,919	2.4
CMBS	134,892	2.0	175,980	2.7
ABS	74,600	1.1	88,507	1.3
Redeemable preferred stock	10,636	0.2	10,312	0.2

Total fixed income securities	$5,491,047	83.4%	$5,602,738	85.2%

As of December 31, 2014, 94.5% of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2014.

($ in thousands)	Investment grade		Below investment grade		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$279,967	$50,328	$—	$—	$279,967	$50,328
Municipal	781,555	121,937	1,402	(1)	782,957	121,936
Corporate
Public	2,326,597	196,633	145,768	(2,503)	2,472,365	194,130
Privately placed	1,138,396	97,042	102,233	(2,359)	1,240,629	94,683
Foreign government	396,676	58,477	—	—	396,676	58,477
RMBS
U.S. government sponsored entities (“U.S. Agency”)	61,667	2,777	—	—	61,667	2,777
Prime residential mortgage-backed securities (“Prime”)	13,422	418	1,735	116	15,157	534
Alt-A residential mortgage-backed securities (“Alt-A”)	1,319	52	16,177	758	17,496	810
Subprime residential mortgage-backed securities (“Subprime”)	668	26	3,337	48	4,005	74
CMBS	114,752	4,713	20,140	689	134,892	5,402
ABS
Collateralized debt obligations (“CDO”)	—	—	9,525	(475)	9,525	(475)
Consumer and other asset-backed securities (“Consumer and other ABS”)	65,075	1,153	—	—	65,075	1,153
Redeemable preferred stock	10,636	1,677	—	—	10,636	1,677

Total fixed income securities	$5,190,730	$535,233	$300,317	$(3,727)	$5,491,047	$531,506

Municipal bonds totaled $783.0 million as of December 31, 2014 with an unrealized net capital gain of $121.9 million. The municipal bond portfolio includes general obligations of state and local issuers and revenue bonds (including pre-refunded bonds, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest).

The following table summarizes by state the fair value, amortized cost and credit rating of our municipal bonds, excluding $6.3 million of pre-refunded bonds, as of December 31, 2014.

($ in thousands) State	State general obligation	Local general obligation	Revenue(1)	Fair value	Amortized cost	Average credit rating
California	$46,296	$64,485	$77,608	$188,389	$153,885	A
Texas	—	50,487	38,131	88,618	75,424	Aa
Illinois	—	16,001	32,178	48,179	41,249	Aa
Oregon	—	43,223	—	43,223	34,063	Aa
New York	3,408	—	25,736	29,144	23,853	Aa
District of Columbia	—	—	28,863	28,863	24,933	A
Nebraska	—	—	25,555	25,555	22,000	A
Ohio	—	6,326	17,835	24,161	20,524	Aa
Washington	—	—	23,885	23,885	20,503	A
Michigan	18,365	—	4,698	23,063	20,820	Aa
All others	45,977	46,620	161,028	253,625	217,762	Aa

Total	$114,046	$227,142	$435,517	$776,705	$655,016	Aa

(1)

The nature of the activities supporting revenue bonds is diversified and includes transportation, health care, industrial development, housing, higher education, utilities, recreation/convention centers and other activities.

Our practice for acquiring and monitoring municipal bonds is predominantly based on the underlying credit quality of the primary obligor. We currently rely on the primary obligor to pay all contractual cash flows and are not relying on bond insurers for payments. As a result of downgrades in the insurers’ credit ratings, the ratings of the insured municipal bonds generally reflect the underlying ratings of the primary obligor. As of December 31, 2014, 100.0% of our insured municipal bond portfolio is rated investment grade.

Corporate bonds, including publicly traded and privately placed, totaled $3.71 billion as of December 31, 2014, with an unrealized net capital gain of $288.8 million. Privately placed securities primarily consist of corporate issued senior debt securities that are directly negotiated with the borrower or are in unregistered form.

Our $1.24 billion portfolio of privately placed securities is diversified by issuer, industry sector and country. The portfolio is made up of 195 issuers. Privately placed corporate obligations contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Additionally, investments in these securities are made after due diligence of the issuer, typically including direct discussions with senior management and on-site visits to company facilities. Ongoing monitoring includes direct periodic dialog with senior management of the issuer and continuous monitoring of operating performance and financial position. Every issue not rated by an independent rating agency is internally rated with a formal rating affirmation at least once a year.

Foreign government securities totaled $396.7 million as of December 31, 2014, with 100% rated investment grade and an unrealized net capital gain of $58.5 million. Of these securities, 92.7% are backed by the U.S. government and the remaining 7.3% are in Canadian governmental and provincial securities.

RMBS, CMBS and ABS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS totaled $98.3 million as of December 31, 2014, with 78.4% rated investment grade and an unrealized net capital gain of $4.2 million. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to prepayment risk from the underlying residential mortgage loans. RMBS consists of a U.S. Agency portfolio having collateral issued or guaranteed by U.S. government agencies and a non-agency portfolio consisting of securities collateralized by Prime, Alt-A and Subprime loans. The non-agency portfolio totaled $36.7 million as of December 31, 2014, with 42.0% rated investment grade and an unrealized net capital gain of $1.4 million.

CMBS totaled $134.9 million as of December 31, 2014, with 85.1% rated investment grade and an unrealized net capital gain of $5.4 million. The CMBS portfolio is subject to credit risk and has a sequential paydown structure. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

ABS, including CDO and Consumer and other ABS, totaled $74.6 million as of December 31, 2014, with 87.2% rated investment grade and an unrealized net capital gain of $678 thousand. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees and/or insurance.

CDO totaled $9.5 million as of December 31, 2014, with an unrealized net capital loss of $475 thousand. Consumer and other ABS totaled $65.1 million as of December 31, 2014, with 100% rated investment grade.

Mortgage loans totaled $493.8 million as of December 31, 2014 and primarily comprise loans secured by first mortgages on developed commercial real estate. Key considerations used to manage our exposure include property type and geographic diversification. For further detail on our mortgage loan portfolio, see Note 5 of the financial statements.

Equity securities include common stocks, exchange traded funds, non-redeemable preferred stocks and real estate investment trust equity investments. The equity securities portfolio was $206.1 million as of December 31, 2014, with an unrealized net capital gain of $573 thousand.

Limited partnership interests consist of investments in private equity/debt, real estate and other funds. The limited partnership interests portfolio is diversified across a number of characteristics including fund managers, strategies, geography (including international), and company/property types. The following table presents information about our limited partnership interests as of December 31, 2014.

($ in thousands)	Private equity/debt funds	Real estate funds	Other funds	Total
Cost method of accounting (“Cost”)	$52,543	$—	$—	$52,543
Equity method of accounting (“EMA”)	122,808	14,176	23,420	160,404

Total	$175,351	$14,176	$23,420	$212,947

Number of managers	63	1	1	65
Number of individual funds	83	1	1	85
Largest exposure to single fund	$17,269	$14,176	$23,420	$23,420

Limited partnership interests produced income, excluding impairment write-downs, of $22.8 million in 2014 compared to $8.9 million in 2013. Higher EMA limited partnership income resulted from favorable equity and real estate valuations which increased the carrying value of the partnerships. Income on EMA limited partnerships is recognized on a delay due to the availability of the related financial statements. The recognition of income on private equity/debt funds and real estate funds are generally on a three month delay and the income recognition on other funds is primarily on a one month delay. Income on cost method limited partnerships is recognized only upon receipt of amounts distributed by the partnerships. There were no impairment write-downs related to limited partnerships in 2014 or 2013.

Short-term investments totaled $138.4 million as of December 31, 2014.

Policy loans totaled $40.0 million as of December 31, 2014. Policy loans are carried at unpaid principal balances.

Other investments comprise $600 thousand of derivatives as of December 31, 2014. For further detail on our use of derivatives, see Note 7 of the financial statements.

Unrealized net capital gains totaled $532.1 million as of December 31, 2014 compared to $416.0 million as of December 31, 2013. The increase was primarily due to a decrease in risk-free interest rates, partially offset by the realization of unrealized net capital gains through sales. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2014	2013
U.S. government and agencies	$50,328	$57,321
Municipal	121,936	48,204
Corporate	288,813	192,876
Foreign government	58,477	61,289
RMBS	4,195	5,677
CMBS	5,402	9,053
ABS	678	1,331
Redeemable preferred stock	1,677	1,286

Fixed income securities	531,506	377,037
Equity securities	573	38,973
Short-term investments	1	—

Unrealized net capital gains and losses, pre-tax	$532,080	$416,010

The unrealized net capital gain for the fixed income portfolio totaled $531.5 million and comprised $551.4 million of gross unrealized gains and $19.9 million of gross unrealized losses as of December 31, 2014. This is compared to an unrealized net capital gain for the fixed income portfolio totaling $377.0 million, comprised of $432.7 million of gross unrealized gains and $55.7 million of gross unrealized losses as of December 31, 2013.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2014 are provided in the following table.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Energy	$442,423	$24,348	$(8,044)	$458,727
Consumer goods (cyclical and non-cyclical)	793,196	63,425	(3,921)	852,700
Capital goods	341,590	25,585	(1,940)	365,235
Basic industry	162,347	6,552	(1,620)	167,279
Banking	168,016	6,082	(1,362)	172,736
Technology	141,233	5,703	(1,142)	145,794
Utilities	616,598	90,539	(582)	706,555
Communications	200,166	19,834	(373)	219,627
Transportation	224,364	30,310	(70)	254,604
Financial services	175,290	15,703	(20)	190,973
Other	158,958	19,806	—	178,764

Total corporate fixed income portfolio	3,424,181	307,887	(19,074)	3,712,994

U.S. government and agencies	229,639	50,328	—	279,967
Municipal	661,021	122,046	(110)	782,957
Foreign government	338,199	58,652	(175)	396,676
RMBS	94,130	4,217	(22)	98,325
CMBS	129,490	5,402	—	134,892
ABS	73,922	1,153	(475)	74,600
Redeemable preferred stock	8,959	1,677	—	10,636

Total fixed income securities	$4,959,541	$551,362	$(19,856)	$5,491,047

The energy, consumer goods, capital goods and basic industry sectors had the highest concentration of gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2014. In general, the gross unrealized losses are related to increasing risk-free interest rates or widening credit spreads since the time of initial purchase.

Global oil prices have declined significantly in recent months. Within the energy sector outlined above, we continue to monitor the impact to our investment portfolio for those companies that may be adversely affected, both directly and indirectly. If oil prices continue to decline or remain at depressed levels for an extended period, certain issuers and investments may come under pressure.

The unrealized net capital gain for the equity portfolio totaled $573 thousand and comprised $2.0 million of gross unrealized gains and $1.5 million of gross unrealized losses as of December 31, 2014. This is compared to an unrealized net capital gain for the equity portfolio totaling $39.0 million, comprised of $39.0 million of gross unrealized gains and $5 thousand of gross unrealized losses as of December 31, 2013.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2014	2013	2012
Fixed income securities	$276,035	$289,571	$305,849
Mortgage loans	26,994	31,375	32,882
Equity securities	3,975	4,870	3,589
Limited partnership interests	22,824	8,862	13,316
Short-term investments	250	210	355
Policy loans	2,516	2,543	2,600
Other	—	65	220

Investment income, before expense	332,594	337,496	358,811
Investment expense	(9,769)	(12,379)	(12,616)

Net investment income	$322,825	$325,117	$346,195

Net investment income decreased 0.7% or $2.3 million in 2014 compared to 2013, after decreasing 6.1% or $21.1 million in 2013 compared to 2012. The 2014 decrease was primarily due to lower average investment balances, partially offset by higher limited partnership income. The 2013 decrease was primarily due to lower average investment balances and lower income from limited partnerships.

Realized capital gains and losses The following table presents the components of realized capital gains and losses and the related tax effect for the years ended December 31.

($ in thousands)	2014	2013	2012
Impairment write-downs	$1,153	$(3,431)	$(5,144)
Change in intent write-downs	(499)	(5,515)	(310)

Net other-than-temporary impairment losses recognized in earnings	654	(8,946)	(5,454)
Sales	64,916	33,806	9,230
Valuation and settlements of derivative instruments	52,724	(9,949)	13,967

Realized capital gains and losses, pre-tax	118,294	14,911	17,743
Income tax expense	(41,403)	(6,667)	(6,210)

Realized capital gains and losses, after-tax	$76,891	$8,244	$11,533

Impairment write-downs The valuation allowance on mortgage loans as of December 31, 2014 decreased compared to December 31, 2013 primarily due to reversals related to impaired loan payoffs.

Impairment write-downs, which includes changes in the mortgage loan valuation allowance, totaled $3.4 million in 2013 and included $1.6 million of write-downs on fixed income securities and a $1.8 million increase in the valuation allowance on mortgage loans. The impairment write-downs on fixed income securities were driven by CMBS that experienced deterioration in expected cash flows.

Impairment write-downs totaled $5.1 million in 2012 and included write-downs on fixed income securities of $5.8 million, partially offset by a reduction in the valuation allowance on a mortgage loan of $637 thousand. Impairment write-downs on fixed income securities were driven by corporate fixed income securities impacted by issuer specific circumstances and CMBS and RMBS that experienced deterioration in expected cash flows.

Change in intent write-downs were $499 thousand, $5.5 million and $310 thousand in 2014, 2013 and 2012, respectively. The change in intent write-downs in 2014 were a result of plans to reduce holdings of auction rate securities backed by student loans. The change in intent write-downs in 2013 were a result of plans to sell certain CMBS securities and plans to reduce holdings of auction rate securities backed by student loans. The change in intent write-downs in 2012 were a result of ongoing comprehensive reviews of our portfolio resulting in write-downs of individually identified RMBS.

Sales generated $64.9 million, $33.8 million and $9.2 million of net realized capital gains in 2014, 2013 and 2012, respectively. The sales in 2014 primarily related to equity securities in connection with ongoing portfolio management. The sales in 2013 primarily related to equity securities in connection with portfolio repositioning and ongoing portfolio management. The sales in 2012 primarily related to corporate fixed income securities, U.S. government and agencies, municipal bonds and mortgage loans, partially offset by net losses on sales of CMBS, RMBS and limited partnerships.

Valuation and settlements of derivative instruments generated net realized capital gains of $52.7 million in 2014, net realized capital losses of $9.9 million in 2013 and net realized capital gains of $14.0 million in 2012. Net realized capital gains and losses on derivatives primarily relate to the change in fair value of the structured settlement annuity reinsurance agreement due to lower interest rates.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. Adverse changes to these rates and prices may occur due to changes in fiscal policy, the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness and/or risk tolerance. Our primary market risk exposures are to changes in interest rates, credit spreads and equity prices.

The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the type of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased. For a more detailed discussion of our use of derivative financial instruments, see Note 7 of the financial statements.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that enhance our ability to offer competitive rates and prices to customers while contributing to attractive and stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are a function of the underlying risks and product profiles.

Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment policies, which have been approved by our board of directors, specify the investment limits and strategies that are appropriate given our liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management (“ALM”) policies further define the overall framework for managing market and investment risks. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns while factoring in future expected cash requirements to repay liabilities. ALM activities follow asset-liability policies that have been approved by our board of directors. These ALM policies specify limits, ranges and/or targets for investments that best meet our business objectives in light of our product liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates, credit spreads, equity prices or currency exchange rates. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies. This day-to-day management is integrated with and informed by the activities of the ALM organization. This integration is intended to result in a prudent, methodical and effective adjudication of market risk and return, conditioned by the unique demands and dynamics of our product liabilities and supported by the continuous application of advanced risk technology and analytics.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets and liabilities. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issue interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities and our assessment of overall economic and capital risk. One of the measures used to quantify this exposure is duration. The difference in the duration of our assets relative to our liabilities is our duration gap. To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our derivative financial instruments, all other financial instruments, and certain other items including annuity liabilities and other interest-sensitive liabilities. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to callable municipal and corporate bonds, fixed rate single and flexible premium deferred annuities, mortgage-backed securities and municipal housing bonds.

As of December 31, 2014, the difference between our asset and liability duration was a (3.33) gap compared to a (1.64) gap as of December 31, 2013. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets.

We seek to invest premiums, contract charges and deposits to generate future cash flows that will fund future claims, benefits and expenses, and that will earn stable returns across a wide variety of interest rate and economic scenarios. To achieve this objective and limit interest rate risk, we adhere to a philosophy of managing the duration of assets and related liabilities within predetermined tolerance levels. This philosophy is executed using duration targets for fixed income investments and may also include interest rate caps to reduce the interest rate risk resulting from mismatches between existing assets and liabilities.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2014, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would increase the net fair value of the assets and liabilities by $173.5 million, compared to an increase of $88.3 million as of December 31, 2013, reflecting year to year changes in duration. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. The estimate excludes the traditional and interest-sensitive life insurance products that are not considered financial instruments and the $809.9 million of assets supporting them and the associated liabilities. The $809.9 million of assets excluded from the calculation increased from $767.2 million as of December 31, 2013. Based on assumptions described above, in the event of a 100 basis point immediate increase in interest rates, the assets supporting life insurance products would decrease in value by $43.4 million, compared to a decrease of $39.7 million as of December 31, 2013.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). Credit spread is the additional yield on fixed income securities and loans above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. The magnitude of the spread will depend on the likelihood that a particular issuer will default (“credit risk”). This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2014, the spread duration of assets was 5.79, compared to 5.51 as of December 31, 2013. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2014, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $310.5 million compared to $339 million as of December 31, 2013. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2014, we held $419.1 million in securities with equity risk (including limited partnership interests, equity securities and non-redeemable preferred securities), compared to $319.1 million as of December 31, 2013.

As of December 31, 2014, our portfolio of securities with equity risk had a cash market portfolio beta of 1.12, compared to a beta of 1.08 as of December 31, 2013. Beta represents a widely used methodology to describe, quantitatively, an investment’s market risk characteristics relative to an index such as the Standard & Poor’s 500 Composite Price Index (“S&P 500”). Based on the beta analysis, we estimate that if the S&P 500 increases or decreases by 10%, the fair value of our equity investments will increase or decrease by 11.2%, respectively. Based upon the information and assumptions we used to calculate beta as of December 31, 2014, we estimate that an immediate decrease in the S&P 500 of 10% would decrease the net fair value of our equity investments by $46.7 million, compared to $34.3 million as of December 31, 2013, and an immediate increase in the S&P 500 of 10% would increase the net fair value by $46.7 million compared to $34.3 million as of December 31, 2013. The selection of a 10% immediate decrease or increase in the S&P 500 should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

The beta of our securities with equity risk was determined by calculating the change in the fair value of the portfolio resulting from stressing the equity market up and down 10%. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio (hence its beta) and correlation relationships differ from the historical relationships.

As of December 31, 2014 and 2013, we had separate account assets, related to variable annuity and variable life contracts with account values totaling $383.3 million and $435.4 million, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of all of the variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk for our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges for 2014 and 2013 were $1.2 million and $1.3 million, respectively. Separate account liabilities related to variable life contracts were $11.9 million and $11.2 million as of December 31, 2014 and 2013, respectively.

Foreign currency exchange rate risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk primarily arises from our foreign equity investments, including common stocks, real estate funds and private equity funds. As of December 31, 2014, we had $100.8 million in foreign currency denominated investments, compared to $11.9 million as of December 31, 2013.

Based upon the information and assumptions used as of December 31, 2014, we estimate that a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would decrease the value of our foreign currency denominated instruments by $10.1 million, compared with an estimated $1.2 million decrease as of December 31, 2013. The selection of a 10% immediate decrease in all currency exchange rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

The modeling technique we use to report our currency exposure does not take into account correlation among foreign currency exchange rates. Even though we believe it is very unlikely that all of the foreign currency exchange rates that we are exposed to would simultaneously decrease by 10%, we nonetheless stress test our portfolio under this and other hypothetical extreme adverse market scenarios. Our actual experience may differ from these results because of assumptions we have used or because significant liquidity and market events could occur that we did not foresee.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2014	2013	2012
Common stock, retained income and additional capital paid-in	$956,485	$830,523	$790,228
Accumulated other comprehensive income	169,616	152,257	242,720

Total shareholder’s equity	$1,126,101	$982,780	$1,032,948

Shareholder’s equity increased in 2014, primarily due to net income and increased unrealized net capital gains on investments. Shareholder’s equity decreased in 2013, primarily due to decreased unrealized net capital gains on investments, partially offset by net income.

Financial ratings and strength The following table summarizes our financial strength ratings as of December 31, 2014.

Rating agency	Rating
A.M. Best Company, Inc.	A+
Standard & Poor’s Ratings Services	A+
Moody’s Investors Service, Inc.	A1

Our ratings are influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage, ALIC’s ratings and Allstate Insurance Company’s (“AIC”) ratings.

In February 2015, A.M. Best affirmed our insurance financial strength rating of A+ and the outlook for the rating remained stable. In June 2014, S&P affirmed our insurance financial strength rating of A+ and the outlook for the rating remained stable. In December 2014, Moody’s affirmed our insurance financial strength rating of A1 and the outlook for the rating remained stable.

We have an intercompany loan agreement with the Corporation. The amount of intercompany loans available to us is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1.00 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings.

The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state insurance regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by state insurance regulators. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Additional regulatory scrutiny may occur if a company’s ratios fall outside the usual ranges for four or more of the ratios. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums
•	Contractholder fund deposits
•	Reinsurance recoveries
•	Receipts of principal, interest and dividends on investments
•	Sales of investments
•	Funds from securities lending
•	Intercompany loans
•	Capital contributions from parent
•	Tax refunds/settlements

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals
•	Reinsurance cessions and payments
•	Operating costs and expenses
•	Purchase of investments
•	Repayment of securities lending
•	Payment or repayment of intercompany loans
•	Dividends to parent
•	Tax payments/settlements

Liquidity exposure A portion of our product portfolio, including fixed annuities and interest-sensitive life insurance, is subject to surrender and withdrawal at the discretion of contractholders. As of December 31, 2014, contractholder funds totaling $542.8 million were not subject to discretionary withdrawal, $1.15 billion were subject to discretionary withdrawal with adjustments, and $1.71 billion were subject to discretionary withdrawal without adjustments. Of the contractholder funds subject to discretionary withdrawal with adjustments, $599.9 million had a contractual surrender charge of less than 5% of the account balance.

Certain remote events and circumstances could constrain our or the Corporation’s liquidity. Those events and circumstances include, for example, a catastrophe resulting in extraordinary losses, a downgrade in the Corporation’s senior long-term debt rating of A3, A- and a- (from Moody’s, S&P and A.M. Best, respectively) to non-investment grade status of below Baa3/BBB-/bb, a downgrade in AIC’s financial strength rating from Aa3, AA- and A+ (from Moody’s, S&P and A.M. Best, respectively) to below Baa2/BBB/A-, or a downgrade in our financial strength ratings from A1, A+ and A+ (from Moody’s, S&P and A.M. Best, respectively) to below A3/A-/A-. The rating agencies also consider the interdependence of the Corporation’s individually rated entities; therefore, a rating change in one entity could potentially affect the ratings of other related entities.

Cash flows As reflected in our Statements of Cash Flows, lower cash provided by operating cash flows in 2014 compared to 2013 was primarily due to higher income tax payments and lower net investment income. Lower cash provided by operating cash flows in 2013 compared to 2012 was primarily due to lower net investment income and income tax payments in 2013 compared to income tax refunds in 2012.

Higher cash provided by investing activities in 2014 compared to 2013 was primarily due to higher sales of investments and a lower net decrease in short-term investments, partially offset by lower collections and higher purchases of investments. Lower cash provided by investing activities in 2013 compared to 2012 was primarily due to lower financing needs to fund contractholder fund withdrawals.

Lower cash used in financing activities in 2014 compared to 2013 was primarily due to lower contractholder benefits and withdrawals on fixed annuities and interest-sensitive life insurance, partially offset by lower deposits. Lower cash used in financing activities in 2013 compared to 2012 was primarily due to lower surrenders and partial withdrawals on fixed annuities.

Contractual obligations and commitments Our contractual obligations as of December 31, 2014 and the payments due by period are shown in the following table.

($ in thousands)	Total	Less than 1 year	1-3 years	4-5 years	Over 5 years
Liabilities for collateral(1)	$101,095	$101,095	$—	$—	$—
Contractholder funds(2)	5,182,425	470,447	770,841	635,402	3,305,735
Reserve for life-contingent contract benefits(2)	7,133,328	144,489	286,721	302,686	6,399,432
Reinsurance payable to parent	283	283	—	—	—
Other liabilities and accrued expenses(3)(4)	24,221	18,063	3,225	2,138	795

Total contractual cash obligations	$12,441,352	$734,377	$1,060,787	$940,226	$9,705,962

(1)

Liabilities for collateral are typically fully secured with cash or short-term investments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity as disclosed previously.

(2)

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities, including immediate annuities without life contingencies. The reserve for life-contingent contract benefits relates primarily to traditional life insurance, immediate annuities with life contingencies and voluntary accident and health insurance. These amounts reflect the present value of estimated cash payments to be made to contractholders and policyholders. Certain of these contracts, such as immediate annuities without life contingencies, involve payment obligations where the amount and timing of the payment is essentially fixed and determinable. These amounts relate to (i) policies or contracts where we are currently making payments and will continue to do so and (ii) contracts where the timing of a portion or all of the payments has been determined by the contract. Other contracts, such as interest-sensitive life, fixed deferred annuities, traditional life insurance, immediate annuities with life contingencies and voluntary accident and health insurance, involve payment obligations where a portion or all of the amount and timing of future payments is uncertain. For these contracts, we are not currently making payments and will not make payments until (i) the occurrence of an insurable event such as death or illness or (ii) the occurrence of a payment triggering event such as the surrender or partial withdrawal on a policy or deposit contract, which is outside of our control. We have estimated the timing of payments related to these contracts based on historical experience and our expectation of future payment patterns. Uncertainties relating to these liabilities include mortality, morbidity, expenses, customer lapse and withdrawal activity, estimated additional deposits for interest-sensitive life contracts, and renewal premium for life policies, which may significantly impact both the timing and amount of future payments. Such cash outflows reflect adjustments for the estimated timing of mortality, retirement, and other appropriate factors, but are undiscounted with respect to interest. As a result, the sum of the cash outflows shown for all years in the table exceeds the corresponding liabilities of $3.40 billion for contractholder funds and $2.28 billion for reserve for life-contingent contract benefits as included in the Statements of Financial Position as of December 31, 2014. The liability amount in the Statements of Financial Position reflects the discounting for interest as well as adjustments for the timing of other factors as described above.
(3)	Other liabilities primarily include accrued expenses, claim payments and other checks outstanding.
(4)

Balance sheet liabilities not included in the table above include unearned and advance premiums of $1.1 million and gross deferred tax liabilities of $213.5 million. These items were excluded as they do not meet the definition of a contractual liability as we are not contractually obligated to pay these amounts to third parties. Rather, they represent an accounting mechanism that allows us to present our financial statements on an accrual basis. In addition, other liabilities of $1.2 million were not included in the table above because they did not represent a contractual obligation or the amount and timing of their eventual payment was sufficiently uncertain.

Our contractual commitments as of December 31, 2014 and the periods in which the commitments expire are shown in the following table.

($ in thousands)	Total	Less than 1 year	1-3 years	4-5 years	Over 5 years
Other commitments — conditional	$9,000	$9,000	$—	$—	$—
Other commitments — unconditional	190,682	13,305	2,585	1,548	173,244

Total commitments	$199,682	$22,305	$2,585	$1,548	$173,244

Contractual commitments represent investment commitments such as limited partnership interests and mortgage loans. Limited partnership interests are typically funded over the commitment period which is shorter than the contractual expiration date of the partnership and as a result, the actual timing of the funding may vary.

For a more detailed discussion of our off-balance sheet arrangements, see Note 7 of the financial statements.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 11 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item	11(k). Directors, Executive Officers, Promoters and Control Persons

Identification of Directors and Executive Officers

Directors are elected at each annual meeting of shareholders for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Allstate Life of New York.

Marcia D. Alazraki, 73, has been a director since December 1993. She is a counsel at the law firm Manatt, Phelps & Phillips, LLP and co-chair of the firm’s insurance practice group. She was a partner of the firm from January 2003 until January 2015. Prior to joining the firm, Ms. Alazraki headed the insurance regulatory practices at Shea & Gould and then at Simpson Thacher & Bartlett. For each of the last eight years, Ms. Alazraki has been selected for inclusion in The Best Lawyers in America. She also currently holds director positions with Great-West Life & Annuity Insurance Company of New York and MONY Life Insurance Company. Ms. Alazraki possesses a thorough understanding of insurance laws and regulations, including those governing the financing, acquisition and licensing of insurance companies, insurance product design, reinsurance transactions and market conduct and financial examination.

Angela K. Fontana, 46, has been a director, Vice President, General Counsel and Secretary since December 2012. Ms. Fontana is also a director, Vice President, General Counsel and Secretary of Allstate Life Insurance Company and a Vice President, Assistant General Counsel and Assistant Secretary of Allstate Insurance Company, each a parent company of Allstate Life of New York. Since joining Allstate in 1995, Ms. Fontana has progressed through various positions. Ms. Fontana previously served as Chief Compliance Officer to Allstate Life of New York and Allstate Life Insurance Company. In addition, she has held positions supporting the Allstate Protection and Allstate Financial business units, as well as the Midwest Region. Ms. Fontana has a deep understanding of insurance business generally and has extensive experience in leading privacy, market conduct exams, compliance, and working with state insurance regulators and legislators. In addition, Ms. Fontana has extensive knowledge regarding Allstate Life of New York’s business, including its products, agencies and customers.

Judith P. Greffin, 54, has been an Executive Vice President and Chief Investment Officer of Allstate Life of New York since March 2011. Ms. Greffin is also an Executive Vice President and the Chief Investment Officer of Allstate Life Insurance Company and Allstate Insurance Company, each a parent company of Allstate Life of New York, where she oversees Allstate’s $81 billion investment portfolio. Since joining Allstate in 1990, Ms. Greffin has served in a series of key investment positions, including responsibility for Allstate’s fixed-income portfolio and the Portfolio Management Group. She began her financial career as an analyst with the Huntington National Bank, and served as a senior portfolio manager with Flagship Financial before joining Allstate.

Mario Imbarrato, 42, became a director, Vice President and Chief Financial Officer in March 2015. He is also a Vice President and Chief Financial Officer of Allstate Life Insurance Company, a parent company of Allstate Life of New York. Mr. Imbarrato has extensive experience in financial and capital management, reinsurance management, asset and liability management, actuarial analysis, and risk management. Since joining Allstate in 1993, Mr. Imbarrato has held various leadership roles, including leading the Actuarial Modeling team responsible for financial forecasting and actuarial analysis as well as the Finance team responsible for planning, financial analysis, and expense management. He also leads the Reinsurance Management team and Capital Planning team. Mr. Imbarrato is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries, and a Chartered Financial Analyst (CFA) charterholder. He is also active in various local organizations.

Wilford J. Kavanaugh, 44, has been a director and Senior Vice President since December 2012. Mr. Kavanaugh is also the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Allstate Financial Services, LLC. Mr. Kavanaugh is also a director and Senior Vice President of Allstate Life Insurance Company and Senior Vice President of Allstate Insurance Company, each a parent company of Allstate Life of New York. Mr. Kavanaugh is responsible for life and retirement sales strategy, all broker-dealer operations, Exclusive Financial Specialist (EFS)/Financial Specialist (FS) recruiting and education, EFS/FS product strategy, and third party relationships. Prior to joining Allstate in 2012, Mr. Kavanaugh was Senior Vice President of Distribution Management at Securian Financial Group, where he led the sales, operations and growth strategies of the affiliated career system. He also held various leadership roles at Prudential Insurance Company and John Hancock Financial Services. Mr. Kavanaugh is a Certified Financial Planner and holds the CLU, ChFC and AEP designations. Mr. Kavanaugh has extensive experience in developing financial services sales and marketing strategies.

Harry R. Miller, 58, became a director in March 2015. Mr. Miller has been a Senior Vice President and Chief Risk Officer since May 2011. Mr. Miller is also a director, Senior Vice President and Chief Risk Officer of Allstate Life Insurance Company and Senior Vice President of Allstate Insurance Company, each a parent company of Allstate Life of New York. In these roles, he is responsible for establishing and monitoring a strong risk management program and embedding risk-and-return decision protocols into the business. Prior to joining Allstate, Mr. Miller served as Chief Risk Officer and Interim Head of Investments and Product Development for American Life Insurance Company, formerly a division of American International Group. He is also a Fellow of the Society of Actuaries. Mr. Miller has extensive experience with asset and liability management, financial and investment strategy, capital management, product development and risk management.

Samuel H. Pilch, 68, became a director in December 2010. Mr. Pilch has been a Senior Group Vice President and Controller since March 2011. Mr. Pilch is also a director, Senior Group Vice President and Controller of Allstate Life Insurance Company and a Senior Group Vice President and Controller of Allstate Insurance Company and The Allstate Corporation, each a parent company of Allstate Life of New York. In his roles, Mr. Pilch is responsible for all statutory and GAAP reporting, Property-Liability reserving and accounting standards and research. He is also responsible for the Specialty Operations division for Allstate, which includes discontinued Property Liability operations and Property Liability catastrophe reinsurance, guaranty funds and residual markets administration. Before joining Allstate in 1995, Mr. Pilch was Chief Operating Officer, Managed Care at the Travelers Insurance Company in Hartford, Connecticut, where he also held the positions of Financial Officer of Insurance Operations and Corporate Treasurer. Prior to Travelers, Mr. Pilch was an officer in Aetna Life & Casualty’s life insurance business, also in Hartford. He is also a member of the Connecticut Society of CPAs. Mr. Pilch has a deep knowledge of the insurance industry as well as extensive experience with insurance company accounting.

John R. Raben, Jr., 69, has served as a director since 1988. Mr. Raben has extensive experience in the financial services industry. Mr. Raben retired as a Managing Director of JP Morgan Chase in 2008, where he worked with the commercial and investment banking groups. Prior to that, he was a Managing Director of Banc One Securities. Mr. Raben is active in various local organizations. He is Chairman of the Greenwich Emergency

Medical Service (GEMS) Board of Directors. He is a former Chairman of the Greenwich Republican Town Committee. In addition, Mr. Raben is Treasurer and Board Member of the Cornelia Cogswell Rossi Foundation, and a former Treasurer of the Yellowstone Park Foundation, both of which are charitable organizations.

P. John Rugel, 45, has been a Senior Vice President since December 2013. Mr. Rugel is also a Senior Vice President of Allstate Life Insurance Company and Allstate Insurance Company, each a parent company of Allstate Life of New York. In this role, Mr. Rugel is responsible for leading the customer fulfillment, customer service, claims, licensing and contracting, annuity service, policy administration, life compliance, underwriting and risk management services areas. Prior to joining Allstate in 2011, Mr. Rugel served as head of brokerage underwriting at MetLife, as well as variety of senior leadership positions at American Insurance Group. Mr. Rugel has extensive experience in the life insurance industry, and especially in underwriting operations.

Phyllis Hill Slater, 70, has been a director since 2002. Ms. Slater is the founder and president of Hill Slater, Inc., a successful engineering and architectural support firm. Hill Slater, Inc. specializes in construction management, inspection services, design drafting, and CAD services. Ms. Slater served on many corporate and non-profit boards, including as national president of the National Association of Women Business Owners from 1997 to 1998. Ms. Slater has deep knowledge of general business operations and corporate governance.

Matthew E. Winter, 58, became a director, Chairman of the Board, President and Chief Executive Officer in March 2015. Mr. Winter is a director, President and Chief Executive Officer of Allstate Life Insurance Company and a director and President of Allstate Insurance Company, each a parent company of Allstate Life of New York. He is also President of The Allstate Corporation, a parent company of Allstate Life of New York. Mr. Winter leads the Allstate Personal Lines (APL) business. APL includes the complete range of Allstate-brand property-casualty and life insurance products offered to consumers through Allstate agencies and Allstate independent agencies. He is responsible for all business operations and distribution within APL, which includes the 15 field offices located across the United States and in Canada. Prior to joining Allstate in 2009, Mr. Winter was the Vice Chairman of American International Group, President and Chief Executive Officer of American General Life Companies, and Executive Vice President for Massachusetts Mutual Life Insurance Company. Mr. Winter is currently on the board of Feeding America, the nation’s leading hunger-relief charity, and he previously served on the boards of the Leukemia and Lymphoma Society, the Houston Food Bank, and both the Connecticut and Houston Opera Companies. Mr. Winter has extensive experience leading major life insurance and financial services providers, working with financial and estate planning products, and overseeing the operations of insurance companies.

Item 11(l).	Executive Compensation

Compensation Discussion and Analysis

Executive officers of Allstate Life of New York also serve as officers of other subsidiaries of Allstate and receive no compensation directly from Allstate Life of New York. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive’s compensation allocated to Allstate Life of New York under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009, to which Allstate Life of New York is a party (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This Compensation Discussion and Analysis describes Allstate’s executive compensation program and specifically describes total 2014 compensation for the named executives of Allstate Life of New York, who are listed below with their titles as of December 31, 2014:

•	Don Civgin—Chairman, President and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

Elements of 2014 Executive Compensation Program Design

The following table lists the elements of target direct compensation for Allstate’s 2014 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using measures that correlate to stockholder value and align with Allstate’s long-term strategic vision and operating priorities. The Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors (the “Allstate Board”) establishes the performance measures and ranges of performance for the variable compensation elements for overall Allstate incentive compensation awards. An individual’s realized pay is based on market-based compensation levels and actual performance.

	Fixed	Variable
	Base Salary	Annual Cash Incentive Awards	Restricted Stock Units (“RSUs”)	Performance Stock Awards (“PSAs”)	Stock Options
Key Characteristics	• Fixed compensation component payable in cash. • Reviewed annually and adjusted when appropriate.

•   Variable compensation component payable annually in cash.

•   Actual performance against annually established goals determines overall corporate pool which is allocated based on individual performance.

• RSUs vest on the third anniversary of the grant date.(1) • See pages 100-101 for the retention requirements for RSUs.

•   Equity award based on achieving performance goals.

•   PSAs vest on the third anniversary of the grant date based on actual performance against goals established at the beginning of the performance period.

•   See pages 100-101 for the retention requirements for PSAs.

•   Options to purchase shares at the market price when awarded. Vest ratably over three years.(2)

•   Nonqualified stock options that expire in ten years.

•   See pages 100-101 for the retention requirements for stock options.

	Fixed	Variable
	Base Salary	Annual Cash Incentive Awards	Restricted Stock Units (“RSUs”)	Performance Stock Awards (“PSAs”)	Stock Options
Why Allstate Pays This Element	• Provide a base level of competitive cash compensation for executive talent.

•   Motivate and reward executives for performance on key strategic, operational, and financial measures during the year, and on key metrics to drive Allstate’s long-term strategy in the areas of segmentation, analytics and advanced technology.

			• Align the interests of executives with long-term stockholder value and serve to retain executive talent.	• Motivate and reward executives for performance on key long-term measures. • Align the interests of executives with long-term stockholder value and serve to retain executive talent.	• Align the interests of executives with long-term stockholder value and serve to retain executive talent.

How Allstate Determines Amount	• Experience, job scope, market data, and individual performance.

•   A corporate-wide funding pool is based on performance on three measures:

•  Adjusted Operating Income(3)

•  Total Premiums(3)

•  Net Investment Income(3)

•   Individual awards are based on job scope, market data, and individual performance.

• Individual awards are based on job scope, market data, and individual performance.

•   Target awards based on job scope, market data, and individual performance.

•   Earned awards based on Allstate performance on Annual Adjusted Operating Income Return on Equity(3) with a requirement of positive Net Income for any payout above target.

• Individual awards are based on job scope, market data, and individual performance.

(1)	RSUs granted prior to February 18, 2014 vested over four years with 50% exercisable on the second anniversary of the grant date, and 25% exercisable on each of the third and fourth anniversary dates. Beginning in 2014, RSUs vest on the third anniversary of the grant date. This change was made to reflect current market practice.

(2)	Stock options granted prior to February 18, 2014 vested over four years with 50% exercisable on the second anniversary of the grant date and 25% exercisable on each of the third and fourth anniversary dates. The change to a three-year vesting schedule with one-third exercisable on each anniversary was made in 2014 to reflect current market practice.
(3)	For a description of how these measures are calculated, see pages 120-123.

Executive Compensation—Design

Compensation Structure and Goal-Setting

Salary

•

The salary of Mr. Civgin is set by the Allstate Board based on the Committee’s recommendations. The salary of Mr. Merten is set by Allstate management. In recommending executive salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Mr. Civgin and the 50th percentile of insurance and general industry data as a guideline for Mr. Merten, which supports Allstate’s ability to compete effectively for and retain executive talent. Annual merit increases for named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

Annual Cash Incentive Awards

•	For 2014, executives earned an annual cash incentive award based on Allstate’s achievement of performance measures and assessments of individual performance.

•

The Committee sets performance measure goals based on Allstate’s operating plan after extensive review. Target performance is equal to operating plan, while decisions on threshold and maximum are informed by probability testing and operational performance scenarios.

•	Actual performance on three performance measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees.

•

In the event of a net loss, the corporate pool funding is reduced by 50% of actual performance for Allstate senior executives. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss, then the corporate pool would be funded at 30% for Allstate senior executives. This mechanism ensures alignment of pay and performance in the event of a natural catastrophe or extreme financial market conditions.

•

Target annual incentive compensation percentages for Allstate senior executives are based on market data pay levels of peer insurance companies and Allstate’s benchmark target for total direct compensation at the 50th percentile.

•

For Mr. Civgin, the maximum award that could be earned was an amount equal to 15% of the 162(m) pool (but in no event greater than the $10 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than this maximum amount. Mr. Merten did not participate in the 162(m) pool.

•

Individual awards are based on individual performance in comparison to position-specific compensation targets and overall Allstate performance. Each Allstate executive’s performance is evaluated against goals established at the beginning of the year that are specifically developed to support Allstate’s annual operating priorities and long-term strategy based on segmentation, analytics, and advanced technology. Allstate paid the 2014 cash incentive awards in March 2015.

(1)

Percentages are based on compensation of eligible employees in each area of responsibility and 2014 results for each performance measure. For treatment of catastrophe losses in the funding calculation, see the Performance Measures for 2014 section.

Performance Stock Awards (PSAs), Restricted Stock Units (RSUs), and Stock Options

•

Allstate grants equity awards to executives based on scope of responsibility, consistent with its philosophy that a significant amount of compensation should be in the form of equity. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.

•

The mix of equity incentives for Mr. Civgin is generally 50% PSAs and 50% stock options. Allstate believes both PSAs and stock options are forms of performance-based incentive compensation because PSAs are earned based on achieving established performance goals and stock options require stock price appreciation to deliver value to an executive.

•

Other employees eligible for equity incentive awards, including Mr. Merten, had the choice of receiving the value of their February equity incentive awards in the following proportions between stock options and RSUs:

•	25% stock options and 75% RSUs;

•	50% stock options and 50% RSUs; or

•	75% stock options and 25% RSUs.

The election is reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2014 table.

•

In March 2012, February 2013, and February 2014, Mr. Civgin was awarded a target number of PSAs. The PSAs have a three-year performance cycle. For the 2012 and 2013 awards, the number of PSAs that become earned and vested at the end of the performance cycle depends on an annual adjusted operating income return on equity measure (Adjusted Operating Income ROE) attained during each year of the performance cycle. For the 2014 award, the number of PSAs that become earned and vested depends on the three-year average Adjusted Operating Income ROE. Adjusted Operating Income ROE is defined on page 122. Adjusted Operating Income for PSAs includes a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of catastrophe losses. The Committee selected Adjusted Operating Income ROE as the performance measure because it:

•	Measures performance in a way that is tracked and understood by investors.

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence, such as extreme weather conditions.

•	Correlates to changes in long-term stockholder value.

•

For the 2012-2014 and 2013-2015 performance cycles, performance is measured in three separate one-year periods, but all of these goals were established at the beginning of the three-year performance cycle. For the 2014-2016 performance cycle, performance is measured in a single three-year measurement period. The actual number of PSAs earned for the award’s measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the measurement period.

•

The Committee requires positive net income in order for executives to earn PSAs based on Adjusted Operating Income ROE above target. If Allstate has a net loss in a measurement period, the number of PSAs earned would not exceed target, regardless of the Adjusted Operating Income ROE. This hurdle is included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

•

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement for any measurement period. PSAs earned will vest following the end of the three-year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change-in-control).

Equity Ownership and Retention Requirements

Instituted in 1996, stock ownership guidelines require each of the named executives to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. The following charts show the salary multiple guidelines and the equity holdings that count towards the requirement. The current stock ownership guidelines apply to 88 of 183 Allstate officers as of December 31, 2014, and require these executives to hold 75% of net after-tax shares received as a result of equity compensation awards until their salary multiple guidelines are met.

Stock Ownership as Multiple of Base Salary

as of December 31, 2014

Named Executive	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	✓ Meets guideline

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
• Allstate shares owned personally •Shares held in the Allstate 401(k) Savings Plan • RSUs	• Unexercised stock options • PSAs

Beginning with awards granted in 2014, Allstate added a requirement that, regardless of a senior executive’s stock ownership level, Allstate senior executives must retain at least 75% of net after-tax shares. In the case of PSAs, Allstate senior executives must retain 75% of net after-tax PSA shares, after the three-year vesting period, for one year. In the case of stock options, Allstate senior executives must retain 75% of net shares acquired on exercise for one year. This retention requirement applies to Allstate senior executives who receive both PSAs and stock options, or approximately 9% of Allstate officers.

Policies on Hedging and Pledging Securities

Allstate has a policy that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options. A new policy was instituted in 2014 that prohibits Allstate senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, except when an exception is granted by Allstate’s chairman or the lead director of the Allstate Board.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s annual performance and business goals.

Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted executives. The grant date for these awards is fixed as the first business day of a month following the later of Committee action or the date of hire or promotion.

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the 2014 compensation program, for Mr. Civgin, the Committee considered compensation data for the peer companies listed below as well as compensation information from certain S&P 100 companies with fiscal year 2013 revenues of between $25 billion and $50 billion with which Allstate competes for executive talent. The Committee reviews the composition of the peer group annually with the assistance of its independent compensation consultant, Compensation Advisory Partners. The following table reflects the peer group used for 2014 compensation benchmarking.

PEER INSURANCE COMPANIES(1)
Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	19.3	37.8	98.2	17.4	✓
AFLAC Inc.	22.7	27.0	119.8	19.1		✓
American International Group, Inc.	64.4	77.1	515.6	39.9	✓	✓
The Chubb Corporation	14.0	24.0	51.3	12.3	✓
The Hartford Financial Services Group, Inc.	18.6	17.7	245.0	14.6	✓	✓
Manulife Financial Corporation	41.6	30.8	432.1	14.0		✓
MetLife, Inc.	73.3	61.2	902.3	49.0	✓	✓
The Progressive Corporation	19.4	15.9	25.8	18.4	✓
Prudential Financial, Inc.	54.1	41.1	766.7	35.5		✓
The Travelers Companies, Inc.	27.2	34.1	103.1	23.7	✓
Allstate	35.2	29.4	108.5	31.1	✓	✓
Allstate Ranking Relative to Peers: – Property and Casualty Insurance	3 of 8	5 of 8	4 of 8	3 of 8
– Life Insurance and Financial Products	5 of 7	5 of 7	7 of 7	4 of 7
– All Peer Insurance Companies	5 of 11	7 of 11	7 of 11	4 of 11

(1)	Information as of year-end 2014.

With respect to Mr. Merten, Allstate management considered a compensation survey—Towers Watson Diversified Insurance Survey—that provided information on insurance companies of a similar size and business mix as Allstate. The Towers Watson Diversified Insurance Survey includes insurance companies with assets greater than $125 billion.

The Committee uses the 50th percentile of Allstate’s peer group as a guideline in setting the target total direct compensation of Allstate’s executives. Within the guideline, the Committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, and market practices.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate offers the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers	All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•	•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•	•
Supplemental long-term disability	•	•
Deferred compensation	•	•
Tax preparation and financial planning services	•	•(3)
Personal use of aircraft, ground transportation, and mobile devices(4)	•	•
(1)	Allstate contributed $0.80 for every dollar of matchable pre-tax deposits made in 2014 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.
(3)	All officers are eligible for tax preparation services. Financial planning services were available only to Allstate senior executives. Mr. Civgin did not use financial planning services in 2014.
(4)

In limited circumstances approved by Allstate’s CEO, Mr. Civgin is permitted to use Allstate’s corporate aircraft for personal purposes. Mr. Civgin did not use the corporate aircraft for personal purposes in 2014. Ground transportation is available to Mr. Civgin. Mobile devices are available to Allstate’s senior executives, other officers, and certain managers and employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate’s stockholders.

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (the “CIC Plan”). Mr. Merten is not a participant in the CIC Plan.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Clawback of Compensation

Awards made to Allstate’s executive officers after May 19, 2009, under short- and long-term incentive compensation plans, are subject to clawback in the event of certain financial restatements. Annual cash incentive and equity awards granted after May 19, 2009, are also subject to cancellation or recovery in certain circumstances if the recipient violates non-solicitation covenants. Equity awards granted after February 21, 2012, are subject to cancellation or recovery in certain circumstances if the recipient violates non-competition covenants.

Executive Compensation—Earned Awards

Salary

The base salaries for each named executive were reviewed in February of 2014. Mr. Civgin’s salary was not adjusted. Allstate established a new base salary for Mr. Merten based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2014, Allstate’s total corporate pool was calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. The 2014 annual incentive plan targets for Adjusted Operating Income and Net Investment Income were lower than actual 2013 performance to account for economic trends or certain items that are not indicative of Allstate’s underlying insurance business. As an example, the targets for those measures were set at amounts to take into account Allstate’s sale of Lincoln Benefit Life during 2014, and Net Investment Income targets reflect the impact of historically low interest rates. Also in 2014, the ranges between target and maximum were widened to reflect the fact that Allstate’s business has been operating well, and the plan had paid near maximum levels in the prior two years. For a description of how these measures are calculated, see pages 120-123. The ranges of performance and 2014 actual results are shown in the following table.

2014 Annual Cash Incentive Award Ranges of Performance

Measure	Threshold	Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$1,800	$2,200	$2,700	$2,350
Total Premiums (in millions)	$31,225	$31,725	$32,225	$31,685
Net Investment Income (in millions)	$2,835	$3,085	$3,335	$3,303
Payout Percentages
Named Executives(1)	50%(2)	100%	200%(3)	118.9%

(1)	Payout percentages reflect contribution to incentive compensation pool. Actual awards are fully discretionary and vary depending on individual performance.
(2)	For Mr. Civgin, actual performance below threshold results in a 0% payout.
(3)	The maximum pool funding for the named executives was lowered from 250% to 200% of target beginning with the 2014 award.

Performance Stock Awards

Adjusted Operating Income ROE is the performance measure used for PSAs. For a description of how this measure is calculated for each performance cycle, see page 122. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target and maximum number of PSAs for the measurement period, as well as actual results, are set forth in the table below.

Performance Stock Awards Ranges of Performance

	Adjusted Operating Income Return on Equity
	Threshold	Target	Maximum	Actual Results
2012-2014 PSA Performance Cycle
2012 Measurement Period	4.0%	10.0%	11.5%	12.3%
2013 Measurement Period	4.5%	10.5%	12.25%	13.1%
2014 Measurement Period	5.0%	11.0%	13.0%	12.8%
2013-2015 PSA Performance Cycle
2013 Measurement Period	6.0%	11.0%	12.5%	13.4%
2014 Measurement Period	6.0%	12.0%	13.5%	13.2%
2015 Measurement Period	6.0%	13.0%	14.5%	To be determined in 2016
2014-2016 PSA Performance Cycle (One Measurement Period)	6.0%	13.0%	14.5%	To be determined in 2017
Payout	0%	100%	200%

		Subject to positive net income hurdle

The following tables show the target number of PSAs granted to each of our named executives for the 2012-2014, 2013-2015, and 2014-2016 performance cycles, and the number of PSAs earned based on achievement of the performance measure.

2012-2014 Performance Cycle(1)

		2012 Measurement Period		2013 Measurement Period		2014 Measurement Period
Named Executive	Target Number of PSAs for 2012-2014 Performance Cycle	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)
Mr. Civgin	1,392	464	928	464	928	464	882
Mr. Merten	N/A

(1)	The actual number of PSAs to be earned for each measurement period varies from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for such measurement period.

(2)

For the 2012 and 2013 measurement periods, the named executives earned PSAs equal to the maximum, or 200%, of the target number for that measurement period. For the 2014 measurement period, the named executives earned PSAs equal to 190% of the target number for that measurement period.

2013-2015 Performance Cycle(1)

		2013 Measurement Period		2014 Measurement Period		2015 Measurement Period
Named Executive	Target Number of PSAs for 2013-2015 Performance Cycle	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned
Mr. Civgin	1,044	348	696	348	626	348	To be determined in 2016.
Mr. Merten	N/A

(1)	The actual number of PSAs to be earned for each measurement period varies from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for such measurement period.

(2)

For the 2013 measurement period, the named executives earned PSAs equal to the maximum, or 200%, of the target number for that measurement period. For the 2014 measurement period, the named executives earned PSAs equal to 180% of the target number for that measurement period.

2014-2016 Performance Cycle(1)

One Measurement Period
Named Executive	Target Number of PSAs for 2014-2016 Performance Cycle	Number of PSAs Earned
Mr. Civgin	914	To be determined in 2017.
Mr. Merten	N/A

(1)	The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for the measurement period.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Allstate Life of New York for the last three fiscal years, allocated to Allstate Life of New York in a manner consistent with the allocation of compensation under the Service and Expense Agreement. The positions listed for each named executive are as of December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Don Civgin
Chairman of the Board,	2014	31,780	—	47,693	47,671	45,400	6,169	1,206	179,919
President and Chief	2013	32,900	—	49,350	49,352	94,000	3,263	1,311	230,176
Executive Officer	2012	28,980	—	39,897	39,899	84,000	2,040	1,189	196,005
Jesse E. Merten
Senior Vice	2014	29,271	—	23,742	7,906	25,527	3,630	2,169	92,245
President and Chief	2013	24,574	—	11,129	11,120	60,200	1,408	1,663	110,094
Financial Officer	2012	15,615	—	7,038	7,057	19,476	0	2,858	52,044

(1)

The aggregate grant date fair value of PSAs and RSUs granted in 2014, 2013, and 2012 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s common stock on the grant date, which in part reflects the payment of expected future dividends. (See note 18 to Allstate’s audited financial statements for 2014.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value of PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs granted in 2014 to Mr. Civgin is provided in the Grants of Plan-Based Awards table on page 109. The value of the PSAs granted in 2014 to Mr. Civgin at grant date share price if maximum corporate performance were to be achieved is $95,386.

(2)

The aggregate grant date fair value of option awards is computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note [18] to Allstate’s audited financial statements for 2014) as set forth in the following table:

	2014	2013	2012
Weighted average expected term	6.5 years	8.2 years	9.0 years
Expected volatility	16.8 - 42.2%	19.1 - 48.1%	20.2 - 53.9%
Weighted average volatility	28.3%	31.0%	34.6%
Expected dividends	1.7 - 2.2%	1.9 - 2.2%	2.2 - 3.0%
Weighted average expected dividends	2.1%	2.2%	2.8%
Risk-free rate	0.0 - 3.0%	0.0 - 2.9%	0.0 - 2.2%

This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2014 to each named executive is provided in the Grants of Plan-Based Awards table on page 109.
(3)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2014, 2013, and 2012. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to Allstate’s audited financial statements for 2014.) Beginning in 2014, all eligible employees earn pension benefits under a new cash balance formula only.

The following table reflects the respective change in the actuarial value of the benefits provided to the named executives in 2014:

Name	ARP ($)	SRIP ($)
Mr. Civgin	651	5,518
Mr. Merten	998	2,632

(4)	The following table describes the incremental cost of other benefits provided in 2014 that are included in the “All Other Compensation” column.

All Other Compensation for 2014—Supplemental Table

Name	401(k) Match(1) ($)	Other(2) ($)	Total All Other Compensation ($)
Mr. Civgin	472	734	1,206
Mr. Merten	1,015	1,154	2,169

(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2014. The amount shown is the amount allocated to their accounts as employer matching contributions. Mr. Merten was not vested in the employer matching contribution in 2014, but he became vested on January 3, 2015.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile devices, tax preparation services, financial planning, ground transportation, and supplemental long-term disability coverage. There was no incremental cost for the use of mobile devices. Allstate provides supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2014, and therefore, no incremental cost is reflected in the table. In limited circumstances approved by Allstate’s CEO, Mr. Civgin was permitted to use Allstate’s corporate aircraft for personal purposes. Mr. Civgin did not use the corporate aircraft for personal purposes in 2014.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2014

The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during fiscal year 2014 to the extent the expense was allocated to Allstate Life of New York under the Service and Expense Agreement.

Name	Grant Date	Plan Awards(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	Annual cash incentive	19,863	39,725	255,103
	02/18/2014	PSAs				0	914	1,828				47,693
	02/18/2014	Stock options								3,829	52.18		47,671
Mr. Merten	—	Annual cash incentive	7,321	14,642	29,283
	02/18/2014	RSUs							455			23,742
	02/18/2014	Stock options								635	52.18		7,906

(1)	Awards under the annual incentive plans and the 2013 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. For Mr. Civgin, if the threshold is not achieved, the payment would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 104. The maximum amount payable to Mr. Civgin is the lesser of a stockholder approved maximum of $10 million under the Annual Executive Incentive Plan or a percentage of the 162(m) award pool. The award pool is equal to 1.0% of Adjusted Operating Income with award opportunities capped at 15% of the pool. Mr. Merten did not participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 121.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum PSAs for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 105.

(4)

The exercise price of each option is equal to the closing sale price on the New York Stock Exchange on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the February 18, 2014, PSAs and RSUs was $52.18 and stock option awards was $12.45, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The assumptions used in the valuation are discussed in footnotes 1 and 2 to the Summary Compensation Table on page 107.

Performance Stock Awards

PSAs represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. Earned PSAs will vest following the end of the three-year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change-in-control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs were granted to Mr. Civgin.

Restricted Stock Units

Mr. Merten received awards of RSUs in 2014. Each RSU represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because RSUs are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, RSUs provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the RSUs vest. Under the terms of the RSU awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The RSUs granted to Mr. Merten in 2014 vest on the third anniversary of the grant date, except in certain change-in-control situations or under other special circumstances approved by the Committee. The RSUs granted to Mr. Merten in 2014 include the right to receive previously accrued dividend equivalents when the underlying RSU vests.

Stock Options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of its executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit.

Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the closing price of a share on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

All stock option awards have been made in the form of non-qualified stock options. The options granted to the named executives in 2014 become exercisable over three years. One-third of the stock options will become exercisable on the anniversary of the grant date for each of the three years. The options granted to the named executives prior to 2014 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The change to the vesting schedule in 2014 was made to reflect current market practice. All of the options expire in ten years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2014, allocated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York under the Service and Expense Agreement for 2014. The percentage of each equity award actually allocated to Allstate Life of New York has varied over the years, during which these awards were granted depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of such equity awards between Allstate Life of New York and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Allstate Life of New York for 2014 under the Service and Expense Agreement.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Mr. Civgin	09/08/2008	2,951	0	46.48	09/08/2018
	02/22/2010	5,082	0	31.41	02/22/2020
	02/22/2011	3,927	1,309	31.74	02/22/2021	02/22/2011	213	14,963
	02/21/2012	2,487	2,487	31.56	02/21/2022	03/06/2012	2,738	192,345
	02/12/2013	0	3,982	45.61	02/12/2023	02/12/2013	1,322	92,871	348	24,447
	02/18/2014	0	3,829	52.18	02/18/2024	02/18/2014			914	64,209
Mr. Merten	02/21/2012	696	697	31.56	02/21/2022	02/21/2012	191	13,418
	02/12/2013	0	1,054	45.61	02/12/2023	02/12/2013	277	19,459
	02/18/2014	0	635	52.18	02/18/2024	02/18/2014	455	31,964

(1)

The options granted in 2014 vest over three years: one-third will become exercisable on the anniversary of the grant date for each of the three years. The options granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the final closing price of Allstate’s common stock on the grant date. If there was no sale on the grant date, the exercise price is calculated as of the last previous day on which there was a sale.

(2)	The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2014, for each of the named executives are as follows:

	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)
Mr. Civgin	14,447	514,981	11,607	313,938
Mr. Merten	696	26,928	2,386	64,412
(3)

The RSU awards granted in 2013, 2012, and 2011 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The RSUs granted in 2014 and the PSAs vest in one installment on the third anniversary of the grant date.

(4)	Amount is based on the closing price of Allstate’s common stock of $70.25 on December 31, 2014.
(5)

The PSAs vest in one installment on the third anniversary of the grant date. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. For a description of the PSA program and the performance measures used, see pages 105-106. The number of PSAs reflected in this column for the 2013 and 2014 awards are the number of shares that would be earned if the target level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2014

The following table summarizes the options exercised by the named executives during 2014 and the RSU awards that vested during 2014, allocated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York under the Service and Expense Agreement for 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	0	0	429	23,106
Mr. Merten	0	0	191	10,213

Retirement Benefits

The following table provides information about the pension plans in which the named executives participate. Each of the named executives participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Allstate Life of New York over that period of time has varied depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of accrual between Allstate Life of New York and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2014 attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Allstate Life of New York for 2014 under the Service and Expense Agreement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	ARP	6.33	1,885	0
	SRIP	6.33	12,208	0
Mr. Merten(3)	ARP	3.00	1,650	0
	SRIP	3.00	3,578	0

(1)

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2014) and material assumptions that Allstate uses for year-end financial reporting purposes, except that no assumptions were made for early termination, disability, or pre-retirement mortality. Other assumptions include the following:

•	Retirement at the normal retirement age as defined in the plans (age 65).

•	Discount rate of 4.10%.

•	For cash balance formula, 100% paid as a lump sum.

See note 17 to Allstate’s audited financial statements for 2014 for additional information.

(2)

The following table shows the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2014, if the named executives’ employment terminated on that date.

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	SRIP	11,687
Mr. Merten	SRIP	3,257

The amount shown is account balance as of December 31, 2014.
(3)	As of December 31, 2014, Mr. Merten was not vested in the Allstate Retirement Plan or the Supplemental Retirement Plan.

Allstate Retirement Plan (ARP)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid.

Cash Balance Formula

All named executives earned benefits under the cash balance formula in 2014. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 3% to 5% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year. Prior to 2014, all named executives earned cash balance credits equal to 2.5% of eligible annual compensation after they completed one year of vesting service based on the prior cash balance formula.

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

Credited Service; Other Aspects of the Pension Plans

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any of the named executives.

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum.

Timing of Payments

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of three years of service or upon reaching age 65.

A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2014:

•	Mr. Civgin’s SRIP benefit would be paid on January 1, 2017, or following death.

•	Mr. Merten’s SRIP benefit is not currently vested, but would become payable following death.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2014

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our named executives in 2014. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Allstate Life of New York over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of accrual between Allstate Life of New York and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Allstate Life of New York for 2014 under the Service and Expense Agreement.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0

(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, Allstate allows the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($260,000 in 2014), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2014 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap, and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above-market earnings are credited or recorded. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily.

The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service. The earliest distribution date for deferrals on or after January 1, 2005, and earnings and losses on these amounts, is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005, and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2014 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change-in-Control(2)	Death	Disability
Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately
Severance Pay	None	None	Lump sum equal to two times salary and annual incentive at target(3)	None	None
Annual Incentive(4)	Forfeited except for certain reductions in force (prorated for the year and subject to discretionary adjustments)	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments
Stock Options(4)(6)	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Awards continue to vest if granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement. All expire at earlier of five years or normal expiration(7)	Awards vest upon qualifying termination after a CIC(8)	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately and expire at earlier of two years or normal expiration
Restricted Stock Units(4)(6)	Forfeited	Awards continue to vest if granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement(7)	Awards vest upon qualifying termination after a CIC(8)	Awards vest immediately	Awards vest immediately
Performance Stock Awards(4)(6)	Forfeited	Awards continue to vest and are paid out based on actual performance if granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement(7)	Awards vest based on performance upon a qualifying termination after a CIC(9)	Awards vest and are payable immediately(10)	Awards vest and are payable immediately(10)
Non-Qualified Pension Benefits(11)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC	Distributions commence per plan	Participant may request payment if age 50 or older
Deferred Compensation(12)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC	Payable within 90 days	Distributions commence per participant election
Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(13)	None	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan

(1)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(2)

In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Allstate Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Mr. Civgin is a participant in Allstate’s CIC Plan. Mr. Merten is not a party to the CIC Plan. Effective upon a change-in-control, Mr. Civgin becomes subject to covenants prohibiting solicitation of employees, customers, and suppliers until one year after termination of employment. If Mr. Civgin incurs legal fees or other expenses in an effort to enforce the CIC Plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.

(3)

For those named executives subject to the CIC Plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the CIC Plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, or a material change in the geographic location where the named executive performs services.

(4)

Named executives who receive an equity award or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, the Allstate Board or a committee of the Allstate Board, to the extent permitted by applicable law, may recover compensation provided to the named executive, including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation. If Mr. Merten’s employment were to be terminated as a result of a reduction in force, he would be eligible for a prorated annual incentive award subject to discretionary adjustments. Mr. Civgin is not eligible for an annual incentive payment upon termination or retirement.

(5)

Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service.

(6)

Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the one-year period following termination of employment. Named executives who received equity awards granted between February 21, 2012, and May 20, 2013, are subject to a non-compete provision while they are employed and for the two-year period following termination of employment. If a named executive violates the non-competition covenant, the Allstate Board or a committee of the Allstate Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(7)	Historical and current retirement definitions and treatment for purposes of stock options, RSUs, and PSAs are as follows:

	Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012	Date of award on or after February 21, 2012
Early Retirement:
Definition	Age 55 with 20 years of service	Age 55 with 10 years of service	Age 55 with 10 years of service
Treatment	Unvested awards are forfeited. Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•    Unvested awards not granted within 12 months of retirement continue to vest.

•    Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•    Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement:
Definition	Age 60 with at least one year of service	Age 60 with at least one year of service	Age 60 with at least five years of service
Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•    Unvested awards not granted within 12 months of retirement continue to vest.

•    Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•    Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•    Unvested awards not granted within 12 months of retirement continue to vest.

•    Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•    Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)	This description is the treatment of equity awards granted on or after December 30, 2011. Awards granted prior to December 30, 2011, vest on the date of a change-in-control.
(9)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of PSAs that continue to vest based on actual performance up to the change-in-control.

(10)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is based on the target number of PSAs.
(11)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(12)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(13)

For those named executives subject to the CIC Plan, if their employment is terminated due to death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change-in-control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York for 2014 under the Service and Expense Agreement, that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives, such as deferred compensation and non-qualified pension benefits. Benefits and payments are calculated assuming a December 31, 2014, employment termination date.

Name	Severance ($)	Annual Incentive Plan(2) ($)	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units and Performance Stock Awards— Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/Retirement(3)	0	0	0	0	0		0
Termination due to Change-in-Control(4)	143,010	39,725	313,938	388,834	1,904	(5)	887,411
Death	0	45,400	313,938	388,834	0		748,172
Disability	0	45,400	313,938	388,834	621,630	(6)	1,369,802
Mr. Merten
Termination/Retirement(3)	0	25,527	0	0	0		25,527
Termination due to Change-in-Control(7)	0	0	64,412	64,841	0		132,313
Death	0	25,527	64,412	64,841	0		154,780
Disability	0	25,527	64,412	64,841	760,226	(6)	915,006

(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)

The 2014 annual incentive plan payment is payable to all named executives as a result of death and disability. The amount listed for the annual incentive plan payment upon termination due to a change in control is shown at target as defined in the change-in-control severance plan.

(3)

As of December 31, 2014, none of the named executives are eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans. Mr. Merten is eligible for an annual incentive plan payment if he is terminated as a result of a reduction in workforce.

(4)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2014. PSAs are paid out based on actual performance; for purposes of this table, the 2012-2014 cycle includes two years at maximum and one year at 190% and the 2013-2015 cycle includes one year at maximum, one year at 180%, and one year at target. The 2014-2016 cycle is reflected at target. Equity awards granted prior to December 30, 2011, immediately vest upon a change-in-control. For equity awards granted prior to December 30, 2011, the amounts payable to each named executive in event of a change-in-control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	50,410	14,963	65,373
Mr. Merten	0	0	0

Beginning with awards granted in 2012, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year-End 2014 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(5)

The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $1,135 for Mr. Civgin. Mr. Merten is not eligible for welfare benefit continuation or outplacement services following a change-in-control.

(6)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The monthly benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.

(7)

Mr. Merten was not a participant in the CIC Plan; however, pursuant to the terms of his equity awards, unvested stock options and RSUs would vest immediately upon a qualifying termination following a change-in-control.

Risk Management and Compensation

A review and assessment of potential compensation-related risks is conducted by Allstate’s chief risk officer. Allstate believes that its compensation policies and practices are appropriately structured and do not provide incentives for employees to take unnecessary and excessive risks.

The Allstate Board and its risk and return committee both play an important role in risk management oversight, including reviewing how Allstate management measures, evaluates, and manages Allstate’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2014

The following are descriptions of the performance measures used for executive incentive compensation. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in Allstate’s financial statements. The Committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which executives have little influence or control. The Committee monitors compensation estimates during the year based on actual performance on these measures, and the internal audit department reviews the final results.

Adjusted Operating Income: This measure is calculated differently for annual cash incentive awards, the 162(m) pool, and each PSA performance cycle. For each plan, Adjusted Operating Income is equal to net income available to common shareholders as reported in Allstate’s annual report on Form 10-K adjusted for the after-tax effect of the items indicated below:

PSAs
✓ Indicates adjustments to Net Income	Annual Cash Incentive Awards	162(m) Pool	2012-2014 Performance Cycle	2013-2015 Performance Cycle	2014-2016 Performance Cycle
Net income available to common shareholders, excluding:

–  Realized capital gains and losses (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments

	✓	✓	✓	✓	✓
– Valuation changes on embedded derivatives that are not hedged (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs)	✓	✓	✓	✓	✓
– Business combination expenses and amortization of purchased intangible assets	✓	✓	✓	✓	✓
– (Loss) gain on disposition of operations	✓	✓	✓	✓	✓
– Restructuring or related charges	✓	✓		✓	✓
– Underwriting results of Discontinued Lines and Coverages segment	✓	✓	✓	✓	✓
– Loss on extinguishment of debt(1)			✓	✓
– Post-retirement benefits curtailment gain(1)			✓	✓
– Effects of acquiring and selling businesses	✓	✓	✓	✓	✓
Adjustments to be consistent with financial reporting used in establishing the measure	✓	✓	✓	✓	✓

Adjusted Operating Income before catastrophe adjustment
Adjustment for after-tax catastrophe losses	Include planned amount	Exclude actual amount	Adjusted to include a minimum or maximum amount	Adjusted to include a minimum or maximum amount	Average adjusted to include a minimum or maximum amount

Adjusted Operating Income

(1)	2013 only.

Annual Cash Incentive Award Performance Measures for 2014

Adjusted Operating Income: This measure is used to assess financial performance. For a description of how this measure is calculated, see page 121.

The impact of catastrophe losses on annual cash incentive awards is recognized through a modifier to the Adjusted Operating Income performance measure payout percentage.

Actual After-Tax Catastrophe Losses	Impact to Adjusted Operating Income Payout Percentage
Within 10% of planned catastrophe losses	None
Lower than planned catastrophe losses by more than 10%	Increases payout by up to 20%
Higher than planned catastrophe losses by more than 10%	Decreases payout by up to 20%

In 2014, actual after-tax catastrophe losses were within 10% of planned catastrophe losses and as a result, no adjustment was required.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations. Net investment income is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as described below.

Allstate Protection premiums written is equal to the Allstate Protection net premiums written as reported in management’s discussion and analysis in Allstate’s annual report on Form 10-K.

Allstate Financial premiums and contract charges are equal to life and annuity premiums and contract charges reported in the consolidated statement of operations.

Total Premiums is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Performance Stock Award Performance Measures for the 2012-2014 Performance Cycle and the 2013-2015 Performance Cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of annual Adjusted Operating Income for the applicable PSA performance cycle divided by the average of common shareholders’ equity excluding the effects of unrealized net capital gains and losses at the beginning and at the end of the year. For a description of how Adjusted Operating Income is calculated, see page 121.

Adjusted Operating Income is adjusted to include a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively. In 2013, Adjusted Operating Income was adjusted to include a minimum amount of catastrophe losses, thus lowering the actual performance. In 2012 and 2014, no such adjustment was made.

Average common shareholders’ equity is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Performance Stock Award Performance Measures for the 2014-2016 Performance Cycle

Three Year Average Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of average Adjusted Operating Income divided by the average of common shareholders’ equity, excluding the effects of unrealized net capital gains and losses, at December 31, 2013 and at the end of each year in the three year cycle. For a description of how Adjusted Operating Income is calculated, see page 121.

Average Adjusted Operating Income is adjusted to include a minimum or maximum amount of after-tax catastrophe losses if the average of actual catastrophe losses in the three year cycle are less than or exceed those amounts, respectively.

Average common shareholders’ equity is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses.

Director Compensation

The following table summarizes the compensation of each of Allstate Life of New York’s non-employee directors during 2013 for his or her services as a member of the Board of Directors of Allstate Life of New York (the “Board”) and its committees. The non-employee directors each received an annual retainer of $16,200 and the chair of the Operations Review Committee received an additional annual retainer of $1,800. Additionally, they each received a fee of $1,800 for each Board meeting attended throughout the year and a fee of $900 for each meeting they attended as members of the Board’s Operations Review Committee, Investment Committee, or Audit Committee.

All other Allstate Life of New York directors are employees of Allstate or its subsidiaries. These directors receive no compensation for their service as directors in addition to their compensation as employees of Allstate Life of New York, Allstate, or their subsidiaries.

DIRECTOR COMPENSATION

Name of Non-Employee Director(1)	Fees Earned or Paid in Cash ($)	Total ($)
Ms. Alazraki(2)	28,800	28,800
Mr. Johnson(3)	2,700	2,700
Mr. Raben(4)	27,900	27,900
Ms. Slater	27,000	27,000

(1)	Each of these directors is a member of the Operations Review Committee.
(2)	Chair of the Operations Review Committee.
(3)	Mr. Johnson retired from the Board as of April 3, 2014.
(4)	Investment Committee member.

Compensation Committee Interlocks and Insider Participation

The Board does not have a compensation committee. All compensation decisions are made by Allstate, as the ultimate parent company of Allstate Life of New York. No executive officer of Allstate Life of New York served as a member of the compensation committee of another entity for which any executive officer served as a director for Allstate Life of New York.

Item	11(m). Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table shows the number of Allstate Life of New York shares owned by any beneficial owner who owns more than five percent of any class of Allstate Life of New York’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Allstate Life Insurance Company 3100 Sanders Road, Northbrook, IL 60062	100,000	100%
N/A	Allstate Insurance Company 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A
N/A	Allstate Insurance Holdings, LLC 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A
N/A	The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Allstate Life of New York individually, and by all executive officers and directors of Allstate Life of New York as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or before April 30, 2015, and restricted stock units and performance stock awards for which restrictions expire on or prior to April 30, 2015. The percentage of Allstate shares of common stock beneficially owned by any Allstate Life of New York director, named executive officer or by all directors and executive officers of Allstate Life of New York as a group does not exceed 1%. The following share amounts are as of March 1, 2015. As of March 1, 2015, none of these shares were pledged as security.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock Units and Performance Stock Awards for which restrictions expire on or prior to April 30, 2015 — Included in Column (a) (b)
Marcia D. Alazraki	0	0
Angela K. Fontana	6,128	6,128
Mario Imbarrato	15,671	14,898
Wilford J. Kavanaugh	4,779	4,068
Harry R. Miller	13,481	8,440
Samuel H. Pilch	47,823	21,178
John R. Raben, Jr.	925	0
Phyllis Hill Slater	0	0
Matthew E. Winter	480,745	433,224
Don Civgin	302,570	253,469
Jesse E. Merten	13,194	11,135
All directors and executive officers as a group	1,442,298	1,252,556

Item 11(n).	Transactions with Related Persons, Promoters, and Certain Control Persons

Transactions with Related Persons.

This table describes certain intercompany agreements involving amounts greater than $120,000 between Allstate Life of New York and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Allstate Life of New York;
•	Allstate Insurance Company (“AIC”), an indirect parent of Allstate Life of New York;
•	Allstate Insurance Holdings, LLC (“AIH”), an indirect parent of Allstate Life of New York; and
•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Allstate Life of New York.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2012 2013 2014	4,010,414,793 4,594,114,658 4,351,172,343	[2] [2] [2]	206,609,277 219,150,824 157,557,526	[2] [2] [2]	1,675,534,870 1,783,214,605 1,451,026,309	[2] [2] [2]	0 0 0	10,233,063 12,439,714 10,193,363	[2] [2] [2]
Investment Advisory Agreement and Amendment to Services Agreement as of January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York.	2012 2013 2014	12,095,533 11,939,759 9,345,419	[2] [2] [2]	N/A		0 0 0		N/A	N/A
Reinsurance Agreements between Allstate Life Insurance Company and Allstate Life Insurance Company of New York: Reinsurance Agreement effective January 1, 1984, as amended by Amendment No. 1 effective September 1, 1984, Amendment No. 2 effective January 1, 1987, Amendment No. 3 effective October 1, 1988, Amendment No. 4 effective January 1, 1994, Amendment No. 5 effective December 31, 1995, Amendment No. 6 effective December 1, 2007, and Amendment No. 7; Assumption Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective July 1, 1984; Reinsurance Agreement effective January 1, 1986, as amended by Amendment No. 1 effective December 31, 1995 and Amendment No. 2 effective December 1, 1995; Reinsurance Agreement effective January 1, 1991, as amended by Amendment No. 1 effective December 31, 1995; Stop Loss Reinsurance Agreement effective December 31, 2001.	2012 2013 2014	16,757,933 7,813,627 (59,433,752	[3,4] [3,4] )[5]	16,757,933 7,813,627 (59,433,752	[3,4] [3,4] )[5]	N/A		N/A	N/A
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996.	2012 2013 2014	261,856,736 403,752,626 991,183,410	[6] [6] [6]	(51,081,452 (28,599,632 (118,361,063	) ) )	402,335,848 805,259,656 822,197,758		0 0 0	(133,557,504 (361,417,973 16,223,615	) )
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2012 2013 2014	0 0 3,024,265	[7]	0 0 287,214	[7]	0 0 2,645,462	[7]	N/A	N/A
Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2012 2013 2014	10,741,767 12,927,091 4,119,257	[8] [8] [8]	(4,042,532 (4,938,625 (140,501	) ) )	N/A		N/A	N/A

(1)	Each identified Related Person is a Party to the transaction.
(2)	Gross amount of expense received under the transaction.
(3)	Net reinsurance income.
(4)	Updated to apply consistent methodology for each year of the disclosure period.
(5)	Net reinsurance expense.
(6)	Total amounts paid to the Internal Revenue Service.
(7)	Value of transfer transactions.
(8)	Gross amount of the transaction.

Policies and Procedures for Review and Approval of Related Person Transactions

All intercompany agreements to which Allstate Life of New York is a party are approved by Allstate Life of New York’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the New York State Insurance Department, Allstate Life of New York’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Allstate Life of New York’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Allstate Life of New York, all directors and executive officers of Allstate Life of New York are subject to the Allstate Code of Ethics (“Code”). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Allstate Life of New York. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

Independence Standards for Directors

Outside directors of Allstate New York are subject to independence standards based on New York insurance law. Generally, these independence standards require that an independent director cannot be an employee or a beneficial owner of a controlling interest in Allstate Life of New York or any other affiliate of The Allstate Corporation. Applying these independence standards, Ms. Alazraki, Mr. Raben, and Ms. Slater are independent.

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Allstate Life of New York has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Allstate Life of New York has been determined that Ms. Alazraki, Mr. Raben, and Ms. Slater are considered to be independent.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

Legal Matters

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate New York’s right to issue such Contracts under applicable state insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate New York.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Allstate Life Insurance Company of New York, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2, inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2, inc. provides certain business process outsourcing services with respect to the Contracts. se 2, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2014, consisted of the following: Keane BPO, LLC (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                   Supplement dated January 3, 2014, to the
                     Prospectus for your Variable Annuity
                                   Issued by

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

This supplement amends certain disclosure contained in the prospectus for your
Variable Annuity contract issued by Allstate Life Insurance Company or Allstate
Life Insurance Company of New York, as applicable.

Effective as of January 31, 2014 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Oppenheimer Capital Appreciation Fund/VA - Class 2
Oppenheimer Capital Appreciation Fund/VA - Class A

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure
Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

If you have any questions, please contact your financial representative or our
Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m.
Central time.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner prior to the Closure Date, will not be affected by the closure.

   Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                  Supplement dated September 30, 2013, to the
                     Prospectus for your Variable Annuity
                                   Issued by

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

This supplement amends certain disclosure contained in the prospectus for your
Variable Annuity contract issued by Allstate Life Insurance Company or Allstate
Life Insurance Company of New York, as applicable.

Effective as of October 18, 2013 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

   Invesco V.I. Global Core Equity - Series I
   Invesco V.I. Global Core Equity - Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure
Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

If you have any questions, please contact your financial representative or our
Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m.
Central time.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner prior to the Closure Date, will not be affected by the closure.

   Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                        SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Basic Value Fund-Series I
Invesco V.I. Basic Value Fund-Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement, dated October 18, 2010,
                   to the Prospectus for your Variable Annuity
                                    Issued by

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Capital Appreciation Fund--Series I
                Invesco V.I. Capital Appreciation Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated October 18, 2010, to the
                    following Prospectuses, as supplemented:

                      Allstate Provider, dated May 1, 2002
                       Premier Planner, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable
Annuity contracts issued by Allstate Life Insurance Company or Allstate Life
Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-account available in the Allstate Provider and Premier Planner Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

              Goldman Sachs VIT Strategic International Equity Fund

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

   Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                   Allstate Life Insurance Company of New York

                        Supplement Dated August 31, 2010
                  to the following Prospectus, as supplemented:

     The Custom Portfolio Variable Annuity Prospectus, dated April 30, 2005

We are issuing this supplement to announce that the Delaware VIP Trend Series is expected to merge into the Delaware VIP Smid Cap Growth Series in October 2010.

To reflect this merger, all references and information relating to the Delaware
VIP Trend Series are hereby deleted as of the merger date. To further reflect this merger, the section entitled "Investment Alternatives: The Variable
Sub-Accounts" is amended by adding the Delaware VIP Smid Cap Growth Series to the table of available Portfolios, and denoting that the Portfolio seeks capital appreciation.

If you have any questions, please contact your financial representative or our
Annuities Service Center at (800) 457-8207. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                         Supplement Dated July 23, 2010
                 To the following Prospectuses, as supplemented

                 Allstate Provider Prospectus, dated May 1, 2002
                 Allstate Provider Prospectus, dated May 1, 2004
                Custom Portfolio Prospectus, dated April 30, 2005
                    STI Classic Prospectus, dated May 1, 2003
                 SelectDirections Prospectus, dated May 1, 2003
                SelectDirections Prospectus, dated April 30, 2005

This supplement amends certain disclosure contained in the above-referenced prospectuses for certain variable annuity contracts issued by Allstate Life
Insurance Company or Allstate Life Insurance Company of New York, as applicable.

Effective as of August 30, 2010 (the Closure Date), the following variable sub-accounts available, as applicable, in the above-referenced Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in either of these variable sub-accounts as of the
Closure Date:

                 Oppenheimer High Income Fund/VA (Initial Class)
          Oppenheimer Small- & Mid-Cap Growth Fund/VA (Initial Class)*

Contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date may continue to submit additional investments into the respective variable sub-account thereafter, although they will not be permitted to invest in the respective variable sub-account if they withdraw or otherwise transfer their entire contract value from the respective variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the respective variable sub-account as of the Closure
Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closures.

If you have any questions, please contact your financial representative or our
Annuities Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you

* Note: Oppenheimer Small- & Mid-Cap Growth Fund/VA was formerly known as
  Oppenheimer MidCap Fund/VA.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

     For future reference, please keep this supplement together with your prospectus.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

                 Allstate Provider, Prospectus Dated May 1, 2002
                SelectDirections, Prospectus Dated April 30, 2005
               AIM Lifetime Plus, Prospectus Dated April 30, 2005
              AIM Lifetime Plus II, Prospectus Dated April 30, 2005
                Custom Portfolio, Prospectus Dated April 30, 2005

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Allstate Life Insurance Company of New York ("Allstate New York").

The "Annual Reports and Other Documents" Section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-
7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Allstate
New York is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 758565,
Topeka, KS 66675-8565 or by calling 1-800-457-8207. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                   Allstate Life Insurance Company of New York

                               AIM Lifetime Plus

                              AIM Lifetime Plus II

                       Allstate Provider Variable Annuity

                                Custom Portfolio

                               Select Directions

                       Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company of New York.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General
Counsel of Allstate New York.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company of New York ("Allstate New York") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on
Form 10-Q and Form 8-K. In addition, all documents subsequently filed by
Allstate New York pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
Act also are incorporated into the prospectus by reference. Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 70178,
Philadelphia, PA 19176 or by calling 1-877-234-8688. Allstate New York files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.
20549. The public may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an
Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see
http://www.sec.gov).

EXPERTS

In the prospectus for Allstate Provider Variable Annuity, the section entitled
"Experts" is deleted.

AIM LIFETIME PLUS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") has issued the
AIM Lifetime Plus(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED
ACCOUNT") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate
Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following funds
("FUNDS") of AIM Variable Insurance Funds (Series I shares):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

*    Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

**   Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.

                THE SECURITIES AND EXCHANGE
                COMMISSION HAS NOT APPROVED
                OR DISAPPROVED THE
                SECURITIES DESCRIBED IN
                THIS PROSPECTUS, NOR HAS IT
                PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO
                TELLS YOU OTHERWISE IS
                COMMITTING A FEDERAL CRIME.

                THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
 NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.

                THE CONTRACTS WERE ONLY
                AVAILABLE IN NEW YORK, BUT
                ARE NO LONGER AVAILABLE FOR
                SALE.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        13
     Transfers                                                                15
  Expenses                                                                    17
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:                                                           24
     Allstate New York                                                        24
     The Variable Account                                                     24
     The Funds                                                                24
     The Contract                                                             25
     Non-Qualified Annuities Held Within a Qualified Plan                     25
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE
CONTRACTS WERE FIRST OFFERED                                                  35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" and/or "us")                                       1, 24
Anniversary Values                                                            22
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
*Contract                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         6
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Funds                                                                         24
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                       12
Issue Date                                                                     6
Market Value Adjustment                                                    5, 14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              24
Variable Sub-Account                                                          12

*    The AIM Lifetime Plus(SM) Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE                         PAYMENTS You can purchase a Contract with as
                                 little as $5,000 ($2,000 for "QUALIFIED
                                 CONTRACTS", which are Contracts issued with
                                 qualified plans). You can add to your Contract
                                 as often and as much as you like, but each
                                 payment must be at least $500 ($100 for
                                 automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract by returning it to
                                 us within 10 days after receipt ("CANCELLATION
                                 PERIOD"). Upon cancellation, as permitted by
                                 federal or state law, we will return your
                                 purchase payments adjusted to reflect the
                                 investment experience of any amounts allocated
                                 to the Variable Account. The adjustment will
                                 reflect the deduction of mortality and expense
                                 risk charges and administrative expense
                                 charges.
-------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.45% of average daily net assets

                                 .    Annual contract maintenance charge of $35
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 19 investment alternatives
ALTERNATIVES                     including:

                                 .    the Fixed Account (which credits interest
                                      at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account, or to find out how the Variable
                                 Sub-Accounts have performed, please call us at
                                 1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years).
-------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the Annuitant (if the Contract is
                                 owned by a non-living person) die before the
                                 PAYOUT START DATE, we will pay the death
                                 benefit described in the Contract.
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. Transfers to the Fixed Account
                                 must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "CONTRACT YEAR," which we measure from
                                 the date we issue your contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at anytime during the Accumulation Phase.
                                 Full or partial withdrawals are available under
                                 limited circumstances on or after the Payout
                                 Start Date.

                                 In general, you must withdraw at least $50 at a
                                 time. ($1,000 for withdrawals made during the
                                 Payout Phase.) Withdrawals taken prior to
                                 annuitization (referred to in this prospectus
                                 as the Payout Phase) are generally considered
                                 to come from the earnings in the Contract
                                 first. If the Contract is tax-qualified,
                                 generally all withdrawals are treated as
                                 distributions of earnings. Withdrawals of
                                 earnings are taxed as ordinary income and, if
                                 taken prior to age 59 1/2, may be subject to an
                                 additional 10% federal tax penalty. A
                                 withdrawal charge and MARKET VALUE ADJUSTMENT
                                 also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 20. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date              Accumulation Phase       Date                Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

Number of Complete Years Since We Received the Purchase Payment    0    1    2    3    4    5    6     7+
Being Withdrawn
-----------------------------------------------------------------------------------------------------------
Applicable Charge                                                  7%   6%   5%   4%   3%   2%   1%    0%
-----------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                $35.00**
-----------------------------------------------------------------------------------------------------------
Transfer Fee                                                                     $10.00***
-----------------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
-------------------------------------------------------------------------------

FUND ANNUAL EXPENSES
(as a percentage of Fund average daily net assets) (1)

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the
Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                              ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                 0.75%     1.16%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3  Years   5  Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $842     $1,283     $1,746     $3,278
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $800     $1,158     $1,538     $2,866
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year   3  Years   5  Years   10 Years
-------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $302      $923      $1,566     $3,278
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $260      $798      $1,358     $2,866
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE
SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE ABOVE EXAMPLES ASSUME A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%, AN
ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT CHARGE OF $35. THE
ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE
WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date we first offered the
Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) Variable Annuity is a contract between you, the
Contract owner, and Allstate New York, a life insurance company. As the Contract
Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies,
     and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Owner will be considered a non-living person for purpose of this section and the Death Benefit section. The maximum issue age of a Contract owner is age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract Owner is a living person you may change the Annuitant prior to the
Payout Start Date. In our discretion, we may permit you to designate a joint
Annuitant, who is a second person on whose life income payments depend, on the
Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed
Income Payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any Death
Benefit or guaranteed income benefit if there are no surviving primary
Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written

                                  9 PROSPECTUS

notice to change a Beneficiary, we are entitled to rely on the most recent
Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified
Contract). All subsequent Purchase Payments must be $500 or more. The maximum
Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment.
You may make Purchase Payments of at least $500 at any time prior to the Payout
Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your
Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. BOX
82656, LINCOLN, NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time

                                  10 PROSPECTUS

(3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m.
Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next
Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options.
Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value,

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE
THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the
Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital
 Fund - Series I          A I M ADVISORS, INC..
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

*    A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

**   Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth
     Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach
     $200 million. During the closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the
     Fund.

***  Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will change to long-term growth of capital and current income.

**** The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S.
     Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic
     Trends Fund - Series I will change its name to AIM V.I. Demographic Trends
     Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT
RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE
FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND
ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL
RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed
Account. The Fixed Account supports our insurance and annuity obligations. The
Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed
Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s), if available.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at
1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

                                  13 PROSPECTUS

HOW WE CREDIT INTEREST.

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. At the end of the Guarantee Period, we will automatically renew the Guarantee Period value to a new Guarantee Period of the shortest duration available, to be established on the day the previous Guarantee Period expired, or to the Money
Market Variable Sub-account if no Guarantee Periods are available at the time of expiration of the previous Guarantee Period. Please consult with your representative. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a Guarantee Period of the shortest duration available or the Money Market Variable Sub-account. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
Please consult with your representative. The new interest rate will be the rate in effect on the 1/ST/ day of the New Period; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee
Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more
Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, transfers, and amounts applied to an Income Plan from a Guarantee
Period, other than those taken or applied during the 30 day period after such
Guarantee Period expires, are

                                  14 PROSPECTUS

subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income
Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the
Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a
Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 18; or

..    to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an
Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an
Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. on any Valuation Date using the
Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee
Period for 10 days or more, we will pay interest as required by applicable law.
Any interest would be payable from the date we receive the transfer request to the date we make the transfer. If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the

                                  15 PROSPECTUS

proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock
Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the
Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying
Fund, we will impose the trading limitations as described below under "Trading
Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a

                                  16 PROSPECTUS

result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. In addition, for Contracts issued on or after May 1,
2000, if we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will also restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable
Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other
Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable
Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the
next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I.
Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation
Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract
Value allocated to the better performing segments.

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$35 contract maintenance charge from your Contract Value invested in each

                                  17 PROSPECTUS

Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.35%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund
Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by;

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is
lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value
Adjustment. You should consult your

                                  18 PROSPECTUS

own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8 above.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any
Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-
Account.

If you request a total withdrawal, we may require that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the
Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

                                  19 PROSPECTUS

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable
Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the
Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than
$1,000, we may treat it as a request to withdraw your entire Contract Value.
Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional
Purchase Payment to restore your Contract's value to the contractual minimum of
$1,000. Your Contract will terminate if you withdraw all of your Contract Value.
We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its
Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan.
The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule,

                                  20 PROSPECTUS

longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn.
To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1)   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3)   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

                                  21 PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies; or

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving
Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive DUE PROOF OF DEATH.

We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit; or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death benefit; or

3.   the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary.
     A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th
     Contract Anniversaries are the first three Death Benefit Anniversaries; or

4.   the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a
     Contract Anniversary, increased by purchase payments made since that
     Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract
     Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased's 75th birthday or 5 years after the Issue
     Date, if later.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

We will determine the value of the death benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m.
Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

DEATH BENEFIT PAYMENTS

If the new Owner is your spouse, the new Owner may:

1.   elect to receive the Death Benefit in a lump sum, or

2.   elect to apply the Death Benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    The life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options above, the Contract will continue in the Accumulation

                                  22 PROSPECTUS

Phase as if the death had not occurred. If the Contract is continued in the
Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit over the
     Contract Value will be allocated to the Sub-Accounts of the Variable
     Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the new Owner is not your spouse but is a living person, the new Owner may:

1)   elect to receive the Death Benefit in a lump sum, or

2)   elect to apply the Death Benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options above, then the new
Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central
Time). Unless otherwise instructed by the new Owner, the excess, if any, of the
Death Benefit over the Contract Value will be allocated to the Money Market
Variable Sub-Account. The new Owner may exercise all rights as set forth in the
TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement
Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

If the new Owner is a corporation, trust, or other non-living person:

(a)  The new Owner may elect, within 180 days of the date of death, to receive the Death Benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death
     Benefit, the Contract Value under this option will be the Death Benefit.
     Unless otherwise instructed by the new Owner, the excess, if any of the
     Death Benefit over the Contract Value will be allocated to the Money Market
     Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

 If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is

                                  23 PROSPECTUS

a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the Death Benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the
     Death Benefit, the Contract Value under this option will be the Death
     Benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the
     Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Annuitant.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance
Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.
Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant.
We do not guarantee the investment performance of the Variable Account, its
Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

                                  24 PROSPECTUS

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the
1940 Act. We also may add new Variable Sub-Accounts that invest in underlying
Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended
("EXCHANGE ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

                                  25 PROSPECTUS

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  27 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with

                                  29 PROSPECTUS

all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  32 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, 2940 S. 84TH STREET, LINCOLN, NE
68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING
FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

BASIC POLICY

For the period beginning January 1 and ending December 31,     1996     1997      1998      1999       2000
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.988
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.988  $    14.15
 Number of Units Outstanding, End of Period                       --        --        --    12,661      53,890
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.162
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.162  $    12.43
 Number of Units Outstanding, End of Period                       --        --        --     6,382      24,499
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     8.82
 Number of Units Outstanding, End of Period                       --        --        --        --      11,309
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.855  $ 11.387  $ 12.739  $ 14.979  $   21.350
 Accumulation Unit Value, End of Period                      $11.387  $ 12.739  $ 14.979  $ 21.350  $    18.75
 Number of Units Outstanding, End of Period                    7,681   161,013   287,336   425,748     456,761
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   11.655
 Accumulation Unit Value, End of Period                           --        --        --  $ 11.655  $    12.55
 Number of Units Outstanding, End of Period                       --        --        --     3,948      18,297
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.926  $ 11.699  $ 14.496  $ 18.243  $   24.138
 Accumulation Unit Value, End of Period                      $11.699  $ 14.496  $ 18.243  $ 24.138  $    20.33
 Number of Units Outstanding, End of Period                    5,371   167,625   361,890   645,133     674,689
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     7.89
 Number of Units Outstanding, End of Period                       --        --        --        --      32,307
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.086  $ 10.934  $ 11.789  $ 12.035  $   12.002
 Accumulation Unit Value, End of Period                      $10.934  $ 11.789  $ 12.035  $ 12.002  $    11.55
 Number of Units Outstanding, End of Period                    4,618    58,958   146,644   227,201     204,561
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.080  $ 10.164  $ 10.834  $ 11.829  $   11.189
 Accumulation Unit Value, End of Period                      $10.164  $ 10.834  $ 11.829  $ 11.189  $    12.15
 Number of Units Outstanding, End of Period                        0    39,009   301,983   108,494      99,531
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.892  $ 11.466  $ 14.338  $ 18.954  $   25.263
 Accumulation Unit Value, End of Period                      $11.466  $ 14.338  $ 18.954  $ 25.263  $    19.80
 Number of Units Outstanding, End of Period                    2,384    97,039   220,831   383,214     403,785
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $    9.957
 Accumulation Unit Value, End of Period                           --        --        --  $  9.957  $     7.95
 Number of Units Outstanding, End of Period                       --        --        --     1,751         834

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.168  $ 11.953  $ 12.598  $ 14.340  $   21.914
 Accumulation Unit Value, End of Period                      $11.953  $ 12.598  $ 14.340  $ 21.914  $    15.90
 Number of Units Outstanding, End of Period                    5,404    85,934   136,898   220,690     245,480
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.023  $ 10.369  $ 10.745  $ 11.126  $   11.479
 Accumulation Unit Value, End of Period                      $10.369  $ 10.745  $ 11.126  $ 11.479  $    11.98
 Number of Units Outstanding, End of Period                    4,373    42,128    87,010   137,433      95,879
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.800  $ 11.090  $ 13.520  $ 17.644  $   22.589
 Accumulation Unit Value, End of Period                      $11.090  $ 13.520  $ 17.644  $ 22.589  $    19.00
 Number of Units Outstanding, End of Period                    5,921   180,440   405,246   987,076   1,000,356
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --

For the period beginning January 1 and ending December 31,     2001      2002      2003      2004
--------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  14.15  $ 10.308  $  7.856  $  9.809
 Accumulation Unit Value, End of Period                      $ 10.308  $  7.856  $  9.809  $ 10.809
 Number of Units Outstanding, End of Period                    51,176    37,549    30,613    28,619
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $  12.43  $ 10.849  $  8.865  $ 10.167
 Accumulation Unit Value, End of Period                      $ 10.849  $  8.865  $ 10.167  $ 10.774
 Number of Units Outstanding, End of Period                    29,494    29,105    30,281    23,748
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.200  $  8.594  $ 11.319
 Accumulation Unit Value, End of Period                      $ 11.200  $  8.594  $ 11.319  $ 12.390
 Number of Units Outstanding, End of Period                     6,325    22,360    26,204    45,919
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   8.82  $  6.736  $  4.902  $  6.046
 Accumulation Unit Value, End of Period                      $  6.736  $  4.902  $  6.046  $  6.238
 Number of Units Outstanding, End of Period                     8,408    33,025    34,736    36,134
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  18.75  $ 14.176  $ 10.569  $ 13.491
 Accumulation Unit Value, End of Period                      $ 14.176  $ 10.569  $ 13.491  $ 14.178
 Number of Units Outstanding, End of Period                   393,890   342,465   300,657   272,332
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.55  $ 11.369  $  8.812  $ 11.757
 Accumulation Unit Value, End of Period                      $ 11.369  $  8.812  $ 11.757  $ 13.383
 Number of Units Outstanding, End of Period                    15,528    17,080    14,370    15,343
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  20.33  $ 15.460  $ 12.863  $ 15.774
 Accumulation Unit Value, End of Period                      $ 15.460  $ 12.863  $ 15.774  $ 16.941
 Number of Units Outstanding, End of Period                   590,855   490,936   436,022   385,401

                                  36 PROSPECTUS

AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   7.89  $  5.294  $  3.537  $  4.793
 Accumulation Unit Value, End of Period                      $  5.294  $  3.537  $  4.793  $  5.114
 Number of Units Outstanding, End of Period                    23,934    21,406    21,473    20,823
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.55  $ 11.788  $ 11.886  $ 12.797
 Accumulation Unit Value, End of Period                      $ 11.788  $ 11.886  $ 12.797  $ 13.248
 Number of Units Outstanding, End of Period                   179,226   153,878   158,069   118,523
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.15  $ 12.738  $ 13.759  $ 13.706
 Accumulation Unit Value, End of Period                      $ 12.738  $ 13.759  $ 13.706  $ 13.855
 Number of Units Outstanding, End of Period                   110,454   147,016    91,728    73,112
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.80  $ 12.901  $  8.777  $ 11.353
 Accumulation Unit Value, End of Period                      $ 12.901  $  8.777  $ 11.353  $ 12.110
 Number of Units Outstanding, End of Period                   338,025   291,782   263,392   237,475
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   7.95  $  7.443  $  6.908  $  8.717
 Accumulation Unit Value, End of Period                      $  7.443  $  6.908  $  8.717  $  9.558
 Number of Units Outstanding, End of Period                     4,833     5,236     4,236     4,779
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  15.90  $ 11.980  $  9.957  $ 12.665
 Accumulation Unit Value, End of Period                      $ 11.980  $  9.957  $ 12.665  $ 15.480
 Number of Units Outstanding, End of Period                   213,691   190,512   160,288   141,698
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.357  $  9.950  $ 12.486
 Accumulation Unit Value, End of Period                      $ 11.357  $  9.950  $ 12.486  $ 14.007
 Number of Units Outstanding, End of Period                     2,829    13,588    15,110    19,232
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.98  $ 12.231  $ 12.198  $ 12.092
 Accumulation Unit Value, End of Period                      $ 12.231  $ 12.198  $ 12.092  $ 12.000
 Number of Units Outstanding, End of Period                   151,830   129,079    84,943    46,009
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.00  $ 16.376  $ 11.256  $ 13.877
 Accumulation Unit Value, End of Period                      $ 16.376  $ 11.256  $ 13.877  $ 14.466
 Number of Units Outstanding, End of Period                   881,690   685,598   606,188   538,069
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 11.090
 Number of Units Outstanding, End of Period                        --        --        --     4,500
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 12.230
 Number of Units Outstanding, End of Period                        --        --        --    61,438

*    The Contracts were first offered on October 14, 1996. The inception date of the following Variable Sub-Accounts is October 14, 1996: AIM V.I. Capital
     Appreciation - Series I Sub-Account, AIM V.I. Diversified Income - Series I
     Sub-Account, AIM V.I. Government Securities - Series I Sub-Account, AIM
     V.I. Growth - Series I Sub-Account, AIM V.I. Core Equity - Series I
     Sub-Account, AIM V.I. International Growth - Series I Sub-Account, AIM V.I.
     Money Market - Series I Sub-Account, AIM V.I. Premier Equity - Series I
     Sub-Account. The inception date of the AIM V.I. Aggressive Growth - Series
     I Sub-Account, AIM V.I. Balanced - Series I Sub-Account, AIM V.I. Capital
     Development - Series I Sub-Account, and AIM V.I. High Yield - Series I
     Sub-Account is October 25, 1999. The inception date of the AIM V.I. Blue
     Chip - Series I Sub-Account and AIM V.I. Dent Demographic Trends - Series I
     Sub-Account is January 3, 2000. The inception date of the AIM V.I. Basic
     Value - Series I Sub-Account and AIM V.I. Mid Cap Core Equity - Series I
     Sub-Account is October 1, 2001. The inception date of the AIM V.I.
     Technology - Series I Sub-Account and the AIM V.I. Utilities - Series I
     Sub-Account is October 15, 2004.The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-Account that invests in that Fund will be made.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year
Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract                $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of  Contract
 Year 3:
Step 2. Calculate the                     .10 X $10,000.00 = $1,000.00
 Preferred Withdrawal
 Amount:
Step 3. Calculate the                     I = 4.50%
 Market Value Adjustment:                 J = 4.20%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .042) X (2) = .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value
                                          Adjustment:

                                           = .0054 X ($11,411.66 - $1,000.00) = $56.22

Step 4. Calculate the                     .05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81
 Withdrawal Charge:
Step 5. Calculate the                     $11,411.66 - $452.81 +  $56.22 = $11,015.07
 amount received by a
 Contract owner as a result
 of full withdrawal at the
 end of Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End   $10,000.00 X  (1.045)/3/ = $11,411.66
 of Contract Year 3:
Step 2. Calculate the Preferred           .10 X $10,000.00 = $1,000.00
 Withdrawal Amount:
Step 3. Calculate the Market Value        I = 4.50%
 Adjustment:                              J = 4.80%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .048) X (2) = - .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value Adjustment:

                                           -.0054 X ($11,411.66 - $1,000.00) = $-56.22

Step 4. Calculate the Withdrawal Charge:  .05 X ($10,000.00 - $1,000.00 - $56.22) = $447.19
Step 5. Calculate the amount received by
 a Contract owner as a result of full
 withdrawal at the end of Contract Year
 3:                                       $11,411.66 - $447.19 - $56.22 = $10,908.25

                                  39 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  40 PROSPECTUS

AIM LIFETIME PLUS(SM) II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the AIM Lifetime Plus(SM) II Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 21 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include 3 fixed account options

("FIXED ACCOUNT OPTIONS") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS")
of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each
Variable Sub-Account invests exclusively in shares of one of the following funds
("FUNDS") of AIM Variable Insurance Funds, Inc. (SERIES I SHARES):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

*    Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

**   Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
                       OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS
                       PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU
                       OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT NOTICES      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                       CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS WERE ONLY AVAILABLE IN NEW YORK, BUT ARE NO
                       LONGER AVAILABLE FOR SALE.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account Options                                                13
     Transfers                                                                15
  Expenses                                                                    18
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:
     Allstate New York                                                        25
     The Variable Account                                                     25
     The Funds                                                                25
     The Contract                                                             26
     Non-Qualified Annuities Held Within a Qualified Plan                     26
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS
OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST
OFFERED                                                                       35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        41

--------------------------------------------------------------------------------

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We and/or "Us")                                        1, 25
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
Cancellation Period                                                            4
Contract*                                                                     26
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Option                                                  13
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Enhanced Death Benefit Option                                                 23

                                                                            PAGE
                                                                            ----
Fixed Account Options                                                         13
Funds                                                                         25
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                        4
Issue Date                                                                     6
Market Value Adjustment                                                       14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
Right to Cancel                                                               10
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              25
Variable Sub-Account                                                          12

*    The AIM Lifetime Plus(SM) II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with an initial
                                 purchase payment of $5,000 ($2,000 for
                                 "QUALIFIED CONTRACTS," which are Contracts
                                 issued with QUALIFIED PLANS). You can add to
                                 your Contract as often and as much as you like,
                                 but each payment must be at least $500 ($100
                                 for automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------

RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt ("CANCELLATION PERIOD"). Upon
                                 cancellation, as permitted by federal or state
                                 law, we will return your purchase payments
                                 adjusted to reflect the investment experience
                                 of any amounts allocated to the Variable
                                 Account. The adjustment will reflect the
                                 deduction of mortality and expense risk charges
                                 and administrative expense charges.
-------------------------------------------------------------------------------

EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.10% of average daily net Assets
                                      (1.30% if you select the ENHANCED DEATH
                                      BENEFIT OPTION)

                                 .    Annual contract maintenance charge of $35
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub-Account.
-------------------------------------------------------------------------------

INVESTMENT                       The Contract offers 21 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credit
                                      interest at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account Options, or to find out how the
                                 Variable Sub-Accounts have performed, please
                                 call us at 1-800-692-4682.

-------------------------------------------------------------------------------

SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------

INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH                            BENEFITS If you or the Annuitant (if the
                                 Contract is owned by a non-living person) die
                                 before the PAYOUT START DATE, we will pay the
                                 death benefit described in the Contract. We
                                 also offer an Enhanced Death Benefit Option.
-------------------------------------------------------------------------------

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "CONTRACT YEAR," which we measure from
                                 the date we issue your contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------

WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals are
                                 available under limited circumstances on or
                                 after the Payout Start Date.

                                 In general, you must withdraw at least $50 at a
                                 time ($1,000 for withdrawals made during the
                                 Payout Phase.) Withdrawals in the Payout Phase
                                 are only available if the Payout Option is a
                                 Variable Income Payment using Guaranteed
                                 Payments for a Specified Period. Withdrawals
                                 taken prior to annuitization (referred to in
                                 this prospectus as the Payout Phase) are
                                 generally considered to come from the earnings
                                 in the Contract first. If the Contract is
                                 tax-qualified, generally all withdrawals are
                                 treated as distributions of earnings.

                                 Withdrawals of earnings are taxed as ordinary
                                 income and, if taken prior to age 59 1/2, may
                                 be subject to an additional 10% federal tax
                                 penalty. A withdrawal charge and MARKET VALUE
                                 ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 21 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account
Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 20. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date         Accumulation Phase        Date                   Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1      2   3    4     5    6     7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%    5%   4%   3%    2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or
     Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

WITHOUT ENHANCED DEATH BENEFIT OPTION                                      1.00%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.10%
--------------------------------------------------------------------------------
WITH ENHANCED DEATH BENEFIT OPTION                                         1.20%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.30%
--------------------------------------------------------------------------------

FUND ANNUAL EXPENSES

(as a percentage of Fund average daily net assets) (1) The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                             ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                  0.75%    1.16%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Enhanced Death Benefit Option.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3 Years    5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $797      $1,215    $1,658     $3,129
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $755      $1,088    $1,447     $2,711
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years   5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $287      $877      $1,490     $3,129
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $245      $751      $1,280     $2,711
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE
SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT OPTION,
WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.20%, AN ADMINISTRATIVE EXPENSE
CHARGE OF 0.10% AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE
ENHANCED DEATH BENEFIT HAS NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE
SLIGHTLY LOWER. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN
THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date we first offered the
Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) II Variable Annuity is a contract between you, the
Contract Owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies,
     and

..    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death
Benefit section. The maximum age of the oldest Contract owner cannot exceed age
90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provision, if the sole surviving Contract Owner dies before the Payout Start Date (See section titled "Death Benefits" for details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a
Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to

                                  9 PROSPECTUS

change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has the right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified
Contract). All subsequent Purchase Payments must be $500 or more. The maximum
Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment.
You may make Purchase Payments of at least $500 at any time prior to the Payout
Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 2940 S. 84TH
STREET, LINCOLN, NE 68506-4142).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing

                                  10 PROSPECTUS

it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed
Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. If your
Contract is qualified under ode Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the issue date, the Contract Value is equal to the initial purchase payment.
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable
Sub-Accounts you have selected, plus the value of your investment in the Fixed
Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit
Values reflecting the cost of the Enhanced Death Benefit Option described on page 23.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE
THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the
Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital                A I M ADVISORS, INC..
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

*    A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

**   Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth
     Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach
     $200 million. During closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the
     Fund.

***  Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will cahnge to long-term growth of capital and current income.

***  The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S.
     Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic
     Trends Fund - Series I will change its name to AIM V.I. Demographic Trends
     Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT
RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE
FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND
ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL
RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed
Account. You may choose from among 3 Fixed Account Options, including 2 DOLLAR
COST AVERAGING FIXED ACCOUNT OPTIONS ("DOLLAR COST AVERAGING OPTION"), and the
option to invest in one or more GUARANTEE PERIODS. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed
Account Option does not entitle you to share in the investment experience of the
Fixed Account.

DOLLAR COST AVERAGING OPTION. You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Dollar Cost
Averaging Option either for 6 months (the "6 Month Dollar Cost Averaging
Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for the period you select at the current rate in effect at the time of allocation. Rates may differ from those available for the Guarantee
Periods described below.

We will credit interest daily at a rate that will compound over the 6 or 12 month period to the annual interest rate we guaranteed at the time of allocation. You must transfer all of your money out of the 6 or 12 Month Dollar
Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging
Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable
Sub-Account.

You may not transfer funds from other investment alternatives to the Dollar Cost
Averaging Option.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare different interest rates for different amounts allocated to the
Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer
Service unit at 1-800-692-4682.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at
1-800-692-4682. The interest rates we credit for the Dollar Cost Averaging
Option will never be less than 3% annually.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                                  13 PROSPECTUS

The following example illustrates how a purchase payment allocated to a
Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
     $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   Take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   Instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment; or

4)   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, transfers, and amounts applied to an Income Plan from a Guarantee
Period, other than those taken or applied during the 30 day period after such
Guarantee Period expires, are subject to a Market Value Adjustment. A Market
Value Adjustment also will apply when you apply amounts currently invested in a
Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit
Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a
Market Value Adjustment to a withdrawal you make:

                                  14 PROSPECTUS

..    within the Preferred Withdrawal Amount as described on page 18, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an
Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an
Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar
Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost
Averaging Program or Automatic Fund Rebalancing Program do not count against the
12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed
Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

                                  15 PROSPECTUS

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock
Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the
Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying
Fund, we will impose the trading limitations as described below under "Trading
Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

                                  16 PROSPECTUS

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S.
mail thereby refusing to accept transfer requests via telephone, facsimile,
Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable
Sub-Account, the Dollar Cost Averaging Option, or interest credited from the 3,
5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually.
Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging
Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable
Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the
next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I.
Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation
Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract
Value allocated to the better performing segments.

                                  17 PROSPECTUS

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$35 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account Options, as of the Contract
     Anniversary.

After the Payout Start Date, we will waive this charge if:

..    as of the Payout Start Date, the Contract Value is $50,000 or more, or

..    all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.00%
of the average daily net assets you have invested in the Variable Sub-Accounts
(1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your
Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the
Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing
Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract
Year without paying the charge. Unused portions of this 15% "PREFERRED
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is

                                  18 PROSPECTUS

lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; and

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value
Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any
Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options.
To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, we may request that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the
Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

                                  19 PROSPECTUS

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. Systematic
Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the accumulation unit value of the Variable
Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we may treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract value whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contact and give you at least 30 days in which to make an additional
Purchase Payment to restore your Contract's value to the contractual minimum of
$1,000. If we terminate your Contract, we will distribute to you its Contract
Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan.
The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will

                                  20 PROSPECTUS

continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn.
To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the
Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the
Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than
$2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

                                  21 PROSPECTUS

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1)   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3)   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies or,

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving
Contract owner or, if none, the Beneficiary(ies). In the case of the death of an
Annuitant, we will pay the death benefit to the current Contract owner. A request for payment of the death benefit must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death benefit, or

3.   the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4.   the greatest of the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the
Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the value of the applicable death benefit alternative immediately prior to the withdrawal.

Please see Appendix B to this prospectus, which contains examples of the application of the withdrawal adjustment.

We will determine the value of the death benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date,

                                  22 PROSPECTUS

we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT OPTION

If the oldest Contract owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit
Option, is an optional benefit that you may select. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the
Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1)
through (4) above, or (5) the Enhanced Death Benefit, described below. The
Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the
Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced
Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate ANNIVERSARY VALUES for each Contract Anniversary prior to the oldest Contract owner's or the oldest Annuitant's, if the Contract owner is not a living person, 85th birthday. After age 85, we will recalculate the Enhanced
Death Benefit only for purchase payments and withdrawals. The Enhanced Death
Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS

IF THE NEW OWNER IS YOUR SPOUSE, THE NEW OWNER MAY:

1.   elect to receive the death benefit in a lump sum, or

2.   elect to apply the death benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the
Contract is continued in the Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the
     Contract Value will be allocated to the Sub-Accounts of the Variable
     Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

IF THE NEW OWNER IS NOT YOUR SPOUSE BUT IS A LIVING PERSON, THE NEW OWNER MAY:

1)   elect to receive the death benefit in a lump sum, or

2)   elect to apply the death benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

                                  23 PROSPECTUS

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options then the new Owner must receive the Contract Value payable within 5 years of your date of death. The
Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the
Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement
Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

IF THE NEW OWNER IS A CORPORATION, TRUST, OR OTHER NON-LIVING PERSON:

(a)  The new Owner may elect to receive the death benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death
     Benefit, the Contract Value under this option will be the death benefit.
     Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market
     Variable Sub-Account. The new Owner may exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase
     Payments may be added to the Contract under this election. Withdrawal
     Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the death benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the
     Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  24 PROSPECTUS

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance
Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant.
We do not guarantee the investment performance of the Variable Account, its
Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the
1940 Act. We also may add new Variable Sub-Accounts that invest in underlying
Funds. We will notify you in advance of any changes.

                                  25 PROSPECTUS

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL
60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE
ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator fr more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  27 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  29 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  32 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 2940 S. 84TH STREET, LINCOLN, NE
68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITHOUT THE ENHANCED
DEATH BENEFIT OPTION

For the period beginning January 1 and ending December 31,      2000       2001      2002      2003       2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   13.988  $  14.15  $  8.049  $  6.157   $  7.714
 Accumulation Unit Value, End of Period                      $    14.15  $  8.049  $  6.157  $  7.714   $  8.530
 Number of Units Outstanding, End of Period                      53,890   238,485   200,136   197,069    198,533
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $   13.162  $  12.43  $  8.541  $  7.003   $  8.060
 Accumulation Unit Value, End of Period                      $    12.43  $  8.541  $  7.003  $  8.060   $  8.571
 Number of Units Outstanding, End of Period                      24,499   329,610   320,917   290,941    274,548
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.210  $  8.632   $ 11.408
 Accumulation Unit Value, End of Period                              --  $ 11.210  $  8.632  $ 11.408   $ 12.532
 Number of Units Outstanding, End of Period                          --    38,643   120,510   141,541    146,383
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   10.000  $   8.82  $  6.784  $  4.955   $  6.133
 Accumulation Unit Value, End of Period                      $     8.82  $  6.784  $  4.955  $  6.133   $  6.349
 Number of Units Outstanding, End of Period                      11,309   507,018   549,430   546,965    519,012
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.350  $  18.75  $  7.233  $  5.411   $  6.932
 Accumulation Unit Value, End of Period                      $    18.75  $  7.233  $  5.411  $  6.932   $  7.311
 Number of Units Outstanding, End of Period                     456,761   284,137   242,299   241,264    226,743
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.655  $  12.55  $ 10.536  $  8.195   $ 10.971
 Accumulation Unit Value, End of Period                      $    12.55  $ 10.536  $  8.195  $ 10.971   $ 12.533
 Number of Units Outstanding, End of Period                      18,297    67,296    63,097    59,597     39,783
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   24.138  $  20.33  $  6.944  $  5.798   $  7.134
 Accumulation Unit Value, End of Period                      $    20.33  $  6.944  $  5.798  $  7.134   $  7.689
 Number of Units Outstanding, End of Period                     674,689   426,488   397,515   369,211    378,980
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   10.000  $   7.89  $  5.332  $  3.575   $  4.861
 Accumulation Unit Value, End of Period                      $     7.89  $  5.332  $  3.575  $  4.861   $  5.205
 Number of Units Outstanding, End of Period                      32,307   191,409   143,535   156,869    137,352
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   12.002  $  11.55  $ 10.095  $ 10.214   $ 11.036
 Accumulation Unit Value, End of Period                      $    11.55  $ 10.095  $ 10.214  $ 11.036   $ 11.464
 Number of Units Outstanding, End of Period                     204,561    76,653    85,995    84,651     83,355
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.189  $  12.15  $ 11.357  $ 12.311   $ 12.306
 Accumulation Unit Value, End of Period                      $    12.15  $ 11.357  $ 12.311  $ 12.306   $ 12.484
 Number of Units Outstanding, End of Period                      99,531   187,943   248,521   167,459    152,610
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   25.263  $  19.80  $  5.446  $  3.718   $  4.826
 Accumulation Unit Value, End of Period                      $    19.80  $  5.446  $  3.718  $  4.826   $  5.166
 Number of Units Outstanding, End of Period                     403,785   302,438   270,471   271,832    265,169
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $    9.957  $   7.95  $  7.547  $  7.028   $  8.900
 Accumulation Unit Value, End of Period                      $     7.95  $  7.547  $  7.028  $  8.900   $  9.793
 Number of Units Outstanding, End of Period                         834    35,116    36,928   103,920     49,255

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.914  $  15.90  $  6.136  $  5.117   $  6.532
 Accumulation Unit Value, End of Period                      $    15.90  $  6.136  $  5.117  $  6.532   $  8.012
 Number of Units Outstanding, End of Period                     245,480   141,910   129,999   152,651    206,187
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.367  $  9.994   $ 12.585
 Accumulation Unit Value, End of Period                              --  $ 11.367  $  9.994  $ 12.585   $ 14.167
 Number of Units Outstanding, End of Period                          --     3,984    21,093    31,766     29,472
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.479  $  11.98  $ 10.751  $ 10.759   $ 10.703
 Accumulation Unit Value, End of Period                      $    11.98  $ 10.751  $ 10.759  $ 10.703   $ 10.659
 Number of Units Outstanding, End of Period                      95,879   186,834   148,120   104,438     97,730
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   22.589  $  19.00  $  7.602  $  5.243   $  6.487
 Accumulation Unit Value, End of Period                      $    19.00  $  7.602  $  5.243  $  6.487   $  6.786
 Number of Units Outstanding, End of Period                   1,000,356   623,432   589,373   560,684    523,477
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 11.117
 Number of Units Outstanding, End of Period                          --        --        --        --     36,911
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 12.259
 Number of Units Outstanding, End of Period                          --        --        --        --     53,862

*    The Contracts were first offered on January 17, 2000. All Variable
     Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core
     Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund -
     Series I, which were first offered on October 15, 2004. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.00% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-account that invests in that Portfolio will be made.

                                  36 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITH THE ENHANCED DEATH
BENEFIT OPTION

For the period beginning January 1 and ending December 31,     2000      2001      2002      2003       2004
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.985  $  8.016  $  6.119   $  7.651
 Accumulation Unit Value, End of Period                      $ 10.985  $  8.016  $  6.119  $  7.651   $  8.444
 Number of Units Outstanding, End of Period                   102,502   198,010   219,455   202,257    178,359
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.729  $  8.506  $  6.960   $  7.995
 Accumulation Unit Value, End of Period                      $  9.729  $  8.506  $  6.960  $  7.995   $  8.485
 Number of Units Outstanding, End of Period                    75,164   345,629   371,207   354,606    328,989
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.204  $  8.610   $ 11.357
 Accumulation Unit Value, End of Period                            --  $ 11.204  $  8.610  $ 11.357   $ 12.451
 Number of Units Outstanding, End of Period                        --    17,531    51,089    59,320     55,305
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.837  $  6.757  $  4.924   $  6.083
 Accumulation Unit Value, End of Period                      $  8.837  $  6.757  $  4.924  $  6.083   $  6.285
 Number of Units Outstanding, End of Period                   177,304   474,975   497,574   476,681    449,033
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.513  $  7.203  $  5.378   $  6.876
 Accumulation Unit Value, End of Period                      $  9.513  $  7.203  $  5.378  $  6.876   $  7.237
 Number of Units Outstanding, End of Period                   131,409   235,836   252,981   236,372    215,174
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.566  $ 10.493  $  8.145   $ 10.883
 Accumulation Unit Value, End of Period                      $ 11.566  $ 10.493  $  8.145  $ 10.883   $ 12.407
 Number of Units Outstanding, End of Period                     7,338    19,877    20,402    17,651     16,020
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.080  $  6.915  $  5.762   $  7.077
 Accumulation Unit Value, End of Period                      $  9.080  $  6.915  $  5.762  $  7.077   $  7.612
 Number of Units Outstanding, End of Period                   136,401   356,510   352,466   321,497    297,145
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  7.902  $  5.310  $  3.554   $  4.822
 Accumulation Unit Value, End of Period                      $  7.902  $  5.310  $  3.554  $  4.822   $  5.153
 Number of Units Outstanding, End of Period                    78,274   164,204   168,918   142,509    127,214
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.833  $ 10.054  $ 10.152   $ 10.947
 Accumulation Unit Value, End of Period                      $  9.833  $ 10.054  $ 10.152  $ 10.947   $ 11.349
 Number of Units Outstanding, End of Period                     6,486    40,016    55,291    54,298     46,642
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.770  $ 11.311  $ 12.236   $ 12.207
 Accumulation Unit Value, End of Period                      $ 10.770  $ 11.311  $ 12.236  $ 12.207   $ 12.358
 Number of Units Outstanding, End of Period                    15,884    96,743   129,085   105,262     88,690
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.312  $  5.424  $  3.696   $  4.788
 Accumulation Unit Value, End of Period                      $  8.312  $  5.424  $  3.696  $  4.788   $  5.114
 Number of Units Outstanding, End of Period                   122,705   241,384   245,046   206,466    194,304
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.015  $  7.516  $  6.985   $  8.829
 Accumulation Unit Value, End of Period                      $  8.015  $  7.516  $  6.985  $  8.829   $  9.695
 Number of Units Outstanding, End of Period                    15,188    36,553    32,747    35,695     36,742

                                 37  PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.096  $  6.110  $  5.086   $  6.479
 Accumulation Unit Value, End of Period                      $  8.096  $  6.110  $  5.086  $  6.479   $  7.931
 Number of Units Outstanding, End of Period                   108,706    96,654   102,940    94,381     87,589
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.361  $  9.969   $ 12.528
 Accumulation Unit Value, End of Period                            --  $ 11.361  $  9.969  $ 12.528   $ 14.075
 Number of Units Outstanding, End of Period                        --     3,675    19,816    26,343     26,487
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.468  $ 10.707  $ 10.694   $ 10.617
 Accumulation Unit Value, End of Period                      $ 10.468  $ 10.707  $ 10.694  $ 10.617   $ 10.552
 Number of Units Outstanding, End of Period                    15,332   121,447   140,442    81,551     72,126
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.772  $  7.570  $  5.211   $  6.434
 Accumulation Unit Value, End of Period                      $  8.772  $  7.570  $  5.211  $  6.434   $  6.718
 Number of Units Outstanding, End of Period                   212,887   470,018   497,394   460,643    410,137
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 11.102
 Number of Units Outstanding, End of Period                        --        --        --        --     42,692
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 12.242
 Number of Units Outstanding, End of Period                        --        --        --        --     32,969

*    The Contracts were first offered on January 17, 2000. All Variable
     Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core
     Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund -
     Series I, which were first offered on October 15, 2004. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.20% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-Account that invests in that Fund will be made.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year
Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:
..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  39 PROSPECTUS

                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Free Withdrawal  15% X $10,000.00 X (1.045)/2/ = $1,638.04
 Amount:

Step 3. Calculate the Market Value     I = 4.50%
 Adjustment:                           J = 4.20%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9 X
                                       (I - J) X N = .9 X (.045 - .042) X
                                       (730/365) = .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value Adjustment
                                       = .0054 X ($11,411.66 - $1,638.04)
                                       = $52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 +
Charge:                                $52.78) = $420.74

Step 5. Calculate the amount received  $11,411.66 - $420.74 + $52.78 =
by a Contract owner as a result of     $11,043.70
full withdrawal at the end of
Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Preferred        .15 X $10,000.00 X (1.045)/2/ = $1,638.04
Withdrawal Amount:

Step 3. Calculate the Market Value     I = 4.5%
Adjustment:                            J = 4.8%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9
                                       X (I - J) X N =
                                       .9 X (.045 - .048) X (730/365) =
                                       - .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value
                                       Adjustment:
                                       = -.0054 X ($11,411.66 -
                                       $1,638.04)  = -$52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 -
Charge:                                $52.78) = $415.46

Step 5. Calculate the amount received  $11,411.66 - $415.46 - $52.78 =
by a Contract owner as a result of     $10,943.42
full withdrawal at the end of
Contract Year 3:

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

ALLSTATE PROVIDER VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682 PROSPECTUS DATED MAY 1, 2002

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the Allstate Provider Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 42 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives including 3 fixed account options
("FIXED ACCOUNT") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the
Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):

AIM Variable Insurance Funds             Franklin Templeton Variable Insurance
The Dreyfus Socially Responsible Growth     Products Trust (VIP)
   Products Trust Fund, Inc.             Goldman Sachs Variable Insurance Trust
Dreyfus Stock Index Fund                   (VIT)
Dreyfus Variable Investment Fund (VIF)   MFS Variable Insurance Trust
Fidelity Variable Insurance Products     The Universal Institutional Funds, Inc.
   Fund (VIP)

WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, May 1,
2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
            DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO
            TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

            THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
            RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
IMPORTANT   EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR
 NOTICES    OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL
            REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
            RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

            THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE

OVERVIEW
   Important Terms                                                             3
   The Contract at a Glance                                                    4
   How the Contract Works                                                      6
   Expense Table                                                               7
   Financial Information                                                      13

CONTRACT FEATURES
   The Contract                                                               13
   Purchases                                                                  14
   Contract Value                                                             15
   Investment Alternatives                                                    16
      The Variable Sub-Accounts                                               16
      The Fixed Account                                                       19
      Transfers                                                               22
   Expenses                                                                   23
   Access To Your Money                                                       25
   Income Payments                                                            26
   Death Benefits                                                             27

OTHER INFORMATION
   More Information:                                                          29
      ALLSTATE NEW YORK                                                       29
      The Variable Account                                                    29
      The Portfolios                                                          30
      The Contract                                                            29
      Tax Qualified Plans                                                     30
      Legal Matters                                                           30
   Taxes                                                                      31
   Annual Reports and Other Documents                                         36
   Performance Information                                                    36
   Experts                                                                    36
   APPENDIX A - MARKET VALUE ADJUSTMENT                                       37
   APPENDIX B - WITHDRAWAL ADJUSTMENT EXAMPLES                                39

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE

   Accumulation Phase                                                          6
   Accumulation Unit                                                          15
   Accumulation Unit Value                                                    15
   ALLSTATE NEW YORK ("We" or "Us")                                           29
   Anniversary Values                                                         28
   Annuitant                                                                  13
   Automatic Additions Program                                                14
   Automatic Portfolio Rebalancing Program                                    23
   Beneficiary                                                                13
   Cancellation Period                                                        14
   Contract*                                                                  29
   Contract Anniversary                                                        5
   Contract Owner ("You")                                                     13
   Contract Value                                                             15
   Contract Year                                                               4
   Death Benefit Anniversary                                                  27
   Dollar Cost Averaging Program                                              23
   Due Proof of Death                                                         28
   Fixed Accounts                                                             19
   Guarantee Periods                                                          19
   Income Plan                                                                26
   Investment Alternatives                                                    16
   Issue Date                                                                  6
   Market Value Adjustment                                                    21
   Payout Phase                                                                6
   Payout Start Date                                                           6
   Portfolios                                                                 30
   Preferred Withdrawal Amount                                                24
   Qualified Contracts                                                        33
   Right to Cancel                                                            14
   SEC                                                                         1
   Settlement Value                                                           27
   Systematic Withdrawal Program                                              25
   Treasury Rate                                                              21
   Valuation Date                                                             14
   Variable Account                                                           29
   Variable Sub-Account                                                       16

*    The Allstate Provider Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS   You can purchase a Contract with as little as $3,000 ($2,000 for a "QUALIFIED CONTRACT," which is a Contract issued with a qualified plan). You can add to your Contract as often and as much as you like, but each payment must be at least $100,
                    $500 for allocations to the Fixed Account. You must maintain a minimum account size of $1,000.

RIGHT TO CANCEL     You may cancel your Contract within 10 days after receipt
                    (60 days if you are exchanging another contract for the
                    Contract described in this prospectus) ("CANCELLATION
                    PERIOD"). Upon cancellation we will return your purchase
                    payments adjusted to the extent federal or state law permits to reflect the investment experience of any amounts
                    allocated to the Variable Account.

EXPENSES            You will bear the following expenses:

                    .    Total Variable Account annual fees equal to 1.25% of
                         average daily net assets

                    .    Annual contract maintenance charge of $30 (with certain
                         exceptions)

                    .    Withdrawal charges ranging from 0% to 7% of payment
                         withdrawn (with certain exceptions)

                    .    Transfer fee of $10 after 12th transfer in any CONTRACT
                         YEAR (fee currently waived)

                    .    State premium tax (New York currently does not impose
                         one).

                    In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

INVESTMENT          The Contract offers 42 investment alternatives including:
ALTERNATIVES

                    .    3 Fixed Account Options (which credit interest at rates
                         we guarantee), and

                    .    39 Variable Sub-Accounts investing in portfolios
                         ("Portfolios") offering professional money management
                         by:

                    .    A I M Advisors, Inc.

                    .    The Dreyfus Corporation

                    .    Fidelity Management & Research Company

                    .    Franklin Advisers, Inc.

                    .    Franklin Mutual Advisers, LLC

                    .    Goldman Sachs Asset Management

                    .    Goldman Sachs Asset Management International

                    .    MFS Investment Management/(R)/

                    .    Miller Anderson & Sherrerd, LLP

                    .    Morgan Stanley Asset Management

                    .    Oppenheimer Funds, Inc.

                    .    Templeton Global Advisors Limited

                    .    Templeton Investment Counsel, LLC

                    .    Templeton Asset Management LTD.

                    To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.

                                  4 PROSPECTUS

SPECIAL SERVICES    For your convenience, we offer these special services:

                    .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                    .    AUTOMATIC ADDITIONS PROGRAM

                    .    DOLLAR COST AVERAGING PROGRAM

                    .    SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS     You can choose fixed income payments, variable income
                    payments, or a combination of the two. You can receive your income payments in one of the following ways:

                    .    life income with guaranteed payments

                    .    a joint and survivor life income with guaranteed
                         payments

                    .    guaranteed payments for a specified period (5 to 30
                         years)

DEATH BENEFITS      If you die before the PAYOUT START DATE, we will pay the
                    death benefit described in the Contract.

TRANSFERS           Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account
                    must be at least $500.

                    We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your Contract or a Contract anniversary
                    ("CONTRACT ANNIVERSARY").

WITHDRAWALS         You may withdraw some or all of your Contract Value at any time during the Accumulation Phase. Full or partial
                    withdrawals also are available under limited circumstances on or after the Payout Start Date.

                    In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Accounts. If you invest in the Fixed Accounts, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 26. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
----------   -----------------------   --------------------   ----------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years
Since We Received the Purchase
Payment Being Withdrawn               0    1    2    3    4    5    6   7+
----------------------------------  ---  ---  ---  ---  ---  ---  ---  ---
Applicable Charge                     7%   6%   5%   4%   3%   2%   1%  0%
Annual Contract Maintenance Charge                   $30.00**
Transfer Fee                                         $10.00***

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

Mortality and Expense Risk Charge       1.15%*
Administrative Expense Charge           0.10%
Total Variable Account Annual Expense   1.25%

                                  7 PROSPECTUS

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)/1/ (After contractual Reductions and Reimbursements)

                                       (1)

                                                                                                  Total
                                                             Management   12b-1     Other       Portfolio
Portfolio                                                       Fees       Fees   Expenses   Annual Expenses
----------------------------------------------------------   ----------   -----   --------   ---------------
AIM V.I. Balanced Fund - Series I                               0.75%      N/A      0.37%         1.12%
AIM V.I. Core Equity Fund - Series I (2)                        0.61%      N/A      0.21%          .82%
AIM V.I. Diversified Income Fund - Series I                     0.60%      N/A      0.33%         0.93%
AIM V.I. Government Securities Fund - Series I                  0.50%      N/A      0.58%         1.08%
AIM V.I. Growth Fund - Series I                                 0.62%      N/A      0.26%         0.88%
AIM V.I. International Growth Fund - Sereis I (2)               0.73%      N/A      0.32%         1.05%
AIM V.I. Premier Equity Fund - Series I (2)                     0.60%      N/A      0.25%         0.85%
The Dreyfus Socially Responsible Growth Fund, Inc.:
Initial Shares                                                  0.75%      N/A      0.03%         0.78%
Dreyfus Stock Index Fund: Initial Shares                        0.25%      N/A      0.01%         0.26%
Dreyfus VIF - Growth & Income Portfolio: Initial Shares         0.75%      N/A      0.05%         0.80%
Dreyfus VIF - Money Market Portfolio                            0.50%      N/A      0.08%         0.58%
Fidelity VIP Contrafund Portfolio  - Initial Class (3)          0.58%      N/A      0.10%         0.68%
Fidelity VIP Equity-Income Portfolio - Initial Class (3)        0.48%      N/A      0.10%         0.58%
Fidelity VIP Growth Portfolio - Initial Class (3)               0.58%      N/A      0.10%         0.68%
Fidelity VIP High Income Portfolio - Initial Class (3)          0.58%      N/A      0.13%         0.71%
Franklin Small Cap Fund-Class 2 (4,5)                           0.45%     0.25%     0.31%         1.01%
Mutual Shares Securities Fund - Class 2 (4)                     0.60%     0.25%     0.19%         1.04%
Templeton Developing Markets Securities Fund - Class 2 (4)      1.25%     0.25%     0.32%         1.82%
Templeton Foreign Securities Fund - Class 2 (4,6,7)             0.68%     0.25%     0.22%         1.15%
Templeton Growth Securities Fund - Class 2 (4,8)                0.80%     0.25%     0.05%         1.10%
Goldman Sachs VIT Capital Growth Fund (9)                       0.75%      N/A      0.94%         1.69%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund (9)            0.75%      N/A      0.47%         1.22%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund (9)                 0.70%      N/A      0.12%         0.82%
Goldman Sachs VIT International Equity Fund (9)                 1.00%      N/A      1.05%         2.05%
MFS Emerging Growth Series - Initial Class (10)                 0.75%      N/A      0.12%         0.87%
MFS Investors Trust Series - Initial Class (10)                 0.75%      N/A      0.15%         0.90%
MFS New Discovery Series (10,11)                                0.90%      N/A      0.16%         1.06%
MFS Research Series - Initial Class (10)                        0.75%      N/A      0.15%         0.90%
Oppenheimer Aggressive Growth Fund/VA                           0.64%      N/A      0.04%         0.68%
Oppenheimer Capital Appreciation Fund/VA                        0.64%      N/A      0.04%         0.68%
Oppenheimer Global Securities Fund/VA                           0.64%      N/A      0.06%         0.70%
Oppenheimer Main Street Growth & Income Fund/VA                 0.68%      N/A      0.05%         0.73%
Oppenheimer Strategic Bond Fund/VA(12)                          0.74%      N/A      0.05%         0.79%
Van Kampen UIF Core Plus Fixed Income Portfolio (13,14)         0.40%      N/A      0.31%         0.71%
Van Kampen UIF Equity Growth Portfolio (13,14)                  0.55%      N/A      0.36%         0.91%
Van Kampen UIF Global Equity Portfolio (13,14)                  0.80%      N/A      0.48%         1.28%
Van Kampen UIF Mid Cap Value Portfolio (13,14)                  0.75%      N/A      0.35%         1.10%
Van Kampen UIF Value Portfolio (13,14)                          0.55%      N/A      0.38%         0.93%

(1)  Figures shown in the Table are for the year ended December 31, 2001(except as otherwise noted).

(2)  Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I.
     International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM
     V.I. Premier Equity Fund, respectively.

(3)  Actual "Total Portfolio Annual Expenses" were lower because a portion of

                                  8 PROSPECTUS

     the brokerage commissions that the Portfolios paid was used to reduce the
     Portfolios' expenses. In addition, through arrangements with the
     Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been
     0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65%
     for Growth Portfolio and 0.70% for High Income Portfolio.

(4)  The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

(5)  The manager had agreed in advance to make an estimated reduction of 0.08%
     to its management fee to reflect reduced services resulting from the
     Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the
     Securities and Exchange Commission. Without this reduction, "Total
     Portfolio Annual Expenses" would have been 1.09%.

(6)  Effective May 1, 2002 the Templeton International Securities Fund - Class 2
     changed its name to the Templeton Foreign Securities Fund - Class 2.

(7)  The manager had agreed in advance to make an estimated reduction of 0.01%
     to its management fee to reflect reduced services resulting from the
     Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the
     Securities and Exchange Commission. Without this reduction, "Total
     Portfolio Annual Expenses" would have been 1.16%.

(8)  The Portfolio administration fee is paid indirectly through the management fee.

(9)  "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman
     Sachs Asset Management and Goldman Sachs Asset Management International,
     the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent
     "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund,
     1.00% for CORESM Small Cap Equity Fund, 0.90% for CORESM U.S. Equity Fund
     and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and
     "Total Portfolio Annual Expenses" were as follows:

                                                                                        Total
                                                   Management   12b-1    Other        Portfolio
Portfolio                                             Fees       Fees   Expenses   Annual Expenses
------------------------------------------------   ----------   -----   --------   ---------------
Goldman Sachs VIT Capital Growth Fund                 0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund      0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund           0.70%      N/A      0.11%         0.81%
Goldman Sachs VIT International Equity Fund           1.00%      N/A      0.35%         1.35%

(10) Each Portfolio has an expense offset arrangement which reduces the
     Portfolios' custodian fee based upon the amount of cash maintained by the
     Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses.
     "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for
     Investors Trust Series, 1.05% for New Discovery Series and 0.89 for
     Research Series.

(11) MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 10 above), do not exceed 0.15%
     of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses"
     would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.

(12) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

(13) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the

                                  9 PROSPECTUS

     management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages:

     Van Kampen UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF
     Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio
     1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF Value
     Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees",
     "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses"
     were as follows:

                                                                                       Total
                                                  Management   12b-1    Other        Portfolio
Portfolio                                            Fees       Fees   Expenses   Annual Expenses
-----------------------------------------------   ----------   -----   --------   ---------------
Van Kampen UIF Core Plus Fixed Income Portfolio      0.39%      N/A      0.31%         0.70%
Van Kampen UIF Equity Growth Portfolio               0.49%      N/A      0.36%         0.85%
Van Kampen UIF Global Equity Portfolio               0.67%      N/A      0.48%         1.15%
Van Kampen UIF Mid Cap Value Portfolio               0.70%      N/A      0.35%         1.05%
Van Kampen UIF Value Portfolio                       0.47%      N/A      0.38%         0.85%

(14) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core
     Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to
     Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value
     Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan
     Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value
     Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value
     Portfolio.

                                  10 PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $1,000 in a Variable Sub-Account,

..    earned a 5% annual return on your investment, and

..    earned a 5% annual return on your investment, surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU
SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE
DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON
ANNUITIES.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $76     $111    $148      $279
AIM V.I. Core Equity                            $73     $101    $133      $248
AIM V.I. Diversified Income                     $74     $105    $138      $259
AIM V.I. Government Securities                  $76     $109    $146      $275
AIM V.I. Growth                                 $73     $103    $136      $254
AIM V.I. International Growth                   $75     $109    $144      $272
AIM V.I. Premier Equity                         $73     $102    $134      $251
The Dreyfus Socially Responsible Growth, Inc.   $72     $100    $130      $244
Dreyfus Stock Index                             $67     $ 84    $103      $187
Dreyfus VIF - Growth & Income                   $73     $101    $131      $246
Dreyfus VIF - Money Market                      $70     $ 94    $120      $222
Fidelity VIP Contrafund                         $71     $ 97    $125      $233
Fidelity VIP Equity-Income                      $70     $ 94    $120      $222
Fidelity VIP Growth                             $71     $ 97    $125      $233
Fidelity VIP High Income                        $72     $ 98    $127      $236
Franklin Small Cap                              $75     $107    $142      $268
Mutual Shares Securities                        $75     $108    $144      $271
Templeton Developing Markets                    $75     $108    $144      $271
Templeton Foreign Securities                    $76     $112    $150      $282
Templeton Growthl Securitie                     $76     $110    $147      $277
Goldman Sachs VIT Capital Growth                $82     $128    $177      $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $77     $114    $153      $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $73     $101    $133      $248
Goldman Sachs VIT International Equity          $85     $139    $195      $369
MFS Emerging Growth                             $73     $103    $135      $253
MFS Investors Trust                             $74     $104    $137      $256
MFS New Discovery                               $75     $109    $145      $273
MFS Research                                    $74     $104    $137      $256
Oppenheimer Aggressive Growth/VA                $71     $ 97    $125      $233
Oppenheimer Capital AppreciationVA              $71     $ 97    $125      $233
Oppenheimer Global Securities/VA                $64     $ 76    $ 89      $158
Oppenheimer Main Street Growth & Income/VA      $72     $ 99    $128      $238
Oppenheimer Strategic Bond/VA                   $73     $101    $131      $245
Van Kampen UIF Core Plus Fixed Income           $72     $ 98    $127      $236
Van Kampen UIF Equity Growth                    $74     $104    $137      $257
Van Kampen UIF Global Equity                    $74     $105    $138      $259
Van Kampen UIF Mid Cap Value                    $78     $110    $156      $277
Van Kampen UIF Value                            $78     $116    $156      $295

                                  11 PROSPECTUS

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $25     $ 77     $131     $279
AIM V.I. Core Equity                            $22     $ 67     $116     $248
AIM V.I. Diversified Income                     $23     $ 71     $121     $259
AIM V.I. Government Securities                  $25     $ 75     $129     $275
AIM V.I. Growth                                 $22     $ 69     $119     $254
AIM V.I. International Growth                   $24     $ 75     $127     $272
AIM V.I. Premier Equity                         $22     $ 68     $117     $251
The Dreyfus Socially Responsible Growth, Inc.   $21     $ 66     $113     $244
Dreyfus Stock Index                             $16     $ 50     $ 86     $187
Dreyfus VIF - Growth & Income                   $22     $ 67     $114     $246
Dreyfus VIF - Money Market                      $19     $ 60     $103     $222
Fidelity VIP Contrafund                         $20     $ 63     $108     $233
Fidelity VIP Equity-Income                      $19     $ 60     $103     $222
Fidelity VIP Growth                             $20     $ 63     $108     $233
Fidelity VIP High Income                        $24     $ 64     $110     $236
Franklin Small Cap                              $24     $ 73     $125     $268
Mutual Shares Securities                        $24     $ 74     $127     $271
Templeton Developing Markets                    $25     $ 74     $127     $271
Templeton Foreign Securities                    $25     $ 78     $133     $282
Templeton Growthl Securitie                     $25     $ 76     $130     $277
Goldman Sachs VIT Capital Growth                $31     $ 94     $160     $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $26     $ 80     $136     $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $22     $ 67     $116     $248
Goldman Sachs VIT International Equity          $34     $105     $178     $369
MFS Emerging Growth                             $22     $ 69     $118     $253
MFS Investors Trust                             $23     $ 70     $120     $256
MFS New Discovery                               $24     $ 75     $128     $273
MFS Research                                    $23     $ 70     $120     $256
Oppenheimer Aggressive Growth/VA                $20     $ 63     $108     $233
Oppenheimer Capital AppreciationVA              $20     $ 63     $108     $233
Oppenheimer Global Securities/VA                $13     $ 42     $ 72     $158
Oppenheimer Main Street Growth & Income/VA      $21     $ 65     $111     $238
Oppenheimer Strategic Bond/VA                   $22     $ 67     $114     $245
Van Kampen UIF Core Plus Fixed Income           $21     $ 64     $110     $236
Van Kampen UIF Equity Growth                    $23     $ 70     $120     $257
Van Kampen UIF Global Equity                    $23     $ 71     $121     $259
Van Kampen UIF Mid Cap Value                    $25     $ 76     $130     $277
Van Kampen UIF Value                            $27     $ 82     $139     $295

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS
OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8-9 ARE IN
EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER
OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER
OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE
CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON
AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000.

                                  12 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

No Accumulation Unit Values are reported because as of the date of this prospectus, no sales of the Contract had occurred.

To obtain more information on each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of
Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information. The Variable Account
Financial Statements do not reflect any assets attributed to the Contracts offered by this prospectus because no sales of the Contract have occurred as of the date of this prospectus.

THE CONTRACT

CONTRACT OWNER

The Allstate Provider Variable Annuity is a contract between you, the Contract
Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED
CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified
Contracts" on page 33.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 27. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a
Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to

                                  13 PROSPECTUS

receiving the written notice. Accordingly, if you wish to change your
Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract
Owner is not a natural person), we will divide the death benefit among your
Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment.

Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for allocations to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 N.
Milwaukee Ave., Vernon Hills, IL 60061.

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after

                                  14 PROSPECTUS

you receive the Contract (60 days if you are exchanging another contract for the
Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable
Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section
408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  15 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:              EACH PORTFOLIO SEEKS:
----------------------  -----------------------------
AIM VARIABLE INSURANCE FUNDS

AIM V.I. Balanced       Achieve as high a total
Fund*                   return as possible,
                        consistent with preservation
                        of capital.

AIM V.I. Core Equity    Growth of capital with a
Fund***                 secondary objective of
                        current income
                                                       AIM ADVISORS, INC.
AIM V.I. Diversified    A high level of current
Income Fund*            income

AIM V.I. Government     A high level of current
Securities Fund*        income consistent with a
                        reasonable concern for safety
                        of principal

AIM V.I. Growth Fund*   Growth of capital

AIM V.I. International  Long-term growth of capital
Growth Fund****

AIM V.I. Premier        Long-term growth of capital.
Equity Fund*****        Income is a secondary
                        objective.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)

The Dreyfus Socially    Capital growth and,
Responsible Growth      secondarily, current income
Fund, Inc.

Dreyfus Stock Index     To match the total return
Fund                    Stock Price Index of the
                        Standard & Poor's(C) 500
                        Composite                      THE DREYFUS CORPORATION

Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        income current and growth of
                        income, consistent with
                        reasonable investment risk

Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                        the preservation of capital
                        and the maintenance of
                        liquidity

FIDELITY VARIABLE INSURANCE PRODUCTS FUND

Fidelity VIP            Reasonable income
Equity-Income
Portfolio
                                                       FIDELITY MANAGEMENT &
Fidelity VIP Growth     Capital appreciation           RESEARCH COMPANY
Portfolio

Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital

Fidelity VIP            Portfolio Long-term capital
Contrafund(R)           appreciation

                                  16 PROSPECTUS

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) -- CLASS 2

Franklin Small Cap      Long-term capital growth       FRANKLIN ADVISERS, INC.
Fund

Mutual Shares           Capital appreciation.          FRANKLIN MUTUAL
Securities Fund         Secondary goal is income.      ADVISORS, LLC.

Templeton Developing    Long-term capital              TEMPLETON ASSET
Markets Securities      Appreciation                   MANAGEMENT LTD.
Fund

Templeton Growth        Long-term capital growth       TEMPLETON GLOBAL
Securities Fund                                        ADVISORS LIMITED

Templeton               Long-term capital growth       TEMPLETON INVESTMENT
International                                          COUNSEL, LLC.
Securities Fund

GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)

Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund
                                                       GOLDMAN SACHS ASSET
Goldman Sachs VIT       Long-term growth of capital    MANAGEMENT
Core(SM)Small Cap
Equity Fund

Goldman Sachs VIT       Long-term growth of capital
Core(SM)U.S. Equity     and dividend income
Fund

Goldman Sachs VIT       Long-term capital              GOLDMAN SACHS ASSET
International Equity    appreciation                   MANAGEMENT INTERNATIONAL
Fund

MFS(R) VARIABLE INSURANCE TRUST(SM)

MFS Emerging Growth     Long-term growth of capital
Series

MFS Investors Trust     Long-term growth of capital    MFS INVESTMENT
Series**                with a secondary objective to  MANAGEMENT(R)
                        seek reasonable current
                        income

MFS New Discovery       Capital appreciation
Series

MFS Research Series     Long-term growth of capital
                        and future income

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

Van Kampen UIF Equity   Long-term capital
Growth******            appreciation

Van Kampen UIF Core     Above-average total return     MORGAN STANLEY ASSET
Plus Fixed              over a market cycle of three   MANAGEMENT
Income******            to five years

Van Kampen UIF Global   Long-term capital
Equity******            appreciation

Van Kampen UIF Mid Cap  Above-average total return
Value******             over a market cycle of three
                        to five years

Van Kampen UIF          Above-average total return     MILLER ANDERSON &
Value******             over a market cycle of three   SHERRERD, LLP
                        to five years

OPPENHEIMER VARIABLE ACCOUNT FUNDS

Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA

Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
                                                       OPPENHEIMER FUNDS, INC.
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation

Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities

Oppenheimer Strategic   High level of current income
Bond Fund/VA

                                  17 PROSPECTUS

*      The Portfolio's investment objectives may be changed by the Portfolio's
       Board of Trustees without shareholder approval.

**     Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

***    Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
       Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****   Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
       International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

*****  Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value
       Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****** Effective May 1, 2002, the Portfolio changed its name from Morgan Stanley to Van Kampen. We have made a corresponding change in the name of the
       Variable Sub-Account that invests in that Portfolio.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS ARE RESULT OF VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER AS LEVELS THAN THE INVESTMENT RESULTS OF A
SIMILARLY NAMED RETAIL MUTUAL FUND.

                                  18 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The
Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed
Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option. You must transfer all of your money out of the
Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month Dollar Cost Averaging
Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account
unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transfering Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 23.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to
The Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA
Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option. You must transfer all of your money out of the
Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Twelve Month Dollar Cost
Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable
Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 23.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost
Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the
Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account
Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

 Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are

                                  19 PROSPECTUS

currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or ALLSTATE NEW YORK at
1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment ......... .........................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                                                                   END OF CONTRACT YEAR
                                              --------------------------------------------------------------
                                                YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                              ----------   ----------   ----------   ----------   ----------
Beginning Contract Value...................   $10,000.00
   X (1 + Annual Interest Rate)               x    1.045
                                              ----------
                                              $10,450.00

Contract Value at end of Contract Year.....                $10,450.00
   X (1 + Annual Interest                                  x    1.045
                                                           ----------
                                                           $10,920.25

Contract Value at end of Contract Year.....                             $10,920.25
   X (1 + Annual Interest Rate)                                              1.045
                                                                        ----------
                                                                        $11,411.66

Contract Value at end of Contract Year.....                                          $11,411.66
   X (1 + Annual Interest Rate)                                                      x    1.045
                                                                                     ----------
                                                                                     $11,925.19

Contract Value at end of Contract Year.....                                                       $11,925.19
   X (1 + Annual Interest Rate)                                                                        1.045
                                                                                                  ----------
                                                                                                  $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  20 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee
Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee
Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more
Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest
Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering
Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL
AMOUNT, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 24, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin
Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury

                                  21 PROSPECTUS

Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any
Contract year, or to refuse any Variable Sub-Account transfer request, if:

..    we believe, in our sole discretion, that excessive trading by such Contract
     Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of
     Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

                                  22 PROSPECTUS

                          DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the the Six Month DCA Fixed Account, or the Twelve Month DCA Fixed Account
Option, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable
Sub-Account so that the percentage allocations would again be 40% and 60%
respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and Automatic Portfolio Rebalancing
programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an

                                  23 PROSPECTUS

annual rate of 1.15% of the average daily net assets you have invested in the
Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 6. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge.
Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the

                                  24 PROSPECTUS

Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-10. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the
Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.

Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you ast least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of
$1,000. If we terminate your Contract, we will distribute to you its Contract
Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  25 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant or
Income Plan 2 with guaranteed payments for 10 years if you have desginated joint
Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the
Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed

                                  26 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the
Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT

                                  27 PROSPECTUS

ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary"
is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three
Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract
Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i) the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation
Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

..    any other proof acceptable to us.

DEATH BENEFIT PAYMENTS

A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis.
The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five years after the date of death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

..    the life of the Contract Owner; or

..    a period not to exceed the life expectancy of the Contract Owner; or

..    the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract
Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The
Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value
Adjustment, determined as of the date of the withdrawal, will apply. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  28 PROSPECTUS

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in A+g rating to Allstate New York due to its group affiliation with
Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very
Strong) financial strength rating and Moody's Investors Service assigns an Aa2
(Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parents, Allstate Life. These ratings do not reflect the performance of the Variable Account.We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 39 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the National Association of Securities
Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commission paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales to broker-dealers will not exceed 6.25% of any purchase payments.
These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each

                                  29 PROSPECTUS

particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

TAX QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

LEGAL MATTERS

JordenBurt LLP, Washington, D.C., has advised ALLSTATE NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the
Contracts, including the validity of the Contracts and ALLSTATE NEW YORK's right to issue such Contracts under New York insurance law, have been passed upon by
Michael J. Velotta, General Counsel of Allstate New York.

                                  30 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

ALLSTATE NEW YORK is taxed as a life insurance company under Part I of
Subchapter L of the Internal Revenue Code. Since the Variable Account is not an
entity separate from ALLSTATE NEW YORK, and its operations form a part of
ALLSTATE NEW YORK, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW
YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW
YORK may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified"
according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The
Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and
Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you

                                  31 PROSPECTUS

being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income.

ALLSTATE NEW

YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.

It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract
Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract
Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the
Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions,

                                  32 PROSPECTUS

any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age
59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s)
must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

                               QUALIFIED CONTRACTS

The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.
Contracts may be used as investments with certain qualified plans such as:

..    Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
     Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension Plans under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
     408(p) of the Code;

..    Tax Sheltered Annuities under Section 403(b) of the Code;

..    Corporate and Self Employed Pension and Profit Sharing Plans under Sections
     401 and 403; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Section 457.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income.
"Qualified distributions" are

                                  33 PROSPECTUS

any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA may not invest in life insurance contracts. However, an IRA
(e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.

The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the
Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the
Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified
Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the
Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for
IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to
Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income

                                  34 PROSPECTUS

tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from
Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.

If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement
Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the
Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and
401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k)
qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    separates from service,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a)
and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION
PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive

                                  35 PROSPECTUS

benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the
Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.

ANNUAL REPORTS AND OTHER DOCUMENTS

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31,
2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois
60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable
Sub-Accounts will be based on the historical performance of the corresponding
Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow
Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman
Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money,
Barron's, Business Week, USA Today, and statistical services, including Lipper
Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey,
the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000
and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the
Annual Report on Form 10-K of Allstate New York and from the STatement of
Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and
for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by
Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  36 PROSPECTUS

APPENDIX A MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transefered (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarentee
Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate
Contract Value at End
of Contract Year 3:          $10,000.00 X  (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal Amount:  .15 X 10,000.000 = $1,500.00

Step 3. Calculate the        I = 4.5%
Market Value Adjustment:     J = 4.2%
                             N = 730 days
                             ------------ = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I - J) X N
                             = .9 X (.045 - .042) X (730/365) = .0054

                             Market Value Adjustment = Market Value Adjustment
                             Factor x Amount Subject to Market Value Adjustment:
                             = .0054 X ($11,411.66 - $1,500.00) = $53.32

Step 4. Calculate the
Withdrawal Charge:           = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68

Step 5. Calculate the amount
received by a Contract Owner
as a result of full
withdrawal at the end of
Contract Year 3:             11,411.66 - 427.68 + 53.52 = $11,037.50

                                  37 PROSPECTUS

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
Value at End of Contract
Year 3:                      10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal
Amount:                      .15 X 10,000.00 = $1,500.00

Step 3. Calculate the
Market Value Adjustment:     I = 4.5%
                             J = 4.8%
                             N = 730 days
                                 -------- = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I-J) X N
                             = .9 X (.045 - .048) X (730/365) = -.0054

                             Market Value Adjustment = Market Value Adjustment
                             Factor X Amount Subject to Market Value Adjustment:
                             -.0054 X (11,411.66 - 1,500.00) = -$53.52

Step 4. Calculate the
Withdrawal Charge:           .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the
amount received by a
Contract Owner as a result
of full withdrawal at the
end of Contract Year 3:      11,411.66 - 422.32 - 53.52 = $10,935.82

                                  38 PROSPECTUS

APPENDIX B
WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2002

Initial Purchase Payment: $50,000

Death Benefit Amount

                                                            Death Benefit
                                                 Contract       Value
                             Contract Value    Transaction      After                              Greatest
 Date   Type of Occurence   Before Occurrence     Amount      Occurence    Anniversary Value  Anniversary Value
------  ------------------  -----------------  -----------  -------------  -----------------  -----------------
1/1/01      Issue Date                --         $50,000       $50,000          $50,000            $50,000
1/1/02       Contract
           Anniversary           $55,000              --       $55,000          $50,000            $55,000
7/1/02  Partial Withdrawal       $60,000         $15,000       $45,000          $37,500            $41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $50,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $12,500
Adjusted Death Benefit                                                  $37,500

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $55,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $13,750
Adjusted Death Benefit                                                  $41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  39 PROSPECTUS

CUSTOM PORTFOLIO VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 29 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include 3 fixed account options
("FIXED ACCOUNT") and 26 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the
Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS               DREYFUS STOCK INDEX FUND
FIDELITY(R) VARIABLE INSURANCE PRODUCTS    DREYFUS VARIABLE INVESTMENT FUND
                                            (VIF)
FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST                            WELLS FARGO VARIABLE TRUST FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS         DELAWARE VIP TRUST
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
 FUND, INC.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

              THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
              DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS
              IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

              THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
IMPORTANT     HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
              OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
 NOTICES      DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
              OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
              INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
              PRINCIPAL.

              THE CONTRACTS ARE NOT FDIC INSURED.

              THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     11
     The Variable Sub-Accounts                                                11
     The Fixed Account                                                        13
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        20
  Income Payments                                                             21

                                                                            PAGE
                                                                            ----
Death Benefits                                                                23
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Taxes                                                                       29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUE                                            34
APPENDIX B-MARKET VALUE ADJUSTMENT                                            37
APPENDIX C-WITHDRAWAL ADJUSTMENT EXAMPLE                                      39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" or "Us")                                               1
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Portfolio Rebalancing Program                                       18
Beneficiary                                                                    9
Cancellation Period                                                           11
Contract*                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     24
Dollar Cost Averaging Program                                                 18
Due Proof of Death                                                            24
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                             14
Income Payments                                                               21
Investment Alternatives                                                       11
Issue Date                                                                     6
Market Value Adjustment                                                       16
Payout Phase                                                                   6
Payout Start Date                                                             21
Portfolios                                                                    27
Preferred Withdrawal Amount                                                   20
Tax Qualified Contracts                                                       32
Right to Cancel                                                               11
SEC                                                                            1
Settlement Value                                                              24
Systematic Withdrawal Program                                                 21
Treasury Rate                                                                 16
Valuation Dates                                                               11
Variable Account                                                              26
Variable Sub-Account                                                          11

*    The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $3,000 ($2,000 for a "QUALIFIED CONTRACT" which
                                 is a Contract issued with a qualified
                                 endorsement). You can add to your Contract as
                                 often and as much as you like, but each payment
                                 must be at least $100. For allocations to the
                                 Fixed Account the minimum payment must be at
                                 least $500. You must maintain a minimum account
                                 size of $1,000.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt (60 days if you are exchanging
                                 another contract for the Contract described in
                                 this prospectus) ("CANCELLATION PERIOD"). Upon
                                 cancellation we will return your purchase
                                 payments adjusted to the extent federal or
                                 state law permits to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.25% of average daily net assets

                                 .    Annual contract maintenance charge of $30
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Portfolio pays expenses that
                                 you will bear indirectly if you invest in a
                                 Variable Sub-Account.

-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 29 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credits
                                      interest at rates we guarantee), and

                                 .    26 Variable Sub-Accounts investing in
                                      Portfolios offering professional money
                                      management by:

                                 .    A I M Advisors, Inc.

                                 .    Fidelity Management & Research Company

                                 .    Templeton Investment Counsel, LLC

                                 .    OppenheimerFunds, Inc.

                                 .    The Dreyfus Corporation

                                 .    Wells Fargo Funds Management, LLC

                                 .    Delaware Management Company

                                 To find out current rates being paid on the
                                 Fixed Account, or to find out how the Variable
                                 Sub-Accounts have performed, please call us at
                                 1-800-692- 4682.

--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 . AUTOMATIC ADDITIONS PROGRAM

                                 . DOLLAR COST AVERAGING PROGRAM

                                 . SYSTEMATIC WITHDRAWAL PROGRAM

                                  4 PROSPECTUS

--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you die before the PAYOUT START DATE, we
                                 will pay the death benefit described in the
                                 Contract.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. Transfers to the Fixed Account
                                 must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each Contract Year, which we measure from
                                 the date we issue your Contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").

--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals also are
                                 available under limited circumstances on or
                                 after the Payout Start Date. In general, you
                                 must withdraw at least $50 at a time ($1,000
                                 for withdrawals made during the Payout Phase).
                                 Withdrawals taken during the Accumulation Phase
                                 are generally considered to come from the
                                 earnings in the Contract first. If the Contract
                                 is tax-qualified, generally all withdrawals are
                                 treated as distributions of earnings.
                                 Withdrawals of earnings are taxed as ordinary
                                 income and, if taken prior to age 59 1/2, may
                                 be subject to an additional 10% federal tax
                                 penalty. A withdrawal charge and MARKET VALUE
                                 ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 29 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 22. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date            Accumulation Phase         Date                Payout Phase
--------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables show the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase
 Payment Being Withdrawn                                 0    1    2    3    4    5    6     7
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                $30.00/(1)/
--------------------------------------------------------------------------------
(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
--------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
--------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES

(as a percentage of Portfolio average daily net assets)/(1)/

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.26%    1.14%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets
     (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

Example 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years    10 Years
-------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $785     $1,181     $1,601     $3,015
-------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $695     $  909     $1,144     $2,088
-------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841      $1,431     $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $185      $569      $  974     $2,088
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE
DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values for each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate
New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The Custom Portfolio Variable Annuity is a contract between you, the Contract
Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract
Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new
Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 23. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies)
entitled to receive

                                  9 PROSPECTUS

benefits under the Contract when all primary Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of
Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for an allocation to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice, in good order, of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS

center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave,
Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 26 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

                                  11 PROSPECTUS

PORTFOLIO:                 EACH PORTFOLIO SEEKS        INVESTMENT ADVISER:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES I SHARES: (*)
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund -   As high a total return as
 Series I /1/               possible, consistent with
                            preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Capital           Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Government        High level of current        A I M ADVISORS, INC.
 Securities Fund - Series   income consistent with
 I                          reasonable concern for
                            safety of principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -     Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield Fund   High level of current
 - Series I                 income
-------------------------------------------------------------------------------
AIM V.I. International     Long-term growth of
 Growth Fund - Series I     capital
-------------------------------------------------------------------------------
AIM V.I. Premier Equity    Long-term growth of
 Fund - Series I            capital with income as a
                            secondary objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP               Long-term capital
 Contrafund(R) Portfolio    appreciation.
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP               Reasonable income by
 Equity-Income Portfolio    investing primarily in
 - Initial Class            income-producing equity
                            securities. In
                            choosing these
                            securities, the
                            fund will also
                            consider the
                            potential for
                            capital
                            appreciation. The           FIDELITY MANAGEMENT
                            fund's & goal               RESEARCH COMPANY
                            is to achieve a
                            yield which
                            exceeds the
                            composite yield on
                            the securities
                            comprising the S&P
                            500.
-------------------------------------------------------------------------------
Fidelity VIP Growth        To achieve capital
 Portfolio - Initial        appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth        To provide capital growth
 Opportunities Portfolio
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP Overseas      Long-term growth of
 Portfolio - Initial        capital.
 Class
-------------------------------------------------------------------------------
DELAWARE VIP TRUST
-------------------------------------------------------------------------------
Delaware VIP Small Cap     Capital appreciation
 Value Series - Standard                               DELAWARE MANAGEMENT
 Class                                                 COMPANY
-------------------------------------------------------------------------------
Delaware VIP Trend Series  Long-term capital
 - Standard Class           appreciation
-------------------------------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; DREYFUS STOCK INDEX FUND;
AND DREYFUS VARIABLE INVESTMENT FUND (VIF)
-------------------------------------------------------------------------------
The Dreyfus Socially       Capital growth and,
 Responsible Growth Fund,   secondarily, current
 Inc.: Initial Shares       income
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund,  To match the total return
 Inc.: Initial Shares       of the Standard & Poor's   THE DREYFUS CORPORATION
                            500 Composite Stock Price
                            Index
-------------------------------------------------------------------------------
Dreyfus VIF -              Long-term capital growth
 Appreciation Portfolio:    consistent with the
 Initial Shares /(2)/       preservation of capital.
                             Its secondary goal is
                            current income.
-------------------------------------------------------------------------------
Dreyfus VIF - Money        A high level of current
 Market Portfolio           income as is consistent
                            with the preservation of
                            capital and the
                            maintenance of liquidity
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Templeton Global     High total return
 Asset Allocation Fund -                               TEMPLETON INVESTMENT
 Class 2                                               COUNSEL, LLC
-------------------------------------------------------------------------------
FTVIP Templeton Foreign    Long-term capital growth.
 Securities Fund - Class
 2
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive     Capital appreciation by
 Growth Fund/VA             investing in "growth
                            type"  companies.
-------------------------------------------------------------------------------
Oppenheimer Main Street    High total return (which
 Fund/VA                    includes growth in the     OPPENHEIMERFUNDS, INC.
                            value of its shares as
                            well as current income)
                            from equity and debt
                            securities.
-------------------------------------------------------------------------------
Oppenheimer Strategic      A high level of current
 Bond Fund/VA               income principally
                            derived from interest on
                            debt securities.
-------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term total return,
 Asset Allocation Fund      consistent with
 /(3)/                      reasonable risk
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term capital           WELLS FARGO FUNDS
 Equity Income Fund/(4)/    appreciation and           MANAGEMENT, LLC
                            above-average dividend
                            income
-------------------------------------------------------------------------------
Wells Fargo Advantage      Total return comprised of
 Large Company Core Fund    long-term capital
 /(5)/                      appreciation and current
                            income
-------------------------------------------------------------------------------

*    The Portfolio's investment objective(s) may be changed by the Portfolio's
     Board of Trustees without shareholder approval.

(1)  Effective July 1, 2005, the AIM V.I. Balanced Fund- Series I will change its name to AIM V.I Basic Balanced Fund-Series I. In addition, the
     Portfolio's objective will change to long-term growth of capital and current income.

(2)  Sub-Advised by Fayez Sarofim & Co.

(3)  Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name toWells Fargo Advantage Asset Allocation Fund. The Portfolio's
     objective has not changed.

(4)  Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. The Portfolio's objective has not changed.

(5)  Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to
     Wells Fargo Advantage Large Company Core Fund. In addition, the Portfolio's objective has changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY
NAMED RETAIL MUTUAL FUND.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the
Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed
Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at

                                  13 PROSPECTUS

the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option.

You must transfer all of your money out of the Six Month DCA Fixed Account
Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF
Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Dreyfus Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 18.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA
Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option.

You must transfer all of your money out of the Twelve Month DCA Fixed Account
Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF
Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 18.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost
Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the
Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account
Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a
Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We

                                  14 PROSPECTUS

will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion.
We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your representative or
Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 +Annual Interest
 Rate)                     X 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                        X 1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                    X 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                X 1.045
                                                            ----------
     $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                             X 1.045
                                                                         ----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a Withdrawal
Charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   Take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   Instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment. We will pay interest from the day the Guarantee
     Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4)   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not

                                  15 PROSPECTUS

     adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawal of earnings are taxed as ordinary income, and, if taken prior to age 59 1/2, may be subject to an additional tax penalty

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the
Accumulation Phase, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL
AMOUNT, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 19, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  16 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a
Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or

                                  17 PROSPECTUS

excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
     Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S.
mail thereby refusing to accept transfer requests via telephone, facsimile,
Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar
Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio
Rebalancing Program, we will

                                  18 PROSPECTUS

automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed
Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Balanced - Series I Sub-Account
Variable Sub-Account and 60% to be in the Fidelity VIP Growth - Initial Class
Sub-Account Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced - Series I Sub-Account Variable Sub-Account now
represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced - Series I Sub-Account
Variable Sub-Account and use the money to buy more units in the Fidelity VIP
Growth - Initial Class Sub-Account Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and automatic Portfolio Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that
Contract. We assess this charge each day during the Accumulation Phase and the
Payout Phase. We guarantee that we will not raise this charge.

                                  19 PROSPECTUS

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

WITHDRAWAL CHARGE We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn.
Beginning on January 1, 2004, if you make a withdrawal before the Payout Start
Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this
15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract
Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxable as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 7-8. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable
Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-
Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your
Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000.
If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in

                                  21 PROSPECTUS

writing of the change at least 30 days before the scheduled Payout Start Date.
Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one annuitant or
Income Plan 2 with guaranteed payments for 10 years if you have designated a joint Annuitant. After the Payout Start Date, you may not make withdrawals
(except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from
60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENT FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS).
Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the
Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed

                                  22 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, if any, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by applicable law to use the same income payment tables for men and women.
Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b)  the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation
Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  23 PROSPECTUS

A complete request for settlement of the death proceeds must include DUE PROOF
OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS

If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the
Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1.   the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death proceeds, or

3.   the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A
     "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract
     Anniversaries are the first three Death Benefit Anniversaries, or

4.   the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary.
     Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  = the withdrawal amount,

(b)  = the Contract Value immediately prior to the withdrawal, and

(c)  = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect the deduction of any applicable
Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge"
section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse does not elect one of these options, the Contract will continue in the Accumulation

                                  24 PROSPECTUS

Phase as if the death had not occurred. If the Contract is continued in the
Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the
Contract Value will be allocated to the Sub-Accounts of the Variable Account.
This excess will be allocated in proportion to your Contract Value in those
Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation
Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii.  transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in the
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 21), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c.   If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner
     may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the new Contract Owner dies prior to the omplete liquidation of the Contract
Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original
Contract Owner's death.

3.   If the new Contract Owner is a corporation or other type of non-living person:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   If the new Contract Owner does not elect the option above, then the new
     Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death
     Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next
     Valuation Date if we receive the request after 3:00 p.m. Central Time).
     Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may
     make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract
Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the following apply:

1.   If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b.   the youngest Beneficiary. You may change the Annuitant before the Payout
     Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b.   If the Contract Owner does not elect the option above, then the Contract
     Owner must receive the Contract Value payable within 5 years of the
     Annuitant's date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18)
     during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

                                  25 PROSPECTUS

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living
Contract Owner from the date of the Annuitant's death to the date on which the
Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located 100 Motor Parkway, Hauppauge, New York 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life") , a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 26 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We

                                  26 PROSPECTUS

may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable
Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new
Variable Sub-Accounts that invest in additional portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the NASD.

Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

                                  27 PROSPECTUS

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. We no longer issue deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  29 PROSPECTUS

announced that the regulations

do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do

                                  34 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656
(telephone: 1-800-692-4682).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,                        2000      2001      2002      2003       2004
---------------------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.154  $  8.881  $  7.270   $  8.354
 Accumulation Unit Value, End of Period                                          $10.154  $  8.881  $  7.270  $  8.354   $  8.870
 Number of Units Outstanding, End of Period                                       26,413   122,945   252,907   290,005    278,556
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.242  $  7.001  $  5.230   $  6.689
 Accumulation Unit Value, End of Period                                          $ 9.242  $  7.001  $  5.230  $  6.689   $  7.043
 Number of Units Outstanding, End of Period                                       10,595    65,809   134,666   161,621    175,396
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.807  $ 11.356  $ 12.290   $ 12.226
 Accumulation Unit Value, End of Period                                          $10.807  $ 11.356  $ 12.290  $ 12.226   $ 12.423
 Number of Units Outstanding, End of Period                                       12.496    51,574   205,419   280,241    227,477
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.338  $  5.443  $  3.710   $  4.809
 Accumulation Unit Value, End of Period                                          $ 8.338  $  5.443  $  3.710  $  4.809   $  5.139
 Number of Units Outstanding, End of Period                                       14,487    66,340   103,684   128,420    114,786
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.362  $  7.845  $  7.294   $  9.223
 Accumulation Unit Value, End of Period                                          $ 8.362  $  7.845  $  7.294  $  9.223   $ 10.132
 Number of Units Outstanding, End of Period                                        7,031    27,476    54,243    74,581    106,724
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.989  $  6,787  $  5.652   $  7.203
 Accumulation Unit Value, End of Period                                          $ 8.989  $  6.787  $  5.652  $  7.203   $  8.820
 Number of Units Outstanding, End of Period                                        6,197    51,835    95,690    96,516     92,690
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.980  $  7.754  $  5.339   $  6.595
 Accumulation Unit Value, End of Period                                          $ 8.980  $  7.754  $  5.339  $  6.595   $  6.889
 Number of Units Outstanding, End of Period                                       29,890   132,390   194,292   196,079    182,257
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.950  $  8.621  $  7.718   $  9.791
 Accumulation Unit Value, End of Period                                          $ 9.950  $  8.621  $  7.718  $  9.791   $ 11.165
 Number of Units Outstanding, End of Period                                       16,726    54,431   130,889   142,815    143,910
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.810  $ 10.145  $  8.320   $ 10.708
 Accumulation Unit Value, End of Period                                          $10.810  $ 10.145  $  8.320  $ 10.708   $ 11.794
 Number of Units Outstanding, End of Period                                        1,655    98,345   343,378   427,122    427,302
 FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.389  $  7.634  $  5.269   $  6.913
 Accumulation Unit Value, End of Period                                          $ 9.389  $  7.634  $  5.269  $  6.913   $  7.057
 Number of Units Outstanding, End of Period                                       12,984   111,676   271,819   292,079    287,423
FIDELITY VIP GROWTH OPPORTUNITIES - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.350  $  7.901  $  6.098   $  7.820
 Accumulation Unit Value, End of Period                                          $ 9.350  $  7.901  $  6.098  $  7.820   $  8.278
 Number of Units Outstanding, End of Period                                        4,746    23,416    49,139    63,281     75,230
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.314  $  7.251  $  5.707   $  8.081
 Accumulation Unit Value, End of Period                                          $ 9.314  $  7.251  $  5.707  $  8.081   $  9.068
 Number of Units Outstanding, End of Period                                        4,880    29,515    84,428    84,019     86,851

                                        36 PROSPECTUS

FTVIP TEMPLETON GLOBAL ASSET ALLOCATION - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.443  $  9.286  $  8.768   $ 11.425
 Accumulation Unit Value, End of Period                                          $10.443  $  9.286  $  8.768  $ 11.425   $ 13.055
 Number of Units Outstanding, End of Period                                          632    13,934    25,836    37,170     38,129
FTVIP TEMPLETON FOREIGN SECURITIES - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.522  $  8.728  $  7.019   $  9.164
 Accumulation Unit Value, End of Period                                          $10.522  $  8.728  $  7.019  $  9.164   $ 10.276
 Number of Units Outstanding, End of Period                                        7,881    44,999   110,201   121,630    115,042
OPPENHEIMER AGGRESSIVE GROWTH/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.162  $  6.218  $  4.434   $  5.499
 Accumulation Unit Value, End of Period                                          $ 9.162  $  6.218  $  4.434  $  5.499   $  6.504
 Number of Units Outstanding, End of Period                                       10,578   137,154   289,514   301,948    293,993
OPPENHEIMER MAIN STREET/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.274  $  8.227  $  6.597   $  8.256
 Accumulation Unit Value, End of Period                                          $ 9.274  $  8.227  $  6.597  $  8.256   $  8.924
 Number of Units Outstanding, End of Period                                       35,354   173,074   401,718   494,003    512,442
OPPENHEIMER STRATEGIC BOND/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.320  $ 10.685  $ 11.336   $ 13.218
 Accumulation Unit Value, End of Period                                          $10.320  $ 10.685  $ 11.336  $ 13.218   $ 14.185
 Number of Units Outstanding, End of Period                                        8,730    96,313   220,809   276,973    263,324
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.249  $  7.071  $  4.962   $  6.174
 Accumulation Unit Value, End of Period                                          $ 9.249  $  7.071  $  4.962  $  6.174   $  6.475
 Number of Units Outstanding, End of Period                                       11.070    32,951    39,724    41,869     39,582
DREYFUS STOCK INDEX FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.409  $  8.159  $  6.255   $  7.929
 Accumulation Unit Value, End of Period                                          $ 9.409  $  8.159  $  6.255  $  7.929   $  8.663
 Number of Units Outstanding, End of Period                                       28,181   185,335   611,361   703,922    677,882
DREYFUS VIF - APPRECIATION: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.931  $  8.894  $  7.314   $  8.752
 Accumulation Unit Value, End of Period                                          $ 9.931  $  8.894  $  7.314  $  8.752   $  9.079
 Number of Units Outstanding, End of Period                                        1,285    27,925    80,006    97,355     93,398
DREYFUS VIF - MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                         --        --        --  $ 10.000   $  8.752
 Accumulation Unit Value, End of Period                                               --        --        --  $  9.957   $  9.911
 Number of Units Outstanding, End of Period                                           --        --        --   398,378    329,692
WELLS FARGO ADVANTAGE ASSET ALLOCATION SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.012  $  9.198  $  7.916   $  9.544
 Accumulation Unit Value, End of Period                                          $10.012  $  9.198  $  7.916  $  9.544   $ 10.306
 Number of Units Outstanding, End of Period                                          667    13,021    54,392    66,680     59,351
WELLS FARGO ADVANTAGE EQUITY INCOME SUB-ACCOUNT ****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.429  $  9.741  $  7.766   $  9.679
 Accumulation Unit Value, End of Period                                          $10.429  $  9.741  $  7.766  $  9.679   $ 10.617
 Number of Units Outstanding, End of Period                                          264     8,467    23,695    25,815     30,383
WELLS FARGO ADVANTAGE LARGE COMPANY CORE SUB-ACCOUNT *****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.048  $  7.218  $  5.286   $  6.451
 Accumulation Unit Value, End of Period                                          $ 9.048  $  7.218  $  5.286  $  6.451   $  6.904
 Number of Units Outstanding, End of Period                                          390     4,893    20,443    40,250     55,986
DELAWARE VIP SMALL CAP VALUE - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 11.593  $ 12.802  $ 11.934   $ 16.732
 Accumulation Unit Value, End of Period                                          $11.593  $ 12.802  $ 11.934  $ 16.732   $ 20.073
 Number of Units Outstanding, End of Period                                        7,204    45,515   133,174   157,546    161,967
DELAWARE VIP TREND - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.265  $  7.745  $  6.124   $  8.170
 Accumulation Unit Value, End of Period                                          $ 9.265  $  7.745  $  6.124  $  8.170   $  9.084
 Number of Units Outstanding, End of Period                                        5,514    24,184    80,076   112,774    114,856

                                  37 PROSPECTUS

*     The Contracts were first offered on June 1, 2000. The Accumulation Unit
      Values in this table reflect a mortality and expense risk charge of 1.15%
      and an administrative charge of 0.10%. All of the Variable Sub-Accounts, with the exception of the Dreyfus VIF - Money Market Sub-Account which was first offered on April 30, 2003, were first offered under the Contracts on
      June 1, 2000.

**    Effective July 1, 2005, the AIM V.I. Balanced Fund -Series I will change its name to AIM V.I Basic Balanced Fund-Series I. Effective July 1, 2005,
      a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio will be made.

***   Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name to Wells Fargo Advantage Asset Allocation Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****  Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***** Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to Wells Fargo Advantage Large Company Core Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.
If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  39 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 MARKET VALUE ADJUSTMENT FACTOR: .9 X (I - J)
                                 X N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  40 PROSPECTUS

APPENDIX C

WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

                              Death Benefit Amount

                                       Contract                  Contract    Death Benefit    Greatest
                                     Value Before  Transaction  Value After   Anniversary    Anniversary
    Date       Type of Occurrence     Occurrence     Amount     Occurrence       Value          Value
---------------------------------------------------------------------------------------------------------
   1/1/05          Issue Date               --       $50,000      $50,000       $50,000        $50,000
---------------------------------------------------------------------------------------------------------
   1/1/06     Contract Anniversary     $55,000            --      $55,000       $50,000        $55,000
---------------------------------------------------------------------------------------------------------
   7/1/06      Partial Withdrawal      $60,000       $15,000      $45,000       $37,500        $41,250
---------------------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $12,500
                                                                        [(w)/(a)] X (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $13,750
                                                                        [(w)/(a)] * (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  41 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  42 PROSPECTUS

SELECTDIRECTIONS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-632-3492
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") is offering the SelectDirections(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 27 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives including 3 fixed accounts ("FIXED
ACCOUNT") and 24 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate
Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS:            MFS(R) VARIABLE INSURANCE TRUST(SM):
-----------------------------            ------------------------------------
AIM V.I. Capital Appreciation Fund -     MFS Research Bond Series - Initial
 Series I                                 Class*
AIM V.I. Core Equity Fund - Series I     MFS High Income Series - Initial Class
AIM V.I. Diversified Income Fund -       MFS Investors Trust Series - Initial
 Series I                                 Class
AIM V.I. International Growth Fund -     MFS New Discovery Series - Initial
 Series I                                 Class
AIM V.I. Premier Equity Fund - Series I

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: OPPENHEIMER VARIABLE ACCOUNT FUNDS:
----------------------------------------  -----------------------------------
  Fidelity VIP Contrafund(R) Portfolio - Oppenheimer Core Bond Fund/VA **
   Initial Class                         Oppenheimer Capital Appreciation
  Fidelity VIP Growth Portfolio - Initial Fund/VA
   Class                                 Oppenheimer Global Securities Fund/VA
  Fidelity VIP High Income Portfolio -   Oppenheimer High Income Fund/VA
   Initial Class                         Oppenheimer Main Street Small Cap
  Fidelity VIP Index 500 Portfolio -      Fund/VA
   Initial Class
  Fidelity VIP Investment Grade Bond     VAN KAMPEN LIFE INVESTMENT TRUST:
   Portfolio - Initial Class             ---------------------------------
  Fidelity VIP Overseas Portfolio -      Van Kampen LIT Comstock Portfolio,
   Initial Class                          Class I
                                         Van Kampen LIT Emerging Growth
                                          Portfolio, Class I
                                         Van Kampen LIT Government Portfolio,
                                          Class I
                                         Van Kampen LIT Money Market Portfolio,
                                          Class I

*    Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class.

**   Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
                       OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS
                       PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU
                       OTHERWISE IS COMMITTING A FEDERAL CRIME.

                       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
      IMPORTANT        THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
       NOTICES         CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        14
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        21
  Income Payments                                                             22

                                                                            PAGE
                                                                            ----
  Death Benefits                                                              24
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Federal Tax Matters                                                         29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS
WERE FIRST OFFERED                                                            38
APPENDIX B -MARKET VALUE ADJUSTMENT                                           38
APPENDIX C - WITHDRAWAL ADJUSTMENT EXAMPLE                                    40
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         41

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                            6
Accumulation Unit                                                            11
Accumulation Unit Value                                                      11
Allstate New York ("We" or "Us")                                              1
Anniversary Values                                                           24
Annuitant                                                                     9
Automatic Additions Program                                                  10
Automatic Portfolio Rebalancing Program                                      18
Beneficiary                                                                   9
Cancellation Period                                                           4
Contract*                                                                     9
Contract Anniversary                                                          5
Contract Owner ("You")                                                        9
Contract Value                                                                5
Contract Year                                                                 4
Death Benefit Anniversary                                                    24
Dollar Cost Averaging Program                                                18
Due Proof of Death                                                           24
Fixed Account                                                                14

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                            15
Income Plans                                                                 22
Investment Alternatives                                                      12
Issue Date                                                                    6
Market Value Adjustment                                                      16
Payout Phase                                                                  6
Payout Start Date                                                             6
Portfolios                                                                   27
Preferred Withdrawal Amount                                                  20
Right to Cancel                                                              11
SEC                                                                           1
Settlement Value                                                             24
Systematic Withdrawal Program                                                21
Tax Qualified Contracts                                                      32
Treasury Rate                                                                16
Valuation Dates                                                              11
Variable Account                                                             26
Variable Sub-Account                                                         12

*    The SelectDirections(SM) Variable Annuity is a group contract and your ownership is represented by certificates. References to "CONTRACT" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS      You can purchase a Contract with as little as
                       $3,000 ($2,000 for a "QUALIFIED CONTRACT" which is a
                       Contract issued with a qualified endorsement). You can
                       add to your Contract as often and as much as you like,
                       but each payment must be at least $100. You must maintain
                       a minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL        You may cancel your Contract within 10 days after receipt
                       (60 days if you are exchanging another contract for the
                       Contract described in this prospectus) ("CANCELLATION
                       PERIOD"). Upon cancellation we will return your purchase
                       payments adjusted, to the extent federal or state law
                       permits, to reflect the investment experience of any
                       amounts allocated to the Variable Account.
-------------------------------------------------------------------------------
EXPENSES               You will bear the following expenses:

                       .    Total Variable Account annual fees equal to 1.25% of
                            average daily net assets

                       .    Annual contract maintenance charge of $30 (with
                            certain exceptions)

                       .    Withdrawal charges ranging from 0% to 7% of payment
                            withdrawn (with certain exceptions)

                       .    Transfer fee of $10 after 12th transfer in any
                            CONTRACT YEAR (fee currently waived)

                       .    State premium tax (New York currently does not
                            impose one).

                       In addition, each Portfolio pays expenses that you will
                       bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT             The Contract offers 27 investment alternatives
ALTERNATIVES           including:

                       .    3 Fixed Account Options (which credits interest at
                            rates we guarantee), and

                       .    24 Variable Sub-Accounts investing in Portfolios
                            offering professional money management by:

                       .    A I M Advisors, Inc.

                       .    Fidelity Management & Research Company

                       .    MFS(TM) Investment Management

                       .    OppenheimerFunds, Inc.

                       .    Van Kampen Asset Management

                       To find out current rates being paid on the Fixed
                       Account, or to find out how the Variable Sub-Accounts
                       have performed, please call us at 1-800-632-3492.
-------------------------------------------------------------------------------
SPECIAL SERVICES       For your convenience, we offer these special services:

                       .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                       .    AUTOMATIC ADDITIONS PROGRAM

                       .    DOLLAR COST AVERAGING PROGRAM

                       .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS        You can choose fixed income payments, variable income
                       payments, or a combination of the two. You can receive
                       your income payments in one of the following ways:

                       .    life income with guaranteed payments

                       .    joint and survivor life income with guaranteed
                            payments

                       .    guaranteed payments for a specified period (5 to 30
                            years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH BENEFITS         If you die before the PAYOUT START DATE, we will pay the
                       death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS              Before the Payout Start Date, you may transfer your
                       Contract value ("CONTRACT VALUE") among the investment
                       alternatives, with certain restrictions. Transfers to the
                       Fixed Account must be at least $500.

                       We do not currently impose a fee upon transfers. However,
                       we reserve the right to charge $10 per transfer after the
                       12th transfer in each "Contract Year," which we measure
                       from the date we issue your Contract or a Contract
                       anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS            You may withdraw some or all of your Contract Value at
                       anytime during the Accumulation Phase. Full or partial
                       withdrawals also are available under limited
                       circumstances on or after the Payout Start Date.

                       In general, you must withdraw at least $50 at a time
                       ($1,000 for withdrawals made during the Payout Phase).
                       Withdrawals taken during the Accumulation Phase are
                       generally considered to come from the earnings in the
                       Contract first. If the Contract is tax-qualified,
                       generally all withdrawals are treated as distributions of
                       earnings. Withdrawals of earnings are taxed as ordinary
                       income and, if taken prior to age 59 1/2, may be subject
                       to an additional 10% federal tax penalty. A withdrawal
                       charge and MARKET VALUE ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 27 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 22. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                Payout Start
Date            Accumulation Phase       Date                 Payout Phase
-------------------------------------------------------------------------------------------------
You buy    You save for retirement   You elect to receive    You can receive    Or you can receive
a Contract                           income payments or      income payments    income payments
                                     receive a lump sum      for a set period   for life
                                     payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-632-3492 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5    6     7+
 Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year, excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                  $30.00/(1)/
--------------------------------------------------------------------------------

(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET
ASSETS)(1)

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                            ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.10%    1.14%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets
     (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLES DO NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below, because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses                 $785     $1,181    $1,601     $3,015
------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses                 $678     $  859    $1,059     $1,911
------------------------------------------------------------------------

EXAMPLE 2

 This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                  1Year     3Years     5Years    10Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841       $1,431    $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $168      $519       $  889    $1,911
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE
DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The SelectDirections(SM) Variable Annuity is a contract between you, the
Contract Owner, and Allstate New York, a life insurance company. As the Contract
Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract
Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new
Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can alo be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 24. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies)
entitled to receive benefits under the Contract when all primary

                                  9 PROSPECTUS

Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of
Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for allocation to the Fixed Account or the Dollar Cost Averaging Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive, in good order, written notice of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS

center located in Lincoln, Nebraska (mailing address: P.O. Box 82656, Lincoln,
NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:               EACH PORTFOLIO SEEKS:         INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Capital         Growth of capital
 Appreciation Fund -
 Series I*
-------------------------------------------------------------------------------
AIM V.I. Core Equity     Growth of capital
 Fund - Series I*                                        A I M ADVISORS, INC.
-------------------------------------------------------------------------------
AIM V.I. Diversified     High level of current income
 Income Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. International   Long-term growth of capital
 Growth Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. Premier Equity  Long-term growth of capital
 Fund - Series I*         with income as a secondary
                          objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP             Long-term capital
 Contrafund(R)            appreciation.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth      To achieve capital
 Portfolio - Initial      appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP High        High level of current
 Income Portfolio -       income, while also
 Initial Class            considering growth of          FIDELITY MANAGEMENT &
                          capital.                       RESEARCH COMPANY
-------------------------------------------------------------------------------
Fidelity VIP Index 500   Investment results that
 Portfolio - Initial      correspond to the total
 Class                    return of common stocks
                          publicly traded in
                          the United States,
                          as represented by
                          the Standard &
                          Poor's 500(SM) Index
                          (S&P 500(R)).
-------------------------------------------------------------------------------
Fidelity VIP Investment As high a level of
 current Grade Bond Portfolio - income as is
 consistent Initial Class with the
 preservation of capital.
-------------------------------------------------------------------------------
Fidelity VIP Overseas Long-term growth of
capital.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Research Bond        To provide total return
 Series - Initial         (high current income and
 Class**                  long-term growth of
                          capital)
-------------------------------------------------------------------------------
MFS High Income Series   High current income by
 - Initial Class          investing primarily in a
                          professionally managed         MFS(TM) INVESTMENT
                          diversified portfolio of       MANAGEMENT
                          fixed income securities,
                          some of which may involve
                          equity features
-------------------------------------------------------------------------------
MFS Investors Trust      To provide long-term growth
 Series - Initial Class   of capital and secondarily
                          to provide reasonable
                          current income
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation.
 Series - Initial Class
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Core Bond    High level of current
 Fund/VA***               income. As a secondary
                          objective, the
                          Portfolio seeks
                          capital appreciation
                          when consistent with
                          its primary
                          objective.
-------------------------------------------------------------------------------
Oppenheimer Capital      Capital appreciation by
 Appreciation Fund/VA     investing in securities of
                          well-known, established
                          companies.
-------------------------------------------------------------------------------
Oppenheimer Global       Long-term capital               OPPENHEIMERFUNDS, INC.
 Securities Fund/VA       appreciation by investing a
                          substantial portion
                          of assets in
                          securities of
                          foreign issuers,
                          growth-type
                          companies, cyclical
                          industries and
                          special situations
                          that are considered
                          to have appreciation
                          possibilities.
-------------------------------------------------------------------------------
Oppenheimer High Income  A high level of current
 Fund/VA                  income from investment in
                          high-yield fixed-income
                          securities.
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation.
 Small Cap Fund/VA
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Comstock  Capital growth and income      VAN KAMPEN ASSET
 Portfolio, Class I       through investments in        MANAGEMENT
                          equity securities,
                          including common stocks,
                          preferred stocks and
                          securities convertible into
                          common and preferred
                          stocks.
-------------------------------------------------------------------------------
Van Kampen LIT Emerging  Capital appreciation.
 Growth Portfolio,
 Class I
-------------------------------------------------------------------------------
Van Kampen LIT           High current return
 Government Portfolio,    consistent with
 Class I                  preservation of capital
-------------------------------------------------------------------------------
Van Kampen LIT Money     Protection of capital and
 Market Portfolio,        high current income through
 Class I                  investments in money market
                          instruments.
-------------------------------------------------------------------------------

*    The Portfolio's investment objective(s) may be changed by the Portfolio's
     Board of Trustees without shareholder approval

..**  Effective May 1, 2005, the MFS Bond Series-Initial Class will change its name to MFS Research Bond Series-Initial Class. In addition, the
     Portfolio's objective will change as described above.

***  Effective April 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA. The Portfolio's objective has not changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY
NAMED RETAIL MUTUAL FUND.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to the Six Month Dollar Cost Averaging Fixed Account Option
("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option. You must transfer all of your money out of the
Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the
Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT
Money Market Variable Sub-Account in equal monthly installments. Transferring
Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed
Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option. You must transfer all of your money out of the
Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the
Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT
Money Market Variable Sub-Account in equal monthly installments. Transferring
Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost
Averaging Fixed Account will be allocated to the Van Kampen LIT Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed
Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current rate information, please contact your representative or our customer support unit at 1-800-632-3492.

                                  14 PROSPECTUS

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a
Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal
Financial Representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate
New York at 1-800-632-3492. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

END OF CONTRACT YEAR

                                             YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                                           ----------  ----------  ----------  ----------  ------------
Beginning Contract Value.................  $10,000.00
 X (1 + Annual Interest Rate)                 X 1.045
                                           ----------
                                           $10,450.00

Contract Value at end of Contract Year...              $10,450.00
 X (1 + Annual Interest                                   X 1.045
                                                       ----------
                                                       $10,920.25

Contract Value at end of Contract Year...                          $10,920.25
 X (1 + Annual Interest Rate)                                         X 1.045
                                                                   ----------
                                                                   $11,411.66

Contract Value at end of Contract Year...                                      $11,411.66
 X (1 + Annual Interest Rate)                                                     X 1.045
                                                                               ----------
                                                                               $11,925.19

Contract Value at end of Contract Year...                                                   $11,925.19
 X (1 + Annual Interest Rate)                                                                  X 1.045
                                                                                           -----------
                                                                                            $12,461.82

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a Withdrawal
Charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  15 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment. We will pay interest from the day the Guarantee
     Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4)   withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the
Accumulation Phase, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-632-3492.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 20, or

..    to satisfy the IRS minimum distribution rules for a qualified Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be

                                  16 PROSPECTUS

negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a
Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-632-3492, if you first send us a completed authorization form. The cut off-time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

                                  17 PROSPECTUS

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
     Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

..    the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar
Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio
Rebalancing Program, we will

                                  18 PROSPECTUS

automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed
Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable
Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over
the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital
Appreciation Variable Sub-Account and use the money to buy more units in the
Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and the Automatic Portfolio
Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

                                  19 PROSPECTUS

WITHDRAWAL CHARGE

We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. Beginning on
January 1, 2004, if you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7.
During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this 15% "PREFERRED
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Federal Tax Matters section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable
Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your
Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000.
If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  21 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant, or
Income Plan 2 with guaranteed payments for 10 years if you have designated joint
Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from
60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any

                                  22 PROSPECTUS

portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a Premium Tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  23 PROSPECTUS

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b)  the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation
Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

A complete request for settlement of the death proceeds must include DUE PROOF
OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement
Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1.   the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death proceeds, or

3.   the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A
     "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract
     Anniversaries are the first three Death Benefit Anniversaries, or

4.   the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary.
     Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect the deduction of any applicable
Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge"
section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

                                  24 PROSPECTUS

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the
     Contract is continued in the Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death
     Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii.  transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in the
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 22), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c.   If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner
     may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract
Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original
Contract Owner's death.

                                  25 PROSPECTUS

3.   If the new Contract Owner is a corporation or other type of non-living person:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   If the new Contract Owner does not elect the option above, then the new
     Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death
     Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next
     Valuation Date if we receive the request after 3:00 p.m. Central Time).
     Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may
     make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract
Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the following apply:

1.   If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b.   the youngest Beneficiary. You may change the Annuitant before the Payout
     Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b.   If the Contract Owner does not elect the option above, then the Contract
     Owner must receive the Contract Value payable within 5 years of the
     Annuitant's date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18)
     during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living
Contract Owner from the date of the Annuitant's death to the date on which the
Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, New York 11788-5107.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the

                                  26 PROSPECTUS

management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new
Variable Sub-Accounts that invest in additional Portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the NASD, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to

                                  27 PROSPECTUS

broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales to broker-dealers will not exceed 8.5% of any purchase payments.

These commissions are intended to cover distribution expenses.

From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitaitons on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer spnsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

FEDERAL TAX MATTERS

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  29 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

countries nor do

all tax treaties provide an exclusion or lower withholding rate for annuities.

                             TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  34 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's Annual Report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656
(telephone: 1-800-632-3492).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,         2000      2001      2002      2003       2004
------------------------------------------------------------------------------------------------------------------
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.63  $  5.779  $  4.317   $  5.521
 Accumulation Unit Value, End of Period                           $  7.63  $  5.779  $  4.317  $  5.521   $  5.813
 Number of Units Outstanding, End of Period                         1,991    35,576    91,317   117,184    160,308
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.18  $  6.231  $  5.195   $  6.382
 Accumulation Unit Value, End of Period                           $  8.18  $  6.231  $  5.195  $  6.382   $  6.868
 Number of Units Outstanding, End of Period                         1,488    34,966    62,419    79,425     94,314
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.99  $ 10.223  $ 10.328   $ 11.141
 Accumulation Unit Value, End of Period                           $  9.99  $ 10.223  $ 10.328  $ 11.141   $ 11.555
 Number of Units Outstanding, End of Period                           364     5,443    24,375    33,509     47,763
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.66  $  6.538  $  5.444   $  9.938
 Accumulation Unit Value, End of Period                           $  8.66  $  6.538  $  5.444  $  9.938   $  8.496
 Number of Units Outstanding, End of Period                           305    11,638    15,358    20,763     28,603
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.67  $  7.482  $  5.153   $  6.365
 Accumulation Unit Value, End of Period                           $  8.67  $  7.482  $  5.153  $  6.365   $  6.648
 Number of Units Outstanding, End of Period                        21,939    71,223   158,710   177,633    197,713
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.39  $  8.138  $  7.285   $  9.242
 Accumulation Unit Value, End of Period                           $  9.39  $  8.138  $  7.285  $  9.242   $ 10.539
 Number of Units Outstanding, End of Period                         2,196    31,995    97,646   147,589    197,911
FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.53  $  6.934  $  4.786   $  6.279
 Accumulation Unit Value, End of Period                           $  8.53  $  6.934  $  4.786  $  6.279   $  6.410
 Number of Units Outstanding, End of Period                        27,151    90,481   208,536   257,920    354,754
FIDELITY VIP HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.40  $  7.317  $  7.474   $  9.393
 Accumulation Unit Value, End of Period                           $  8.40  $  7.317  $  7.474  $  9.393   $ 10.166
 Number of Units Outstanding, End of Period                            33    20,582    43,029    63,385    103,282
FIDELITY VIP INDEX 500 - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.04  $  7.845  $  6.025   $  7.640
 Accumulation Unit Value, End of Period                           $  9.04  $  7.845  $  6.025  $  7.640   $  8.345
 Number of Units Outstanding, End of Period                             0    67,571   215,402   267,570    404,671
 FIDELITY VIP INVESTMENT GRADE BOND - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.44  $ 11.179  $ 12.181   $ 12.655
 Accumulation Unit Value, End of Period                           $ 10.44  $ 11.179  $ 12.181  $ 12.655   $ 13.054
 Number of Units Outstanding, End of Period                           132    26,618   143,699      202,    195,735
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.97  $  6.982  $  5.496   $  7.781
 Accumulation Unit Value, End of Period                           $  8.97  $  6.982  $  5.496  $  7.781   $  8.732
 Number of Units Outstanding, End of Period                            92    25,188    36,513    43,249     52,535
MFS RESEARCH BOND - INITIAL CLASS SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.39  $ 11.150  $ 11.993   $ 12.949
 Accumulation Unit Value, End of Period                           $ 10.39  $ 11.150  $ 11.993  $ 12.949   $ 13.563
 Number of Units Outstanding, End of Period                             0    18,271   100,799   121,895    110,249

                                  36 PROSPECTUS

MFS HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.22  $  9.298  $  9.417   $ 10.969
 Accumulation Unit Value, End of Period                           $  9.22  $  9.298  $  9.417  $ 10.969   $ 11.823
 Number of Units Outstanding, End of Period                           108    10,338     9,733    15,277     49,548
MFS INVESTORS TRUST - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.73  $  8.078  $  6.305   $  7.605
 Accumulation Unit Value, End of Period                           $  9.73  $  8.078  $  6.305  $  7.605   $  8.363
 Number of Units Outstanding, End of Period                             0    27,560    73,504    87,690    114,180
MFS NEW DISCOVERY - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.89  $  8.336  $  5.628   $  7.432
 Accumulation Unit Value, End of Period                           $  8.89  $  8.336  $  5.628  $  7.432   $  7.817
 Number of Units Outstanding, End of Period                         6,891    19,369    66,020    77,933     86,243
OPPENHEIMER CORE BOND/VA SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.20  $ 10.857  $ 11.695   $ 12.332
 Accumulation Unit Value, End of Period                           $ 10.20  $ 10.857  $ 11.695  $ 12.332   $ 12.847
 Number of Units Outstanding, End of Period                             0    25,776   106,484   121,184    143,175
OPPENHEIMER CAPITAL APPRECIATION/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.95  $  7.723  $  5.578   $  7.213
 Accumulation Unit Value, End of Period                           $  8.95  $  7.723  $  5.578  $  7.213   $  7.617
 Number of Units Outstanding, End of Period                            91   107,889   186,591   237,209    299,956
OPPENHEIMER GLOBAL SECURITIES/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.63  $  8.363  $  6.431   $  9.082
 Accumulation Unit Value, End of Period                           $  9.63  $  8.363  $  6.431  $  9.082   $ 10.687
 Number of Units Outstanding, End of Period                             0    41,075    84,628   108,776    130,413
OPPENHEIMER HIGH INCOME/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.46  $  9.520  $  9.176   $ 11.232
 Accumulation Unit Value, End of Period                           $  9.46  $  9.520  $  9.176  $ 11.232   $ 12.087
 Number of Units Outstanding, End of Period                             0    23,570    52,432    63,049     95,050
OPPENHEIMER MAIN STREET SMALL CAP/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.73  $  8.589  $  7.146   $ 10.187
 Accumulation Unit Value, End of Period                           $  8.73  $  8.589  $  7.146  $ 10.187   $ 12.013
 Number of Units Outstanding, End of Period                           240    22,387    77,910   119,444    164,702
VAN KAMPEN LIT COMSTOCK, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  11.58  $ 11.154  $  8.894   $ 11.505
 Accumulation Unit Value, End of Period                           $ 11.58  $ 11.154  $  8.894  $ 11.505   $ 13.379
 Number of Units Outstanding, End of Period                           337    38,811   117,684   175,133    232,285
VAN KAMPEN LIT EMERGING GROWTH, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.47  $  5.053  $  3.369   $  4.237
 Accumulation Unit Value, End of Period                           $  7.47  $  5.053  $  3.369  $  4.237   $  4.478
 Number of Units Outstanding, End of Period                        16,637    65,356   138,721   171,774    182,412
VAN KAMPEN LIT GOVERNMENT, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                          --        --  $ 10.000  $ 10.642   $ 10.692
 Accumulation Unit Value, End of Period                                --        --  $ 10.642  $ 10.692   $ 10.999
 Number of Units Outstanding, End of Period                            --        --    46,592    56,776     48,986
VAN KAMPEN LIT MONEY MARKET, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.14  $ 10.381  $ 10.377   $ 10.305
 Accumulation Unit Value, End of Period                           $ 10.14  $ 10.381  $ 10.377  $ 10.305   $ 10.258
 Number of Units Outstanding, End of Period                             0   129,426   199,118   192,771    199,636

*    The Contracts were first offered on September 22, 2000. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.15% and an administrative expense charge of 0.10%. All of the Variable
     Sub-Accounts were first offered under the Contracts on September 19, 2000, with the exception of the Van Kampen LIT Government, Class I Sub-Account
     that was first offered April 30, 2002.

**   Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class. We will make a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***  Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.
If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Preferred
Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a
Guarantee Period at any time other than during the 30 day period after such
Guarantee Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:

Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/  = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                       730 days
                                   N = -------- = 2
                                       365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  39 PROSPECTUS

APPENDIX C WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

Death Benefit Amount

-----------------------------------------------------------------------------------------------
                             Contract                  Contract                     Greatest
                Type       Value Before  Transaction  Value After  Death Benefit   Anniversary
   Date     of Occurrence   Occurrence     Amount     Occurrence    Anniversary       Value
                 Value
-----------------------------------------------------------------------------------------------
  1/1/05      IssueDate         --         $50,000      $50,000       $50,000        $50,000
-----------------------------------------------------------------------------------------------
  1/1/06      Contract       $55,000         --         $55,000       $50,000        $55,000
             Anniversary
-----------------------------------------------------------------------------------------------
  7/1/06       Partial       $60,000       $15,000      $45,000       $37,500        $41,250
             Withdrawal
-----------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $12,500
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $13,750
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

                     Registration fees.............. $    0
                     Cost of printing and engraving. $4,475
                     Legal fees..................... $    0
                     Accounting fees................ $6,000
                     Mailing fees................... $1,575

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant")
provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of
Registrant, against liabilities, expenses, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan or trust and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of the indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exhibit No. Description

(1)(a) Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., effective May 1, 2000.
Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance
Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30,
2002. (SEC File No. 333-61846)

(1)(b) Amendment Number One effective October 1, 2002 to the Principal
Underwriting Agreement between Allstate Life Insurance Company of New York and
Allstate Distributors, L.L.C. dated May 1, 2000. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company of New York's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File
No. 333-100029)

(2) None

(3)(i) Amended and Restated Charter of Allstate Life Insurance Company of New
York dated June 22, 2010. Filed herewith.

(3)(ii) Amended and Restated By-Laws of Allstate Life Insurance Company of New
York dated June 22, 2010. Filed herewith.

(4)(a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated
herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration
Statement of Allstate Life of New York Separate Account A (File No. 033-65381)
dated September 23, 1996.)

(b) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated
herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration
Statement of Allstate Life of New York Separate Account A (File No. 033-65381)
dated November 12, 1999.)

(c) Form of "Allstate Custom Portfolio," "Allstate Provider" or
"SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York
Separate Account A (File No. 333-94785) dated January 14, 2000.)

(d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts
to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections"
Variable Annuity (Incorporated herein by reference to Post-Effective Amendment
No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate
Account A (File No. 333-94785) dated April 20, 2001.)

(e) Form of Amendatory Endorsement for Transfer Limitations under the Allstate
Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity
(Incorporated herein by reference to Post-Effective Amendment No. 23 to
Form N-4 Registration Statement of Allstate Life of New York Separate Account A
(File No. 333-94785) dated April 20, 2001.)

(f) Form of Death Benefit Endorsement (Previously filed in Post-Effective
Amendment No. 1 to this Registration Statement (File No. 333-100029) dated
April 11, 2003.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration
Statement of Allstate Life Insurance Company of New York (File No. 033-65355)
dated September 23, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration
Statement of Allstate Life Insurance Company of New York (File No. 033-65355)
dated November 12, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Form S-3 Registration
Statement (File No. 333-95703) dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Form S-3 Registration
Statement (File No. 333-95703) dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on
Form S-3 (File No. 333-95703) dated August 21, 2000.)

(5)(f) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Initial Registration Statement (File No.
333-61846) dated May 30, 2001.)

(5)(g) Opinion of General Counsel Re: Securities registered (Previously filed in Registrant's Form S-3 Initial Registration Statement (File No. 333-100029)
dated September 24, 2002.)

(5)(h) Opinion of General Counsel Re: Legality (Incorporated by reference to
Registrant's Form S-3 Registration Statement (File No. 333-158183) dated
March 24, 2009)

(5)(i) Opinion of General Counsel Re: Legality (Incorporated by reference to
Registrant's Form S-1 Registration Statement (File No. 333-180370) dated
March 27, 2012)

(5)(j) Opinion of General Counsel Re: Legality. Filed herewith.

(8) None

(9) None

(10) Material Contracts

10.1 Form of Amended and Restated Service and Expense Agreement among Insurance
Company, The Allstate Corporation and certain affiliates effective January 1,
2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life
Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No.
000-31248)

10.2 Form of Amendment No. 1 effective January 1, 2009 to Amended and Restated
Service and Expense Agreement between Allstate Insurance Company, The Allstate
Corporation and certain affiliates dated as of January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's
Current Report on Form 8-K filed February 17, 2010. (SEC File No. 000-31248)

10.3 Letter Agreement among Allstate Insurance Company, The Allstate
Corporation and certain affiliates, including Allstate Life Insurance Company of New York, effective December 1, 2007. Incorporated herein by reference to
Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K
filed May 23, 2008. (SEC File No. 000-31248)

10.4 New York Insurer Supplement to Amended and Restated Service and Expense
Agreement among Allstate Insurance Company, The Allstate Corporation, Allstate
Life Insurance Company of New York and Intramerica Life Insurance Company,
effective March 5, 2005. Incorporated herein by reference to Exhibit 10.2 to
Allstate Life Insurance Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2005. (SEC File No. 000-31248)

10.5 Investment Advisory Agreement and Amendment to Service Agreement as of
January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC
and Allstate Life Insurance Company of New York. Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance Company of New York's
Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No.
333-61846)

10.6 Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., effective May 1, 2000.
Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance
Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30,
2002. (SEC File No. 333-61846)

10.7 Amendment Number One effective October 1, 2002 to the Principal
Underwriting Agreement between Allstate Life Insurance Company of New York and
Allstate Distributors, L.L.C. dated May 1, 2000. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company of New York's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File
No. 333-100029)

10.8 Selling Agreement between Allstate Life Insurance Company of New York,
Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate
Distributors, LLC effective September 1, 2011) and Allstate Financial Services,
LLC effective May 1, 2005. Incorporated herein by reference to Exhibit 10.7 to
Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC
File No. 000-31248)

10.9 Reinsurance Agreement between Allstate Life Insurance Company and Allstate
Life Insurance Company of New York effective January 1, 1984 as amended by
Amendment No. 1 effective September 1, 1984, Amendment No. 2 effective January
1, 1987, Amendment No. 3 effective October 1, 1988, Amendment No. 4 effective
January 1, 1994 and Amendment No. 5 effective December 31, 1995. Incorporated herein by reference to Exhibit 10.6 to Allstate Life Insurance Company of New
York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File
No. 333-61846)

10.10 Amendment No. 6 to Reinsurance Agreement between Allstate Life Insurance
Company and Allstate Life Insurance Company of New York effective December 1,
2007. Incorporated herein by reference to Exhibit 10.11 of Allstate Life
Insurance Company of New York's Post-Effective Amendment No. 2 to Form S-1
filed on April 8, 2010 (File No. 333-158183).

10.11 Amendment No. 7 to Reinsurance Agreement between Allstate Life Insurance
Company and Allstate Life Insurance Company of New York effective November 1,
2009. Incorporated herein by reference to Exhibit 10.12 of Allstate Life
Insurance Company of New York's Post-Effective Amendment No. 2 to Form S-1
filed on April 8, 2010 (File No. 333-158183).

10.12 Amendment No. 8 to Reinsurance Agreement between Allstate Life Insurance
Company and Allstate Life Insurance Company of New York effective July 1, 2013.
Incorporated herein by reference to Exhibit 10.13 of Allstate Life Insurance
Company of New York's Post-Effective Amendment No. 2 to Form S-1 filed on
April 4, 2014 (File No. 333-180370).

10.13 Assumption Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective July 1, 1984.
Incorporated herein by reference to Exhibit 10.7 to Allstate Life Insurance
Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30,
2002. (SEC File No. 333-61846)

10.14 Reinsurance Agreement between Allstate Life Insurance Company and
Allstate Life Insurance Company of New York, effective January 1, 1986, as amended by Amendment No. 1 effective December 31, 1995 and Amendment No. 2 effective December 1, 1995. Incorporated herein by reference to Exhibit 10.8 to
Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for
quarter ended June 30, 2002. (SEC File No. 333-61846)

10.15 Reinsurance Agreement between Allstate Life Insurance Company and
Allstate Life Insurance Company of New York, effective January 1, 1991, as amended by Amendment No. 1 effective December 31, 1995. Incorporated herein by reference to Exhibit 10.9 to Allstate Life Insurance Company of New York's
Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No.
333-61846)

10.16 Stop Loss Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective December 31, 2001.
Incorporated herein by reference to Exhibit 10.16 to Allstate Life Insurance
Company of New York's Annual Report on Form 10-K for 2003. (SEC File No.
333- 100029)

10.17 Intercompany Loan Agreement between The Allstate Corporation, Allstate
Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's
Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)

10.18 Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report
Form 10-K for 2007. (SEC File No. 000-31248)

10.19 Agreement for the Settlement of State and Local Tax Credits among
Allstate Insurance Company and certain affiliates effective January 1, 2007.
Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance
Company of New York's Current Report on Form 8-K filed February 21, 2008.
(SEC File No. 333-100029)

10.20 Administrative Agreement between Allstate Life Insurance Company,
Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate
Distributors, LLC effective September 1, 2011) and Allstate Life Insurance
Company of New York effective June 1, 1993. Incorporated herein by reference to
Exhibit 10.22 to Allstate Life Insurance Company of New York's Annual Report on
Form 10-K for 2008. (SEC File No. 333-100029)

10.21 Administrative Services Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, LLC (ALFS, Inc. merged with and into
Allstate Distributors, LLC effective September 1, 2011) effective January 1,
2002. Incorporated herein by reference to Exhibit 10.23 to Allstate Life
Insurance Company of New York's Annual Report on Form 10-K for 2008. (SEC File
No. 333-100029)

10.22 Assignment & Delegation of Administrative Services Agreements,
Underwriting Agreements, and Selling Agreements entered into on September 1,
2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life
Insurance Company of New York, Allstate Distributors, LLC, Charter National
Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial
Services, LLC and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report
on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.23 Voluntary Separation Agreement and Release by and between Allstate
Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company of New
York's Post-Effective Amendment No. 2 to Form S-1 filed on April 4, 2014 (File
No. 333-108370).

(11) None

(12) None

(15) Not Applicable.

(16) Letter re: change in certifying accountant. Not Applicable.

(21) Subsidiaries of the registrant. Not Applicable.

(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for Marcia D. Alazraki, Angela K. Fontana,
Mario Imbarrato, Wilford J. Kavanaugh, Harry R. Miller, Samuel H. Pilch,
John R. Raben, Jr., Phyllis Hill Slater, and Matthew E. Winter. Filed herewith.

(25) None

(26) None

(99)(a) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1
Registration Statement (File No. 033-47245) dated April 1, 1997.)

(99)(b) Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase

16(b) Financial statement schedules required by Regulation S-X (17 CFR
Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has
duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of
Illinois on the 1st day of April, 2015.

                              ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                                   (REGISTRANT)

                              By:             /s/ Angela K. Fontana
                                   ---------------------------------------------
                                   Angela K. Fontana, Director, Vice President,
                                   General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 1st day of April, 2015.

  */ Marcia D. Alazraki    Director
  -------------------------
  Marcia D. Alazraki

  /s/ Angela K. Fontana    Director
  -------------------------
  Angela K. Fontana

  */ Mario Imbarrato       Director and Chief Financial Officer
  -------------------------
  Mario Imbarrato

  */ Wilford J. Kavanaugh  Director
  -------------------------
  Wilford J. Kavanaugh

  */ Harry R. Miller       Director
  -------------------------
  Harry R. Miller

  */ Samuel H. Pilch       Director and Controller
  -------------------------
  Samuel H. Pilch

  */ John R. Raben, Jr.    Director
  -------------------------
  John R. Raben, Jr.

  */ Phyllis H. Slater     Director
  -------------------------
  Phyllis H. Slater

  */ Matthew E. Winter     Director and Chief Executive Officer
  -------------------------
  Matthew E. Winter

* By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

                                 EXHIBIT LIST

(3)(i) Amended and Restated Charter of Allstate Life Insurance Company of New
York dated June 22, 2010.

(3)(ii) Amended and Restated By-Laws of Allstate Life Insurance Company of New
York dated June 22, 2010.

(5)(j) Opinion of General Counsel Re: Legality.

(23) Consent of Independent Registered Public Accounting Firm.

(24) Powers of Attorney for Marcia D. Alazraki, Angela K. Fontana,
Mario Imbarrato, Wilford J. Kavanaugh, Harry R. Miller, Samuel H. Pilch,
John R. Raben, Jr., Phyllis Hill Slater and Matthew E. Winter.

(99)(b) Experts

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase